Exhibit 10.22e

AMENDMENT NO. 5 TO AMENDED AND RESTATED CREDIT AGREEMENT AND LOAN PAPERS

This AMENDMENT NO. 5 TO AMENDED AND RESTATED CREDIT AGREEMENT AND LOAN PAPERS (this “Amendment”), dated as of May 23, 2025, is entered into by and among MONRO, INC., a New York Corporation (“Borrower”), the several financial institutions party hereto as Lenders, CITIZENS BANK, N.A., as Administrative Agent for itself and the other Lenders (the “Administrative Agent”), Bank of America, N.A., JPMorgan Chase Bank, N.A., and Keybank National Association, as Co-Syndication Agents and Truist Bank (formerly known as Branch Banking and Trust Company), TD Bank, N.A. and Wells Fargo Bank, National Association, as Co-Documentation Agents, as well as MNRO Service Holdings, LLC, a Delaware limited liability company, MNRO Holdings, LLC, a Delaware limited liability company, CAR-X, LLC, a Delaware limited liability company, and MONRO SERVICE CORPORATION, a Delaware corporation (each a “Guarantor” and collectively the “Guarantors”). Unless otherwise defined herein, all capitalized terms used herein shall have the meanings ascribed to them in the Credit Agreement.

RECITALS

WHEREAS, Borrower, Lenders, Administrative Agent, as well as the Co-Syndication Agents and Co-Documentation Agents referred to above are parties to that certain Amended and Restated Credit Agreement dated as of April 25, 2019, as amended by that certain Amendment No. 1 to Amended and Restated Credit Agreement dated as of June 11, 2020, that certain Amendment No. 2 to Amended and Restated Credit Agreement dated as of October 5, 2021, that certain Amendment No. 3 to Amended and Restated Credit Agreement and Loan Papers dated as of November 10, 2022 and that certain Amendment No. 4 to Amended and Restated Credit Agreement and Loan Papers dated as of May 23, 2024 (as amended or modified from time to time, the “Credit Agreement”).

WHEREAS, Borrower has requested that the Credit Agreement be modified as provided herein.

WHEREAS, Administrative Agent has advised Borrower that the Majority Lenders are willing to agree to its request on the terms and subject to the conditions set forth in this Amendment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

1.Amendments to Credit Agreement.  Subject to and upon the satisfaction of the conditions set forth in Section 3 of this Amendment:

(a)Credit Agreement.  The Credit Agreement is hereby amended as of the date hereof as set forth in Exhibit A attached to this Amendment to delete the stricken text (in each case, indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example:  double-underlined text).

(b)Schedule 1. Effective as of May 27, 2025 (being the effective date of the reduction in the Facility Committed Sum set forth in the Borrower’s irrevocable notice dated May 13, 2025 and sent in accordance with Section 2.5 of the Existing Credit Agreement), Schedule 1 of the Credit Agreement is restated by the Schedule 1 attached to this Amendment.

(c)Other Schedules.   Effective as of the date hereof, Schedules 7.12 and 7.21 are respectively restated by the corresponding Schedule 7.12 and 7.21 attached to this Amendment.

2.Amendments to Loan Papers.  All references to “this Agreement” in the Credit Agreement and to “the Credit Agreement” in the other Loan Papers shall be deemed to refer to the Credit Agreement as amended hereby. All references to the notice mailing address for the Borrower and other Companies shall refer to Monro, Inc., 295 Woodcliff Drive, Suite 202, Fairport, NY 14450.

3.Conditions to Effectiveness.  This Amendment shall be effective as of the date (the “Amendment Effective Date”) on which the following conditions precedent shall have been satisfied or waived:

(a)Administrative Agent shall have received an executed counterpart of this Amendment signed by Borrower, each Guarantor, the requisite Lenders,  and Administrative Agent; and

(b)Borrower shall have (A) paid to the Administrative Agent or other party the fees required to be paid by it on or before the effective date hereof, including any fees set forth in any applicable fee letter or engagement letter, and (B) paid or caused to be paid all reasonable fees and expenses of the Administrative Agent and of counsel to the Administrative Agent that have been invoiced on or prior to the effective date hereof that the Borrower would have to pay in accordance with the Credit Agreement.

Administrative Agent shall notify Borrower and Lenders of the effective date of this Amendment, and such notice shall be conclusive and binding.

4.Representations, Warranties and Covenants.   Borrower and each Guarantor hereby represents and warrants to and covenants and agrees with Administrative Agent and Lenders that:

(a)The representations and warranties set forth in the Loan Papers (except to the extent (i) that the representations and warranties speak to a specific date or refer to an earlier date, in which case they shall be true and correct in all material respects as of such specific or earlier date, or (ii) the facts on which such representations and warranties are based have been changed by transactions contemplated or permitted by the Credit Agreement) are true and correct in all material respects (except for any representation and warranty qualified by materiality, in which case each representation and warranty is true and correct in all respects) as of the date hereof and with the same effect as though made on and as of the date hereof.

(b)Assuming effectiveness of this Amendment, no Default or Potential Default now exists, or would exist as a result of this Amendment.

(c)(i)  The execution, delivery and performance by Borrower and each Guarantor, respectively, of this Amendment is within its organizational powers and have been duly authorized by all necessary action (corporate or otherwise) on the part of Borrower and each and each Guarantor, (ii) this Amendment is the legal, valid and binding obligation of Borrower and each Guarantor, enforceable against Borrower and each Guarantor in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity, and (iii) neither this Amendment nor the execution, delivery and performance by Borrower and each Guarantor hereof: (A) violate any provision of Borrower’s or each Guarantor’s charter,

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bylaws, certificate of formation, operating agreement or similar governing document, (B) violate any Material Agreements to which it is a party, other than violations which would not cause a Material Adverse Event, (C) do not result in the creation or imposition of any Lien (other than the Lender Liens) on any of its assets, or (D) violate any provision of Law or order of any Tribunal applicable to it, other than violations that individually or collectively are not a Material Adverse Event.

5.Effect; No Waiver; Reaffirmation; Release.

(a)Borrower and each Guarantor hereby (i) reaffirms and admits the validity and enforceability of the Loan Papers and all of its obligations thereunder and (ii) agrees and admits that it has no defenses (other than payment) to or offsets against any such obligation. Except as specifically set forth herein, the Credit Agreement and the other Loan Papers shall remain in full force and effect in accordance with their terms and are hereby ratified and confirmed.  The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any existing or future Default, whether known or unknown or any right, power or remedy of Administrative Agent or Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement, except as specifically set forth herein.

(b)Borrower and Guarantor hereby (i) reaffirms all of its agreements and obligations under the Security Documents, (ii) reaffirms that all Obligations of Borrower under or in connection with the Credit Agreement as modified hereby are “Obligations” as that term is defined in the Security Documents and (iii) reaffirms that all such Obligations continue to be secured by the Security Documents, which remain in full force and effect and are hereby ratified and confirmed.

(c)Release.  The Borrower and each Guarantor, and their respective subsidiaries, affiliates and the successors, assigns, heirs and representatives of each of the foregoing (collectively, the “Releasors”) hereby absolutely and unconditionally releases and forever discharges the Administrative Agent, in all capacities, whether as an agent, Lender or otherwise, and each Lender, and any and all participants, parent entities, subsidiary entities, affiliated entities, insurers, indemnitors, successors and assigns thereof, together with all of the present and former directors, officers, managers, agents, attorneys and employees of any of the foregoing (collectively, the “Released Parties”), from (x) any and all liabilities, obligations, duties, responsibilities, promises or indebtedness of any kind of the Released Parties to the Releasors or any of them except for the obligations of the Released Parties under the Loan Papers, and (y) any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any state or federal law or otherwise, which the Releasors or any of them has had, now have or have made claim to have against any such person for or by reason of any act, omission, event, contract, liability, indebtedness, claim, circumstance, matter of any kind, cause or thing known to the Borrower arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured, provided further that the Borrower and each Guarantor hereby represents and warrants that as of the date hereof to its knowledge no such claims, demands or causes or action exist.  For purposes of the release contained in this clause (d), any reference to any Releasor shall mean and include, as applicable, such Releasor’s successors and assigns, including, without limitation, any receiver, trustee or debtor-in-possession, acting on behalf of such person.  As to each and every claim released hereunder, Borrower and each Guarantor hereby represents that it has received the advice of legal counsel with regard to the releases contained herein and agrees to waive, to the extent permitted by law, any common law or statutory rule or principle that could affect the validity or scope or any other aspect of such release.

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(d)Special California Provisions. The Borrower and each Guarantor, with the advice of competent California counsel, by executing this Amendment and executing any other Loan Papers in connection herewith, freely, irrevocably and unconditionally:

(i)waives all rights of subrogation, reimbursement, indemnification and contribution and any other rights and defenses (other than payment) that are or may become available to the Borrower and each Guarantor by reason of Sections 2787 to 2855, inclusive, 2899 and 3433, of the California Civil Code;

(ii)agrees that the Borrower and each Guarantor will not assert any of the foregoing defenses (other than payment) in any action or proceeding which the Administrative Agent or any Lender may commence to enforce its rights under the Loan Papers;

(iii)acknowledges and agrees that the rights and defenses (other than payment) waived by the Borrower and each Guarantor hereunder include any right or defense (other than payment) that the Borrower or any Guarantor may have or be entitled to assert based upon or arising out of any one or more of the following: Sections 580a, 580b, 580d or 726 of the California Code of Civil Procedure or Sections 2809, 2810, 2819, 2839, 2845, 2847, 2848, 2849, 2850, 2899 and 3433 of the California Civil Code;

(iv)acknowledges and agrees that the Administrative Agent and Lenders are relying on this waiver in entering into this Amendment and other Loan Papers, and that this waiver is a material part of the consideration which the Administrative Agent and Lenders are receiving for making the loans to the Borrower evidenced by the Loan Papers; and

(v)acknowledges and agrees that the Borrower and each Guarantor intends the foregoing to be express waivers of each and every one of said specific rights and/or defenses (other than payment) as contemplated under California Civil Code Section 2856.

6.Miscellaneous.

(a)Borrower and each of the other Companies will take, and Borrower will cause the other Companies to take, all actions that may be required under the Loan Papers to effectuate the transactions contemplated hereby or to grant, preserve, protect or perfect the Liens created or intended to be created by the Security Documents or the validity or priority of any such Lien, all at the expense of Borrower.

(b)Subject to and in accordance with Section 8.7 of the Credit Agreement, the Borrower and each Guarantor shall pay Administrative Agent upon demand for all reasonable out-of-pocket expenses, including reasonable attorneys’ fees and expenses of Administrative Agent, incurred by Administrative Agent in connection with the preparation, negotiation and execution of this Amendment.

(c)The Laws (other than conflict-of-laws provisions) of the State of New York and of the United States of America govern the rights and duties of the parties to this Amendment and the validity, construction, enforcement, and interpretation of this Amendment.

(d)This Amendment shall be binding upon Borrower, Administrative Agent and Lenders and their respective successors and assigns, and shall inure to the benefit of Borrower, Administrative Agent and Lenders and the respective successors and assigns of Administrative Agent and Lenders.

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(e)This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  Delivery of an executed signature page counterpart hereof by telecopy, emailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart hereof. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include electronic signatures, the electronic association of signatures and records on electronic platforms,  deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, any other similar state laws based on the Uniform Electronic Transactions Act or the Uniform Commercial Code, each as amended, and the parties hereto hereby waive any objection to the contrary, provided that (x) nothing herein shall require the Administrative Agent to accept electronic signature counterparts in any form or format and (y) the Administrative Agent reserves the right to require, at any time and at its sole discretion, the delivery of manually executed counterpart signature pages to this Amendment or any document signed in connection with this Amendment and the parties hereto agree to promptly deliver such manually executed counterpart signature pages.

[Signature pages follow.]

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AS EVIDENCE of the agreement by the parties hereto to the terms and conditions herein contained, each such party has caused this Amendment to be executed on its behalf.

MONRO, INC., as Borrower

By:    /s/Brian J. D’Ambrosia

Name: Brian J. D’Ambrosia

Title: Executive Vice President - Finance, Chief Financial Officer, and Treasurer

CAR-X, LLC,  as a Guarantor

By:  /s/ Maureen E. Mulholland

Maureen E. Mulholland, Secretary

MONRO SERVICE CORPORATION,  as a Guarantor

By: /s/Brian J. D’Ambrosia

Brian J. D’Ambrosia, Secretary

MNRO HOLDINGS, LLC,  as a Guarantor

By: _/s/ Maureen E. Mulholland

Maureen E. Mulholland, Secretary

MNRO SERVICE HOLDINGS, LLC,  as a Guarantor

By: /s/ Maureen E. Mulholland

Maureen E. Mulholland, Secretary

CITIZENS BANK, N.A.,

as Administrative Agent and a Lender

By: /s/ Michael K. Makaitis

Name:  Michael K. Makaitis

Title: Senior Vice President

BANK OF AMERICA, N.A.,

as Co-Syndication Agent and a Lender

By:  /s/ Matt Smith

Name: Matt Smith

Title:    Senior Vice President

JPMORGAN CHASE BANK, N.A.,

as Co-Syndication Agent and a Lender

By: /s/ Scott Downs

Name: Scott Downs

Title: Vice President

KEYBANK NATIONAL ASSOCIATION,

as Co-Syndication Agent and a Lender

By:    /s/ Peter Leonard

Name: Peter Leonard

Title:   Senior Vice President

TRUIST BANK (formerly known as Branch Banking and Trust Company),

as Co-Documentation Agent and a Lender

By: /s/ Lisa Garling

Name: Lisa Garling

Title: Director

TD BANK, N.A.,

as Co-Documentation Agent and a Lender

By: /s/ Nicholas Rizzo

Name: Nicholas Rizzo

Title: Vice President

7

WELLS FARGO BANK, N.A.,

as Lender

By: /s/ Karla Kaplan

Name: Karla Kaplan

Title: Managing Director

8

CITY NATIONAL BANK

As a Lender

By:  /s/ Karl Benziger

Name: Karl Benziger

Title: Vice President

9

Exhibit A

[See attached]

10

AMENDED AND RESTATED CREDIT AGREEMENT

Among

MONRO, INC.,

Borrower

CITIZENS BANK, N.A.,

Administrative Agent

BANK OF AMERICA, N.A.,

JPMORGAN CHASE BANK, N.A.,

AND

KEYBANK NATIONAL ASSOCIATION,

Co-Syndication Agents

TRUIST BANK~~BRANCH BANKING & TRUST COMPANY~~,

TD BANK, N.A.

AND

WELLS FARGO BANK, NATIONAL ASSOCIATION,

Co-Documentation Agents

and

THE LENDERS NAMED HEREIN,

Lenders

SENIOR SECURED CREDIT FACILITY

CITIZENS BANK, N.A.,

JPMORGAN CHASE BANK, N.A.,

KEYBANC CAPITAL MARKETS, INC.

AND

MERRILL LYNCH, PIERCE, FENNER & SMITH, INC.

Joint Lead Arrangers and Bookrunners

APRIL 25, 2019

11

TABLE OF CONTENTS
			Page

SECTION 1. DEFINITIONS AND TERMS			2
1.1	Definitions. As used in the Loan Papers		2
1.2	Number and Gender of Words		32
1.3	Accounting Principles		32
1.4	Interest	34	~~33~~
1.6	Obligations	34	~~33~~
1.5	Divisions	34	~~33~~

SECTION 2. COMMITMENT		34	~~33~~
2.1	The Facility	34	~~33~~
2.2	Borrowing Procedure		34
2.3	LC Subfacility	36	~~35~~
2.4	Swing Line Subfacility	39	~~38~~
2.5	Termination		40
2.6	Optional Increase in Facility Committed Sum		40

SECTION 3. TERMS OF PAYMENT			41
3.1	Notes and Payments		41
3.2	Interest and Principal Payments	42	~~41~~
3.3	Interest Options		43
3.4	Quotation of Rates	44	~~43~~
3.5	Default Rate	44	~~43~~
3.6	Interest Recapture	44	~~43~~
3.7	Interest Calculations	44	~~43~~
3.8	Maximum Rate	45	~~44~~
3.9	Reserved	45	~~44~~
3.10	Conversions	45	~~44~~
3.11	Order of Application		45
3.12	Sharing of Payments, Etc	46	~~45~~
3.13	Offset	46	~~45~~
3.14	Booking Borrowings		46
3.15	Alternate Rate of Interest		46
3.16	Additional Costs	49	~~48~~
3.17	Illegality	50	~~49~~
3.18	Funding Loss		50
3.19	Foreign Lenders		50
3.20	Defaulting Lenders	52	~~51~~
3.21	Assignment of Committed Sums Under Certain Circumstances	54	~~53~~
3.22	Matters Applicable to All Requests for Compensation	55	~~54~~

SECTION 4. FEES		55	~~54~~

1

4.1	Treatment of Fees	55	~~54~~
4.2	LC Fees	55	~~54~~
4.3	Facility Commitment Fee	56	~~55~~
4.4	Other Fees	56	~~55~~

SECTION 5. SECURITY		56	~~55~~
5.1	Collateral	56	~~55~~
5.2	Additional Security and Guaranties	56	~~55~~
5.3	Financing Statements	56	~~55~~

SECTION 6. CONDITIONS PRECEDENT		56	~~55~~
6.1	Initial Borrowing	56	~~55~~
6.2	All Borrowings or LCs	59	~~58~~
6.3	Materiality of Conditions	59	~~58~~
6.4	Waiver	59	~~58~~

SECTION 7. REPRESENTATION AND WARRANTIES		59	~~58~~
7.1	Purpose of Credit Facility	59	~~58~~
7.2	Corporate Existence, Good Standing, Authority, and Compliance	60	~~59~~
7.3	Subsidiaries	60	~~59~~
7.4	Authorization and Contravention	60	~~59~~
7.5	Binding Effect	60	~~59~~
7.6	Financial Statements; Fiscal Year	61	~~60~~
7.7	Litigation	61	~~60~~
7.8	Taxes	61	~~60~~
7.9	Environmental Matters	61	~~60~~
7.10	Employee Plans	62	~~61~~
7.11	Properties; Liens	62	~~61~~
7.12	Location; Real Estate Interests	62	~~61~~
7.13	Government Regulations	62	~~61~~
7.14	Transactions with Affiliates	62	~~61~~
7.15	Debt	62	~~61~~
7.16	Material Agreements		62
7.17	Insurance	63	~~62~~
7.18	Labor Matters	63	~~62~~
7.19	Solvency	63	~~62~~
7.20	Trade Names	63	~~62~~
7.21	Intellectual Property	63	~~62~~
7.22	Full Disclosure		63
7.23	Sanctions Concerns; Anti-Terrorism Laws; Anti-Corruption Laws	64	~~63~~

2

SECTION 8. AFFIRMATIVE COVENANTS		64	~~63~~
8.1	Items to be Furnished		64
8.2	Use of Proceeds	66	~~65~~
8.3	Books and Records	66	~~65~~
8.4	Inspections	66	~~65~~
8.5	Taxes	66	~~65~~
8.6	Payment of Obligations		66
8.7	Expenses	67	~~66~~
8.8	Maintenance of Existence, Assets, and Business	67	~~66~~
8.9	Insurance	67	~~66~~
8.10	Preservation and Protection of Rights	68	~~67~~
8.11	Environmental Laws	68	~~67~~
8.12	Subsidiaries	68	~~67~~
8.13	Indemnification	69	~~68~~
8.14	Further Assurances	70	~~69~~
8.15	Change of Control	70	~~69~~
8.16	Sanctions Concerns; Anti-Terrorism Laws and Anti-Corruption Laws	70	~~69~~
8.17	Waiver of Consequential Damages, Etc	70	~~69~~

SECTION 9 NEGATIVE COVENANTS		70	~~69~~
9.1	Taxes	70	~~69~~
9.2	Payment of Obligations		70
9.3	Employee Plans	71	~~70~~
9.4	Debt and Debt Instruments	71	~~70~~
9.5	Liens and Limitation on Certain Restrictive Agreements	71	~~70~~
9.6	Transactions with Affiliates		71
9.7	Compliance with Laws and Documents	72	~~71~~
9.8	Loans, Advances, Acquisitions and Investments	72	~~71~~
9.9	Dividends and Distributions	73	~~72~~
9.10	Sale of Assets	74	~~73~~
9.11	Mergers and Dissolutions	75	~~74~~
9.12	Assignment	76	~~75~~
9.13	Fiscal Year and Accounting Methods	76	~~75~~
9.14	New Businesses	76	~~75~~
9.15	Government Regulations	76	~~75~~
9.16	Leases; Sale-Leasebacks; Tax Leases	76	~~75~~
9.17	Subsidiaries	76	~~75~~

SECTION 10. FINANCIAL COVENANTS		76	~~75~~

3

SECTION 11. DEFAULT		77	~~76~~
11.1	Payment of Obligation	77	~~76~~
11.2	Covenants	77	~~76~~
11.3	Debtor Relief	77	~~76~~
11.4	Judgments and Attachments	78	~~76~~
11.5	Government Action	78	~~77~~
11.6	Misrepresentation	78	~~77~~
11.7	Change of Control	78	~~77~~
11.8	Default Under Other Agreements	78	~~77~~
11.9	LCs	78	~~77~~
11.10	Validity and Enforceability of Loan Papers	78	~~77~~
11.11	Employee Benefit Plans	79	~~78~~

SECTION 12.1 RIGHTS ANF REMEDIES		79	~~78~~
12.1	Remedies Upon Default	79	~~78~~
12.2	Company Waivers	79	~~78~~
12.3	Performance by Administrative Agent	80	~~79~~
12.4	Not in Control	80	~~79~~
12.5	Course of Dealing	80	~~79~~
12.6	Cumulative Rights	80	~~79~~
12.7	Application of Proceeds	80	~~79~~
12.8	Diminution in Value of Collateral	80	~~79~~
12.9	Certain Proceedings	81	~~79~~

SECTION 13. AGREEMENT AMONG LENDERS		81	~~80~~
13.1	Administrative Agent	81	~~80~~
13.2	Expenses	83	~~82~~
13.3	Proportionate Absorption of Losses	83	~~82~~
13.4	Delegation of Duties; Reliance	83	~~82~~
13.5	Limitation of Administrative Agent’s Liability	83	~~82~~
13.6	Delegation of Duties by Administrative Agent	85	~~83~~
13.7	Default; Collateral	85	~~84~~
13.8	Limitation of Liability	86	~~84~~
13.9	Relationship of Lenders	86	~~85~~
13.10	Other Agents	86	~~85~~
13.11	Collateral Matters	86	~~85~~
13.12	No Reliance on Administrative Agent’s Customer Identification Program	87	~~86~~
13.13	USA Patriot Act	87	~~86~~
13.14	Credit Bidding	87	~~86~~

4

13.15	Benefits of Agreement	87	~~86~~
13.16	Compliance with Flood Insurance Laws	88	~~87~~
13.17	Cash Management Obligations and Hedging Obligations	88	~~87~~

SECTION 14. MISCELLANEOUS		91	~~90~~
14.1	Headings	91	~~90~~
14.2	Nonbusiness Days; Time	91	~~90~~
14.3	Communications	91	~~90~~
14.4	Form and Number of Documents	94	~~93~~
14.5	Exceptions to Covenants	94	~~93~~
14.6	Survival	94	~~93~~
14.7	Governing Law	94	~~93~~
14.8	Invalid Provisions	94	~~93~~
14.9	Venue; Service of Process; Jury Trial	94	~~93~~
14.10	Amendments, Consents, Conflicts, and Waivers	95	~~94~~
14.11	Multiple Counterparts	96	~~95~~
14.12	Successors and Assigns; Participations	96	~~95~~
14.13	Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances	98	~~97~~
14.14	Confidentiality	99	~~97~~
14.15	Entirety	99	~~98~~
14.16	Government Regulations; USA Patriot Act	99	~~98~~
14.17	No Advisory or Fiduciary Responsibility	100	~~99~~
14.18	California	100	~~99~~
14.19	Acknowledgement and Consent to Bail-In of Affected Financial Institutions	100	~~99~~
14.20	Certain ERISA Matters	101	~~100~~
14.21	Acknowledgement Regarding Any Supported QFCs	103	~~102~~

5

SCHEDULES AND EXHIBITS

Schedule 1	Parties, Addresses, Committed Sums and Wiring Information
Schedule 7.2	Jurisdictions of Incorporation and Business
Schedule 7.3	Corporate Structure
Schedule 7.7	Litigation
Schedule 7.9	Environmental Matters
Schedule 7.11	Liens
Schedule 7.12	Chief Executive Office, Location of Material Assets and Real Estate Interests
Schedule 7.14	Transactions with Affiliates
Schedule 7.16	Material Agreements
Schedule 7.20	Trade Names
Schedule 7.21	Intellectual Property
Schedule 9.10	Existing Sale\Leaseback Properties

Exhibit A	Facility Note
Exhibit B	Swing Line Note
Exhibit C	LC Request
Exhibit D	Borrowing Request
Exhibit E	Conversion Request
Exhibit F	Compliance Certificate
Exhibit G	Assignment Agreement
Exhibit H	Form of Guaranty
Exhibit I	Form of Secured Obligation Designation Notice

6

AMENDED AND RESTATED CREDIT AGREEMENT

This AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of April 25, 2019, (the “Effective Date”) among Monro, Inc., a New York corporation (“Borrower”), Lenders (defined below), Citizens Bank, N.A., as Administrative Agent for itself and the other Lenders, Bank of America, N.A., JPMorgan Chase Bank, N.A., and Keybank National Association, as Co-Syndication Agents and Truist Bank~~Branch Banking & Trust Company~~, TD Bank, N.A. and Wells Fargo Bank, National Association, as Co-Documentation Agents.

RECITALS

WHEREAS, the Borrower and various other financial institutions, and Citizens Bank, N.A., as Administrative Agent for itself and such other financial institutions entered into a Credit Agreement (as amended, modified and supplemented through the date hereof, the “Existing Credit Agreement”) on January 25, 2016 (the “Initial Closing Date”).  This Amended and Restated Credit Agreement is being entered into for the purpose of, among other things, amending and restating the Existing Credit Agreement; and

WHEREAS, the Lenders (as defined below) and Administrative Agent (as the lender of initial Swing Line Borrowings and the issuer of LCs, each as defined below) are willing, subject to the terms and conditions hereof, to make loans and advances to and extend certain credit accommodations to Borrower in relation to the senior secured revolving credit facility evidenced hereby in an initial aggregate principal amount of up to the Facility Committed Sum, as defined below~~$600,000,000~~ (the “Facility”), and the parties wish to amend and restate the Existing Credit Agreement and to provide for the terms and conditions upon which such loans, advances and credit accommodations shall be made.

NOW, THEREFORE, in consideration of the premises, mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged and confessed, the parties hereto agree as follows:

AMENDMENT & RESTATEMENT

As of the Effective Date, the Existing Credit Agreement shall be deemed amended and restated in its entirety as set forth in this Agreement.  The Obligations outstanding under the Existing Credit Agreement shall continue to be due and owing without defense, offset or counterclaim (other than defense of payment) and shall be and become for all purposes Obligations hereunder.  The Existing Credit Agreement and the other Loan Papers (as defined below) (and the liens and security interests granted pursuant thereto) shall remain in full force and effect and shall be ratified by this Agreement, and as applicable the other Loan Papers executed in connection herewith.  The amendment and restatement contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of, the indebtedness and other obligations and liabilities of Borrower evidenced by or arising under the Loan Papers, and the liens and security interests of Administrative Agent and Lenders securing such indebtedness and other obligations and liabilities, which shall not in any manner be impaired, limited, terminated, waived or released, but shall continue in full force and effect in favor of Administrative Agent for the benefit of itself and Lenders.

B.DEFINITIONS AND TERMS.

1.Definitions. As used in the Loan Papers:

“ABR” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) one-half of one percent (0.50%) in excess of the Federal Funds Effective Rate in effect on such day and (c) the Daily SOFR Rate on such day plus 1.00% per annum, provided that the ABR shall at no time be less than the Floor  If the Administrative Agent shall have determined (which determination shall be conclusive absent clearly manifest error) that it is unable to ascertain the Federal Funds Effective Rate or the Daily SOFR Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition of the term Federal Funds Effective Rate, the ABR shall be determined without regard to clause (b) or (c), as applicable, of the preceding sentence until the circumstances giving rise to such inability no longer exist.  Any change in the ABR due to a change in the Prime Rate, the Federal Funds Effective Rate or the Daily SOFR Rate, as applicable, shall be effective from and including the effective date of such change in the Prime Rate, the Federal Funds Effective Rate or the Daily SOFR Rate, as applicable, respectively.

“ABR Borrowing” means a Borrowing bearing interest at the sum of the ABR plus the Applicable Margin (or Applicable Margin - Covenant Relief Period during the Covenant Relief Period)~~plus, solely during the Covenant Relief Period, the Applicable Additional Margin~~.

“Accountants” mean PricewaterhouseCoopers, LLP or other firm of independent public accountants of nationally recognized standing retained by Borrower or any other firm acceptable to the Lenders.

“Acquired EBITDAR” means, with respect to any Acquired Entity or Business for any period, the historical EBITDAR of such Acquired Entity or Business for such period as certified by a Financial Officer of the Borrower, which historical EBITDAR shall be calculated in a manner consistent with the definition of EBITDAR herein and to be based on the most recent financial statements for such Acquired Entity or Business  available to the Borrower), provided that when such Acquired EBITDAR is included in EBITDAR it shall be on a Pro Forma Basis.

“Acquired Entity or Business” means, for any period, any Person, property, business or asset acquired by the Borrower or any of its Subsidiaries in an Acquisition permitted hereunder.

“Acquisition” means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (i) the acquisition or purchase by Borrower of assets, including without limitation, stock, partnership, securities, or other interest in any other Person; excluding however, assets purchased in the ordinary course of business which are budgeted as part of the Borrower’s annual capital expenditure budget, (ii) the acquisition or ownership of in excess of 50% of the Equity Interests of any Person, or (iii) the acquisition of another Person by a merger, consolidation, amalgamation, Division or any other combination with such Person.

“Adjusted Debt” means Funded Debt, plus the product of six (6) times Rental Payments.

“Administrative Agent” means Citizens Bank, N.A., and its successor or successors as administrative agent for Lenders under this Agreement.

“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.

“Affiliate” means, as to any Person, any other Person that, directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such Person or any Subsidiary of such Person. The term “control” (including the terms “controlled by” or “under common control with”) means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether as general partner, through ownership of a Control Percentage of such Person or the general partner of such Person, by contract or otherwise.

“Agreement” means this Amended and Restated Credit Agreement, as amended, restated, supplemented, or otherwise modified from time to time in accordance with Section 14.10.

“Anti-Terrorism Law” means the USA Patriot Act or any other law pertaining to the prevention of future acts of terrorism, in each case as such law may be amended from time to time.

~~“Applicable Additional Margin” means (a) during the Covenant Relief Period, 0.25% and (b) thereafter, 0.00%.~~

“Applicable Margin” means at all times during the applicable periods set forth below: (a) with respect to all SOFR Loans, the applicable percentage set forth below in the column entitled “Applicable Margin for SOFR Loans”; (b) with respect to all ABR Borrowings, the applicable percentage set forth below in the column entitled “Applicable Margin for ABR Borrowings”; and (c) with respect to the Commitment Fee, the applicable percentage set forth below in the column entitled “Applicable Margin for Commitment Fee.”

Period		Applicable Margin for
When AD Is greater than	And less than or equal to	SOFR Loans	ABR Borrowings	Commitment Fee
	2.50:1.00	0.75%	0.00%	0.125%
2.50:1.00	3.00:1.00	1.00%	0.00%	0.175%
3.00:1.00	3.50:1.00	1.25%	0.00%	0.225%
3.50:1.00	4.00:1.00	1.50%	0.00%	0.25%
4.00:1.00	4.50:1.00	1.75%	0.00%	0.30%
4.50:1.00		2.00%	0.00%	0.35%

Definition: “AD” is the abbreviation for Adjusted Debt/EBITDAR Ratio.

Adjusted Debt and EBITDAR are calculated for the most recently-completed Four Quarter Period and the ratio of Adjusted Debt to EBITDAR is calculated as of the last day of such Four Quarter Period. The Applicable Margin, as adjusted to reflect such calculations, shall become effective on the date of receipt by the Administrative Agent of the Compliance Certificate applicable to such Four Quarter Period. If Borrower fails to timely furnish to Administrative Agent the Current Financials and any related Compliance Certificate or, if for some other reason, a new Applicable Margin for a current period cannot be calculated, then the Applicable Margin in effect on the last day of the last Four Quarter Period for which the ratio of Adjusted Debt to EBITDAR was calculated shall remain in effect until a new Applicable Margin can be calculated, which new Applicable Margin shall become effective as provided in the immediately preceding sentence.

~~Notwithstanding the above, until Administrative Agent has received the Compliance Certificate applicable to the Four Quarter Period ending March 31, 2023, the Applicable Margin for (i) SOFR Loans shall be subject to a floor of 1.25%, and (ii) for Commitment Fees shall be subject to a floor of 0.225%.~~

“Applicable Margin – Covenant Relief Period” means at all times during the Covenant Relief Period: (a) with respect to all SOFR Loans, the applicable percentage set forth below in the column entitled “Applicable Margin – Covenant Relief Period for SOFR Loans”; (b) with respect to all ABR Borrowings, the applicable percentage set forth below in the column entitled “Applicable Margin – Covenant Relief Period for ABR Borrowings”; and (c) with respect to the Commitment Fee, the applicable percentage set forth below in the column entitled “Applicable Margin – Covenant Relief Period for Commitment Fee.”

Applicable Margin – Covenant Relief Period for
SOFR Loans	ABR Borrowings	Commitment Fee
2.25%	0.25%	0.35%

“Approved Fund” means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

“Arranger” means each of Citizens Bank, N.A., JPMorgan Chase Bank, N.A., Merrill Lynch, Pierce, Fenner & Smith, Inc. and Keybanc Capital Markets Inc., as a joint lead arranger and bookrunner.

“Availability” means, as of any date of determination, the difference between (a) the Facility amount and (b) the then outstanding Facility Commitment Usage.

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (x) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an Interest Period pursuant to this Credit Agreement or (y) otherwise, any tenor for such Benchmark or payment period for interest calculated with reference to such Benchmark (or component thereof), as applicable, that is or may be used for determining any frequency making payments of interest calculated with reference to such Benchmark pursuant to this Agreement, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 3.15(b).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.

“Bail-In Legislation” means, (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).

“Basel III” means the “International Convergence of Capital Measurement and Capital Standards, a Revised Framework” published by the Basel Committee on Banking Supervision in June 2004 in the form existing on the date hereof.

“Benchmark” means, initially, the Term SOFR Reference Rate;  provided that if a Benchmark Transition Event,  and its related Benchmark Replacement Date have occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 3.15(b). Any reference to “Benchmark” shall include, as applicable, the published component used in the calculation thereof.

“Benchmark Replacement” means, for any Available Tenor, the first alternative set forth in the order below that can be determined by the Administrative Agent for the applicable Benchmark Replacement Date:

(a)Daily Simple SOFR; or

(b)the sum of: (i) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (A) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (B) any evolving or then-prevailing market convention for determining a benchmark rate and an adjustment as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and (ii) the related Benchmark Replacement Adjustment.

If the Benchmark Replacement as determined pursuant to clause (a) or (b) above would be less than the Floor, such Benchmark Replacement will be deemed to be the Floor for the purposes of this Credit Agreement and the other Loan Papers.

“Benchmark Replacement Adjustment”    means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means a date and time determined by Administrative Agent, which date shall be no later than the earliest to occur of the following events with respect to the then-current Benchmark:

(c)in the case of clause (a) or (b) of the definition of “Benchmark Transition Event”, the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide all Available Tenors of such Benchmark (or such component thereof); or

(d)in the case of clause (c) of the definition of “Benchmark Transition Event”, the first date on which such Benchmark (or the published component used in the calculation thereof) has been determined and announced by or on behalf of the administrator of such Benchmark (or such component thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(1) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof);

(2) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide any Available Tenor of such Benchmark (or such component thereof); or

(3) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) or the regulatory supervisor for the administrator of such Benchmark (or such component thereof) announcing that all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a  public statement or publication of information set forth above has occurred with respect to each then-current Available  Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Unavailability Period” means the period  (if any) (x) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Paper in accordance with Section 3.15(b) and (y) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Paper in accordance with Section 3.15(b).

“Beneficial Ownership Certification” means, with respect to the Borrower, a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation, which certification shall be substantially similar in form and substance to the form of Certification Regarding Beneficial Owners of Legal Entity Customers published jointly, in May 2018, by the Loan Syndications and Trading Association and Securities Industry and Financial Markets Association or such other form reasonably satisfactory to the Administrative Agent.

“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Borrower” is defined in the preamble to this Agreement.

“Borrowing” means (without duplication) any amount disbursed by (a) one or more Lenders to or on behalf of Borrower under the Loan Papers, whether such amount constitutes an original disbursement of funds, the continuation of an amount outstanding under the Facility or under the Swing Line Subfacility or the financing of a LC reimbursement obligation under the Facility or (b) any Lender in accordance with, and to satisfy the obligations of any Company under, any Loan Paper.

“Borrowing Date” means for any Borrowing the date for which funds are requested by Borrower.

“Borrowing Request” means a request substantially in the form of the attached Exhibit D.

“BSA”  is defined in Section 14.16(a).

“Business Day” means any day other than a Saturday, Sunday or day on which banks in New York City, New York are authorized or required by law to close.

“CAPEX” means, for any Four Quarter Period, capital expenditures for fixed or capital assets that are required to be capitalized on a balance sheet prepared in accordance with GAAP minus the sum of (a) any net proceeds of sale/leasebacks permitted by Section 9.10 or 9.16, (b) (without duplication) any capital expenditures incurred for assets (i) purchased and then sold, transferred or otherwise disposed of pursuant to sale/leaseback facilities permitted pursuant to Section 9.10 or (ii) that are subject to a Capitalized Lease and (c) any net proceeds from any sales, transfers or other dispositions of any fixed assets permitted by Section 9.10 (other than the transaction described in clause (q) thereof).

“Capitalized Lease” means any lease for which the obligation for Rental Payments is required to be capitalized on a consolidated balance sheet of the lessee and its subsidiaries and classified as a finance lease in accordance with GAAP.

“Cash Equivalents” means (a) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed or insured by the United States Government of any agency thereof; (b) certificates of deposit, time deposits, corporate savings accounts overnight bank deposits, bankers acceptances and repurchase agreements of any commercial bank which has capital and surplus in excess of $100,000,000 having maturities of one year or less from the date of acquisition; (c) commercial paper of an issuer rated at least A-2 by Standard & Poor’s Ratings Group or P-2 by Moody’s Investors Service, Inc., or carrying an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments; (d) money market accounts or funds with or issued by Qualified Issuers; (e) repurchase obligations with a term of not more than 90 days for underlying securities of the types described in clause (a) above entered into with any bank meeting the qualifications specified in clause (b) above; and (f) demand deposit accounts maintained in the ordinary course of business with any bank, not in excess of $250,000 in the aggregate on deposit with any such bank or any other financial institution.

“Cash Management Obligations” means all obligations of the Borrower, any Guarantor or any Company in respect of any Cash Management Services provided to Borrower, any Guarantor or any Company (whether absolute or contingent and howsoever and whenever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor)) that are (a) owed to the Administrative Agent or any of its Affiliates, (b) owed on the Third Amendment Closing Date to a Person that is a Lender or an Affiliate of a Lender as of the Third Amendment Closing Date, (c) supply chain finance services (including trade payable services and supplier accounts receivable and drafts/bills of exchange purchases), or (d) owed to a Person that is a Lender or an Affiliate of a Lender at the time such obligations are incurred or becomes a Lender or an Affiliate of a Lender after it has incurred such obligations, provided that any such provider of Cash Management Services (other than the Administrative Agent or its Affiliates) executes and delivers a Secured Obligation Designation Notice to the Administrative Agent.

“Cash Management Services” means, collectively, (a) commercial debit or credit cards, merchant card processing and other services, purchase or debit cards, including non-card e-

payables services, (b) treasury management services (including cash pooling arrangements, controlled disbursement, netting, overdraft, lockbox and electronic or automatic clearing house fund transfer services, return items, sweep and interstate depository network services, foreign check clearing services), and (c) any other demand deposit or operating account relationships or other cash management services.

“Change in Law” means occurrence, after the Third Amendment Closing Date, of any of the following: (i) the adoption or taking effect of any law, rule, regulation or treaty, (ii) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (iii)  the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority or the compliance therewith by any Lender (or, for purposes of Section 3.16(a), by any lending office of such Lender or by any Person controlling such Lender, if any) with any request, guideline or directive (whether or not having the force of Law) of any Tribunal made or issued after the Third Amendment Closing Date; provided that, notwithstanding anything herein to the contrary, (x) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines and directives thereunder or issued in connection therewith and (y) all requests, rules, guidelines and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law”, regardless of the date enacted, adopted or issued.

“Change of Control” shall mean the occurrence of one or more of the following: (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of Section 13(d)(3) of the Securities Exchange Act), other than the Ownership Group, of (i) shares representing more than thirty-five percent (35%) of the Common Stock, issued and outstanding at any time or (ii) more than sixty percent (60%) of the Preferred Stock, issued and outstanding at any time; or (b) the occupancy of a majority of the seats (other than vacant seats) on the board of directors of Borrower or any Guarantor by persons who were neither (i) nominated by the board of directors of Borrower nor (ii) appointed by directors so nominated (for avoidance of any doubt, in the event that a Guarantor no longer exists due to a merger, consolidation, wind down, liquidation or dissolution pursuant to a transaction permitted under Section 9.11, it shall not be deemed a Change of Control hereunder).  As used in this definition of “Change of Control,” terms defined in the Securities Exchange Act of 1934 or the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof shall have the respective meanings ascribed to them therein.

“Closing Date” means April 25, 2019.

“Code”  means the Internal Revenue Code of 1986, as amended from time to time, and related rules and regulations promulgated thereunder by the Internal Revenue Service.

“Collateral”  means the “Collateral” as defined in the Security Agreement, together with any other collateral (whether Real Property or personal property) covered by any Security Document.

“Collateral Assignments” has the meaning specified in the Security Agreement.

“Commitment Fee” is defined in Section 4.3.

“Commitment Usage” means, at any time, for each Lender, its Facility Commitment Usage.

“Committed Sum” means, with respect to each Lender, the amount stated beside such Lender’s name for the Facility on Schedule 1 as most recently amended under this Agreement (which amount is subject to increase as provided in Section 2.6, to reduction and cancellation as provided in this Agreement, including, without limitation, the provisions of Section 2.5, and adjustment from time to time as a result of assignments to or from such Lender pursuant to Section 14.12).

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.

“Common Stock” means the Borrower’s common stock, $.01 par value per share.

“Company or Companies” means, at any time, Borrower and each of its Subsidiaries.

“Competitor” means any Person reasonably designated by Borrower as a direct competitor by written notice delivered to Administrative Agent; provided, that (i) in connection with any participation, the Participant with respect to such proposed participation that is an investment bank, a commercial bank, a finance company, a fund, or other Person which merely has an economic interest in any such direct competitor, and is not itself such a direct competitor of Borrower or its Subsidiaries, shall not be deemed to be a direct competitor for the purposes of this definition, and (ii) in connection with any assignment, the assignee with respect to such proposed assignment that is an investment bank, a commercial bank, a finance company, a fund, or other Person which merely is a lender to a direct competitor, and is not itself such a direct competitor of Borrower or its Subsidiaries, shall not be deemed to be a direct competitor for the purposes of this definition.

“Compliance Certificate” means a certificate substantially in the form of the attached Exhibit F and signed by a Responsible Officer.

“Conforming Changes” means, with respect to either the use or administration of the Benchmark, or any Benchmark Replacement, any technical, administrative or operational changes (including, for example and not by way of limitation or prescription, changes to the definition of “ABR,” the definition of “Business Day,” the definition of “Interest Period” or any similar or analogous definition, the definition of “Government Securities Business Day,” timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, notices, conversion or continuation notices, the applicability and length of lookback periods, the applicability of Section 3.18, and other technical, administrative or operational matters) that the Administrative Agent in consultation with the Borrower decides may be appropriate to reflect the adoption and implementation of any Benchmark Replacement or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent in consultation with the Borrower decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent in consultation with the Borrower decides is reasonably necessary in connection with the administration of this Credit Agreement and the other Loan Papers).

“Control Percentage” means, with respect to any Person (a) in the case of a corporation, the percentage of the outstanding capital stock of such Person having ordinary voting power which gives the direct or indirect holder of such stock the power to elect a majority of the Board of Directors of such Person and (b) in the case of a limited partnership, the percentage of the outstanding limited partnership interests of such Person which gives the direct or indirect holder of such limited partnership interests the power to remove the general partner or partners of such Person or to take actions reserved for the limited partners under the applicable limited partnership act.

“Conversion Request” means a request substantially in the form of the attached Exhibit E.

“Corresponding Tenor” with respect to any Available Tenor means, as applicable, either a tenor (including overnight) or an interest payment period having approximately the same length (disregarding business day adjustment) as such Available Tenor.

“Covenant Relief Period” means the period commencing May ~~22~~23, 2025~~4~~ and ending on earlier to occur of (i) the effective date that Borrower elects, in its sole discretion, by written notice to the Administrative Agent to voluntarily exit the covenant relief period, which such election can only be made one-time and shall be irrevocable, and (ii) the date that the Borrower delivers the applicable financial statements for the second ~~final~~ fiscal quarter in fiscal 2027~~2026~~.

“Current Financials” means, at any time, the consolidated Financial Statements of Borrower and its Subsidiaries most recently delivered to Administrative Agent under Sections 8.1(a) or 8.1(b), as the case may be.

“Daily Simple SOFR” means, for any day, a rate per annum equal to the greater of (a) the sum of (i) SOFR, with the conventions for this rate (which will include a lookback) being established by the Administrative Agent in accordance with the conventions for this rate selected or recommended by the Relevant Governmental Body for determining “Daily Simple SOFR” for syndicated business loans; provided, that if the Administrative Agent decides that any such convention is not administratively feasible  for the Administrative  Agent, then the Administrative  Agent may establish another convention in its reasonable discretion, plus (ii) the Daily Simple SOFR Adjustment, and (b) the Floor.

“Daily Simple SOFR Adjustment” means 0.10%.

“Daily SOFR Rate” means, for any day, a rate per annum equal to Term SOFR in effect on such day for a one-month Interest Period (subject to the Floor referred to in the definition of “Term SOFR”).

“Debt” means (without duplication), for any Person, (a) indebtedness of such Person for borrowed money; (b) obligations of such Person evidenced by bonds, debentures, notes, or other similar instruments; (c) obligations of such Person to pay the deferred purchase price of property or services; (d) reimbursement obligations in respect of bonds or letters of credit; (e) obligations of such Person under direct or indirect guaranties in respect of, and obligations (contingent or otherwise) of such Person to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness of others of the kinds referred to in clauses (a) through (d) above; (f) earnout or similar purchase price adjustments to the extent the obligation with respect thereto has become a liability on the balance sheet of such Person; and (g) indebtedness of others of the kinds referred to in clauses (a) through (f) secured by any Lien on or in respect of any property of such Person whether or not assumed by such Person; provided, however, that all trade accounts payable and accrued expenses incurred in the ordinary course of business of such Person shall be excluded from the foregoing.

“Debtor Relief Laws” means Title 11 of the United States Code and all other applicable state or federal liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, suspension of payments or similar Laws affecting creditors’ Rights in effect from time to time.

“Default”  is defined in Section 11.

“Default Rate” means for each Borrowing, an annual rate of interest equal from day to day to the lesser of (a) the applicable interest rate for such Borrowing plus 2% and (b) the Maximum Rate.

“Defaulting Lender” means any Lender that has (a) failed to fund any portion of Borrowings or participations in any LC within one (1) Business Day of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) notified Borrower, Administrative Agent or any Lender in writing that it does not intend to comply with any of its funding obligations under this Agreement or has made a public statement to the effect that it does not intend to comply with its funding obligations under this Agreement or under any other agreement in which it commits to extend credit (unless such writing or public statement relates to such Lender’s obligation to fund a Loan hereunder and states that such position is based on such Lender’s determination that a condition precedent to funding (which condition precedent, together with any applicable default, shall be specifically identified in such writing or public statement) cannot be satisfied), (c) failed, within one (1) Business Day after a request by Administrative Agent to confirm that it will comply with the terms of this Agreement relating to its obligations to fund prospective Borrowings and participations in then outstanding LCs and Swing Line Borrowings, (d) otherwise failed to pay over to Administrative Agent or any other Lender any other amount required to be paid by it hereunder within one (1) Business Day of the date when due, (e) as reasonably determined by the Administrative Agent, become or is insolvent or has a parent company that has become or is insolvent or become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or has indicated its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or has indicated its consent to, approval of or acquiescence in any such proceeding or appointment, or (f) has, or has a direct or indirect holding company that has become the subject of a Bail-In Action; provided that a Lender shall not qualify as a Defaulting Lender solely as a result of the acquisition or maintenance of an ownership interest in such Lender or its parent company, or to the exercise of control over such Lender or any Person controlling such Lender, by a governmental authority or instrumentality thereof.

“Designated Jurisdiction” means any country, territory or region to the extent that such country or territory is the subject of any Sanction (which as of the Third Amendment Closing Date, includes the so-called Donetsk People’s Republic, the so-called Luhansk People’s Republic, the Crimea Region of Ukraine, Cuba, Iran, North Korea and Syria).

“Disposed EBITDAR” means, with respect to any Sold Entity or Business for any period, the historical EBITDAR of such Sold Entity or Business for such period as certified by a Financial Officer of the Borrower, which historical EBITDAR shall be calculated in a manner consistent with the definition of EBITDAR herein and to be based on financial statements for such

Sold Entity or Business prepared in accordance with GAAP (subject to the absence of footnote disclosures and year-end audit adjustments with respect to financial statements that are not annual audited financial statements), provided that when such Disposed EBITDAR is excluded from EBITDAR it shall be on a Pro Forma Basis.

“Disposition” means, with respect to any Person, the sale, transfer, license, lease or other disposition (including by way of Division, any sale leaseback and any sale or issuance of Equity Interests including by way of a merger) by such Person to any other Person, with or without recourse, of (a) any notes or accounts receivable or any rights and claims associated therewith, (b) any Equity Interests of any Subsidiary (other than directors’ qualifying shares), or (c) any other assets, provided,  however, that none of the following shall constitute a Disposition:  (i) any sale, transfer, license, lease or other disposition by (A) a Borrower or Guarantor to another Borrower or Guarantor or (B) a Subsidiary that is not a Borrower or Guarantor to another Subsidiary that is not a Borrower or Guarantor, in each case, on terms which are no less favorable than are obtainable from any Person which is not one of its Affiliates, (ii) the collection of accounts receivable and other obligations in the ordinary course of business, (iii) sales of inventory in the ordinary course of business, and (iv) dispositions of substantially worn out, damaged, uneconomical, surplus or obsolete equipment, equipment that is no longer useful in the business of the Borrower or its Subsidiaries.  Each of the terms “Dispose” and “Disposed” when used as a verb shall have an analogous meaning.

“Distribution” means, with respect to any shares of any capital stock or other equity securities or other interests issued by a Person, (a) the retirement, redemption, purchase, or other acquisition for value of those securities by such Person; (b) the declaration or payment of any dividend on or with respect to those securities by such Person (except distributions in the form of such securities); (c) any loan or advance by that Person to, or other investment by that Person in, the holder of any of those securities; and (d) any other payment by that Person with respect to those securities.

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons, whether pursuant to a “plan of division” or similar arrangement pursuant to Section 18-217 of the Delaware Limited Liability Company Act or any similar provision under the laws of any other applicable jurisdiction and pursuant to which the Dividing Person may or may not survive.

“Dollars” and “$”  means lawful money of the United States of America.

“Domestic Foreign Holding Company” means a Domestic Subsidiary of any Company (i) that owns one or more Foreign Subsidiaries that are “Controlled Foreign Corporations” under Section 956 of the Code, (ii) substantially all of the assets of which consist of such Equity Interests and (iii) that has no purpose other than serving as a holding company for the ownership of such Equity Interests.

“Domestic Subsidiary” means any Subsidiary incorporated, organized or otherwise formed under the laws of the United States, any state thereof or the District of Columbia.

“EBITDAR” means, as determined, on a rolling twelve month basis and in respect of any Person the sum of (a) the Net Income of such Person, plus (b) the interest expense of such Person for such period as determined in accordance with GAAP and as such item is reported on such Person’s financial statements, plus (c) the income tax expense of such Person for such period, plus (d) the amount reported as the depreciation of the assets of such Person for such period, computed in accordance with GAAP, and as such item is used in the computation of such Person’s Net Income for such period, plus (e) the amount reported as the amortization of intangibles for such Person for such period, computed in accordance with GAAP, and as such item is used in the computation of such Person’s Net Income for such period, minus (f) Rental Payments related to Capitalized Leases, plus (g) Rental Payments, plus (h) to the extent deducted in the calculation of Net Income, (I) non-cash impairment, non-cash losses, and other non-cash charges in relation to any Sold Entity or Business and/or store closures, reconfiguration and/or consolidation (including any costs, losses and charges that relate to the write-down or write-off of Inventory related thereto) and (II) any non-cash store tangible asset impairment charges whether they are associated with store closures or not, plus (i) to the extent deducted in the calculation of Net Income, ~~all cash costs, expenses, losses and other charges and lease payments in relation to any~~ (A) all cash expenses and losses in relation to any Sold Entity or Business and/or store closures, reconfiguration and/or consolidation, (B) all cash expenses and losses in relation to any monitoring, consulting, transaction or advisory fees (including termination fees) and (C) cash expenses and costs attributable to corporate restructurings, provided that (A), (B) and (C) shall be subject to an aggregate shared cap in the applicable testing period equal to twenty percent (20%) times EBITDA for such period (calculated after giving effect to such adjustment) (with EBITDA being the EBITDAR for such period but recalculated to disregard and exclude any adjustment pursuant to clauses (f) and (g) of this definition of EBITDAR~~less the sum of the amounts included in relation to clauses (f) and (g) of this definition~~) (provided that such 20% figure shall reduce to 15% (and continue to be calculated after giving effect to such adjustment) beginning with the first fiscal quarter of fiscal 2027); plus (j) to the extent deducted in the calculation of Net Income, non-cash expenses associated with goodwill or intangible assets impairment, minus (k~~j~~) to the extent included in the calculation of Net Income, all non-cash gains in relation to any Sold Entity or Business and/or store closures, reconfiguration and/or consolidation; minus (l~~k~~) to the extent included in the calculation of Net Income, all cash gains in relation to any Sold Entity or Business and/or store closures, reconfiguration and/or consolidation subject to a cap in the applicable testing period equal to twenty percent (20%) times EBITDA for such period (calculated after giving effect to such adjustment) (with EBITDA being the EBITDAR for such period but recalculated to disregard and exclude any adjustment pursuant to clauses (f) and (g) of this definition of EBITDAR~~less the sum of the amounts included in relation to clauses (f) and (g) of this definition~~) (provided that such 20% figure shall reduce to 15% (and continue to be calculated after giving effect to such adjustment) beginning with the first fiscal quarter of fiscal 2027); provided further than when determining EBITDAR under this Agreement (including, without limitation, Sections 9.8, 9.9 and 10), to the extent applicable and without duplication, EBITDAR shall (I) include the Acquired EBITDAR of any Acquired Entity or Business on a Pro Forma Basis and (II) exclude the Disposed EBITDAR of any Sold Entity or Business on a Pro Forma Basis, in each case for twelve months following the consummation of the applicable transaction.

“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country that is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country that is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country that is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.

“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.

“Effective Date” is defined in the Preamble to this Agreement.

“Employee Plan” means an employee pension benefit plan covered by Title IV of ERISA and established or maintained by any Company.

“Environmental Law” means any Law that relates to the pollution or protection of the environment or to Hazardous Substances.

“Equity Interest” means with respect to any Person, any and all shares, interests, participations or other equivalents, including membership interests (however designated, whether voting or non-voting) of equity of such Person, including, if such Person is a partnership, partnership interests (whether general or limited) or any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership, but in no event will “Equity Interest” include any debt securities convertible or exchangeable into equity unless and until actually converted or exchanged.

“Equity Pledge Agreement” means (i) that certain Equity Pledge Agreement executed by the Borrower in favor of the Administrative Agent dated as of Initial Closing Date, (ii) that certain Equity Pledge Agreement executed by Monro Service Corporation in favor of the Administrative Agent dated as of Effective Date, and (iii) any other Equity Pledge Agreement entered into in accordance herewith by the Borrower or any Subsidiary, as amended, supplemented, modified or restated from time to time.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and related rules and regulations.

“Erroneous Payment” has the meaning assigned to such term in Section 13.18(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to such term in Section 13.18(d).

“Erroneous Payment Impacted Class” has the meaning assigned to such term in Section 13.18(d).

“Erroneous Payment Return Deficiency” has the meaning assigned to such term in Section 13.18(d).

“Erroneous Payment Subrogation Rights” has the meaning assigned to such term in Section 13.18(d).

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor person), as in effect from time to time.

“Excluded Domestic Subsidiary” means (i) any direct or indirect Domestic Subsidiary of a Foreign Subsidiary that is a “Controlled Foreign Corporation” under Section 956 of the Code, (ii) any Domestic Subsidiary in which the Borrower or any of its Subsidiaries does not hold a majority of the issued and outstanding Equity Interests, and (iii) any Domestic Foreign Holding Company.

“Excluded Hedging Obligation” means with respect to any Guarantor, any Guaranty Swap Obligation if, and to the extent that, all or a portion of the guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Guaranty Swap Obligation (or any guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Guarantor’s failure for any reason not to constitute an “eligible contract participant” as defined in the Commodity Exchange Act and the regulations thereunder at the time the guarantee of such Guarantor or the grant of such security interest becomes effective with respect to such Guaranty Swap Obligation. If a Guaranty Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Guaranty Swap Obligation that is attributable to swaps for which such guarantee or security interest is or becomes illegal.

“Excluded Subsidiary” means (i) any Foreign Subsidiary, so long as such entity continues to be a Foreign Subsidiary that is a “Controlled Foreign Corporation” under Section 956 of the Code, (ii) any direct or indirect Foreign Subsidiary of any Subsidiary described in clause (i) above and (iii) any Excluded Domestic Subsidiary.

“Existing Credit Agreement” is defined in the recitals to this Agreement.

“Facility” is defined in the recitals to this Agreement.

“Facility Commitment Usage” means, at any time, the sum of (a) the Principal Debt, whether under the Swing Line Subfacility or otherwise, plus (b) the LC Exposure.

“Facility Committed Sum” means, at any time, the sum of all Committed Sums for all Lenders under the Facility (as increased, reduced or cancelled under this Agreement, including, without limitation, the provisions of Sections 2.5 and 2.6) then in effect.

“Facility Maturity Date” means the earlier of (a) November 10, 2027, and (b) the effective date that Lenders’ commitments to lend under the Facility are otherwise cancelled or terminated in accordance with this Agreement.

“Facility Note” means a promissory note substantially in the form of the attached Exhibit A, as amended, supplemented, and restated.

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement and any current or future regulations or official interpretations thereof.  Solely for purposes of Section 3.19 hereof, FATCA shall include any amendments made to FATCA after the date hereof.

“Federal Funds Effective Rate” means, for any day, a rate per annum (expressed as a decimal, rounded upwards, if necessary, to the next higher 1/100 of 1%) equal to the weighted average of the rates on overnight federal funds transactions with members of the Federal Reserve System arranged by federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day, provided that (a) if the day for which such rate is to be determined is not a Business Day, the Federal Funds Effective Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, (b) if such rate is not so published for any day, the Federal Funds Effective Rate for such day shall be the average of the quotations for such day on such transactions received by the Administrative Agent from three federal funds brokers of recognized standing selected by it and (c) if the Federal Funds Effective Rate shall be less than zero, such rate shall be deemed to be zero for purposes of this Agreement.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“Financial Hedge” means a swap, collar, floor, cap, or other contract or arrangement that (a) is between any Company and the Administrative Agent or any of its Affiliates, (b) exists as of the Third Amendment Closing Date between any Company and a Person that is a Lender or an Affiliate of a Lender as of the Third Amendment Closing Date, (c) is between any Company and a Person that is a Lender or an Affiliate of a Lender at the time such Financial Hedge is incurred or becomes a Lender or an Affiliate of a Lender after it has incurred such Financial Hedge, or (d) is between any Company and another Person reasonably acceptable to Majority Lenders, that is intended to reduce or eliminate the risk of fluctuations in interest rates or currency exchange rates and that is legal and enforceable under applicable Law.

“Financial Officer” means, with respect to any Person, the chief financial officer, principal accounting officer, treasurer or comptroller of such Person or any other officer appointed to perform the functions of any of the foregoing officer (or such other financial officer as is reasonably acceptable to the Administrative Agent).

“Financial Statements” of a Person means balance sheets, profit and loss statements, reconciliations of capital and surplus, and statements of cash flow prepared (a) according to GAAP, (b) except as stated in Section 1.3, in comparative form to prior year-end figures or corresponding periods of the preceding fiscal year, as applicable, and (c) on a consolidated basis if that Person had any consolidated Subsidiaries during the applicable period.

“Flood Documents” has the meaning set forth in Section 13.16.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Reform Act of 1994 (which comprehensively revised the National Flood Insurance Act of 1968 and the Flood Disaster Protection Act of 1973) as now or hereafter in effect or any successor statute thereto, (ii) the Flood Insurance Reform Act of 2004 as now or hereafter in effect or any successor statute thereto and (iii) the Biggert-Waters Flood Insurance Reform Act of 2012 as now or hereafter in effect or any successor statute thereto.

“Floor” means a per annum rate equal to zero percent (0%).

“Foreign Subsidiary” means any Subsidiary that is organized under the laws of a jurisdiction other than the United States of America or any state thereof or the District of Columbia.

“Four Quarter Period” means a period of four full consecutive fiscal quarter-annual periods, taken together as one accounting period.

“Fund” means any Person (other than a natural Person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit in the ordinary course of its activities.

“Funded Debt”  means, when determined, on a rolling twelve-month basis, calculated using the month-end balance for each month on a consolidated basis for the Companies in accordance with GAAP: (a) indebtedness of such Person for borrowed money, and (b) obligations of such Person evidenced by bonds, debentures, notes or other similar instruments; excluding (i) notes generated in the ordinary course of business payable within one year not to exceed $10,000,000, trade payables and accrued expenses, and (ii) for the avoidance of any doubt, obligations of such Person as lessee under Capitalized Leases.

“Funding Loss” means, without duplication, (a) the administrative or reemployment costs customarily charged by any Lender (consistent with such Lender’s policies with respect to its other customers) when (i) Borrower fails or refuses (for any reason other than Lender’s failure to comply with this Agreement) to take any Borrowing that it has requested under this Agreement, or (ii) Borrower prepays or pays any Borrowing or converts any Borrowing to a Borrowing of another Type, in each case, before the last day of the applicable Interest Period, plus (b) an amount equal to the excess, if any, of the amount of interest that would have accrued on the Borrowing at the elected interest rate during the remainder of the applicable Interest Period (but for such failure, refusal, payment, prepayment or conversion) over the amount of interest that would accrue on the same Type of Borrowing for an interest period of the same duration as the remainder of the applicable Interest Period.

“GAAP”  means generally accepted accounting principles of the United States of America as in effect from time to time.

“Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association (or any successor thereto) recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“Governmental Authority” means the government of the United States or any other nation, or of any political subdivision thereof, whether state or local, and any department, commission, board, bureau, agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra national bodies such as the European Union or the European Central Bank) and any group or body charged with setting financial accounting or regulatory capital rules or standards (including the Financial Accounting Standards Board, the Bank for International Settlements or the Basel Committee on Banking Supervision or any successor or similar authority to any of the foregoing).

“Guarantor” means, collectively, any and all Subsidiaries of the Borrower or any Company now or in the future, but excluding, however, any Excluded Subsidiary.

“Guaranty”  means individually and collectively, that certain Guaranty dated as of January 25, 2016 and executed by the Guarantors party thereto, as well as any other Guaranty Agreement executed following the Third Amendment Closing Date, substantially in the form of the attached Exhibit H, each as amended, modified or supplemented from time to time.

“Guaranty Swap Obligation” means with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act.

“Hazardous Substance” means any substance (a) the presence of which requires removal, remediation, or investigation under any Environmental Law, or (b) that is defined or classified as a hazardous waste, hazardous material, pollutant, contaminant, or toxic or hazardous substance under any Environmental Law.

“Hedging Obligation” means, with respect to Borrower or any Company, all liabilities of Borrower or such Company to any Lender (or Affiliates of a Lender) under a Financial Hedge,  provided that any such counterparty (other than the Administrative Agent or its Affiliates) executes and delivers a Secured Obligation Designation Notice to the Administrative Agent.

“HMT”  has the meaning specified in the definition of “Sanctions.”

“Initial Closing Date” is defined in the recitals to this Agreement.

“Interest Coverage Ratio” means, in respect of a Person, as of the last day of each fiscal quarter, the ratio of (a)(i) EBITDAR of such Person for the Four Quarter Period ending on such day minus (ii) CAPEX actually paid in cash by such Person during such Four Quarter Period to (b) the sum of (i) Interest Expense of such Person for such Four Quarter Period plus (ii) Rental Payments made by such Person during such Four Quarter Period, in each case determined on a consolidated basis in accordance with GAAP.

“Interest Expense” means, in respect of a Person, for any Four Quarter Period, all interest paid or accrued and amortization of debt discount with respect to all Funded Debt of such Person for such period (after giving effect to the net cost associated with all interest rate swap agreements, interest rate cap agreements, interest rate collar agreements, or other financial arrangements designed to protect such Person against fluctuations in interest rates) and after giving credit for interest income and construction period interest income.

 “Interest Payment Date” means (a) with respect to any SOFR Loan, the last day of the Interest Period therefor and, in the case of any Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at a three-month interval after the first day of such Interest Period, and the Facility Maturity Date and (b) with respect to any Swing Line Borrowing, the earlier of the Swing Line Maturity Date selected therefor pursuant to this Agreement and the Facility Maturity Date.

“Interest Period” means, with respect to any applicable Loan or Borrowing, the period commencing on the date of such Loan or Borrowing and ending on the numerically corresponding day in the calendar month that is one, three or six months thereafter (in each case, subject to the availability thereof), as specified in the applicable Borrowing Request; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day, (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period, (iii) no Interest Period shall extend beyond the Facility Maturity Date and (iv) no tenor that has been removed from this definition pursuant to Section 3.15(b)(iv) shall be available for specification in such Borrowing.  For purposes hereof, the date of a Loan or Borrowing initially shall be the date on which such Loan or Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Loan or Borrowing.  Interest shall accrue from and including the first day of an Interest Period to but excluding the last day of such Interest Period.

“ISDA Definitions” means the 2006 ISDA Definitions published by the International Swaps and Derivatives Association, Inc. or any successor thereto, as amended or supplemented from time to time, or any successor definitional booklet for interest rate derivatives published from time to time by the International Swaps and Derivatives Association, Inc. or such successor thereto.

“Laws”  means all applicable statutes, laws, treaties, ordinances, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, and interpretations of any Tribunal, as in effect from time to time.

“LC” means a standby letter of credit or a commercial letter of credit (in such form as shall be customary in respect of obligations of a similar nature) issued by Administrative Agent under this Agreement and under an LC Agreement.

“LC Agreement” means a letter of credit application and reimbursement agreement (in form and substance satisfactory to Administrative Agent) submitted by Borrower to Administrative Agent for a letter of credit for the account of any Company.

“LC Exposure” means, at any time, (without duplication) the sum of (a) the aggregate undrawn and uncancelled portions of all outstanding LCs plus (b) the aggregate unpaid reimbursement obligations of Borrower under drawings or drafts under any LC, excluding Borrowings to fund such reimbursement obligations under Section 2.3(c).

“LC Request” means a request substantially in the form of the attached Exhibit C.

“Lender Liens” means Liens in favor of Lenders or any Affiliate of a Lender (to the extent such Affiliate is party to whom Hedging Obligations or Cash Management Obligations are owed), or Administrative Agent on behalf of Lenders, securing any of the Obligation.

“Lenders”  means the financial institutions named on the attached Schedule 1 or on the most recently amended Schedule 1, if any, delivered by Administrative Agent to the Borrower under this Agreement, and, subject to this Agreement, their respective successors and assigns (but not any Participant who is not otherwise a party to this Agreement).  Unless the context otherwise requires, for the avoidance of any doubt, the term “Lenders” includes the Administrative Agent as the Swing Line lender and issuer of LCs.

“Leverage Covenant Cushion Condition”  means, as of any date of determination with respect to any Distribution permitted under this Agreement, the ratio of Borrower's Adjusted Debt to EBITDAR (calculated as of the last day of the fiscal quarter of the Borrower ending immediately prior to such date of determination as adjusted to give effect to such Distribution as provided in Section 9.9)  shall be greater than or equal to 0.50x (provided that during the Covenant Relief period, such requirement shall be 0.25x) inside the applicable threshold required under Section 10(b) hereof with respect to the last day of the fiscal quarter of the Borrower ending immediately prior to such date of determination.

“Lien” means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement or encumbrance of any kind and any other arrangement for a creditor’s claim to be satisfied from assets or proceeds prior to the claims of other creditors or the owners.

“Liquidity” means, as of any date of determination, the sum of Availability and Qualified Cash, in each case, as of such date.

“Litigation” means any action by or before any Tribunal.

“Loan Papers” means (a) this Agreement, certificates and reports delivered under this Agreement, and exhibits and schedules to this Agreement; (b) the Notes, (c) the Security Documents, (d) all other agreements, documents, and instruments in favor of Administrative Agent or Lenders (or Administrative Agent on behalf of Lenders) now or hereafter delivered in connection with or under this Agreement or otherwise delivered in connection with all or any part of the Obligation (other than Hedging Obligations); (e) all LCs and LC Agreements; (f) any Guaranty; and (g) all renewals, extensions, and restatements of, and amendments and supplements to, any of the foregoing.

“London Banking Day” means a day on which dealings in U.S. dollars deposits are transacted in the London interbank market.

“Majority Lenders” means at any time (a) prior to the Facility Maturity Date, Lenders having Committed Sums of at least 50.1% of the Facility Committed Sum at such time and (b) on or after the Facility Maturity Date, Lenders having in the aggregate of (i) outstanding Principal Debt and (ii) LC Exposure of at least 50.1% of the total of all Principal Debt and LC Exposure at such time (or, if there is no Principal Debt or LC Exposure then outstanding, Lenders having Committed Sums of at least 50.1% of the Facility Committed Sum immediately prior to Facility Maturity Date).

“Material Adverse Event” means any circumstance or event that, individually or collectively with other circumstances or events, reasonably is expected to result in any (a) impairment of the ability of the Borrower to perform any of its payment obligations or any material impairment of any Company to perform any other material obligations under any Loan Paper or any Financial Hedge; (b) material impairment of the ability of Administrative Agent or any Lender to enforce (i) any of the material obligations of any Company under this Agreement or (ii) any of their respective Rights under the Loan Papers or any Financial Hedge; or (c) material and adverse effect on the business, assets, property, or financial condition of the Companies as a whole as represented to Lenders in the Current Financials.

“Material Agreement” means, for any Person, any agreement (excluding purchase orders and purchase agreements for materials, inventory or services in the ordinary course of business) to which that Person is a party, by which that Person is bound, or to which any assets of that Person may be subject, and that is not cancelable by that Person upon thirty (30) or fewer days’ notice without liability for further payment other than nominal penalty, and that requires that Person to pay more than $15,000,000 during any 12 month period.

“Maximum Amount” and “Maximum Rate” respectively mean, for a Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest that, under applicable Law, such Lender is permitted to contract for, charge, take, reserve, or receive on the Obligation.

“Multiemployer Plan” means a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code to which any Company (or any Person that, for purposes of Title IV of ERISA, is a member of Borrower’s controlled group or is under common control with Borrower within the meaning of Section 414 of the Code) is making, or has made, or is accruing, or has accrued, an obligation to make contributions.

“Negative Pledge Agreement” means that certain Negative Pledge Agreement executed by the Companies in favor of the Administrative Agent dated as of the Initial Closing Date and any other Negative Pledge Agreement entered into in connection herewith by the Borrower or any Subsidiary, as amended, supplemented, modified or restated from time to time.

“Net Income”  means, in respect of a Person, the net income of such Person computed in accordance with GAAP and as such item is reported from time to time on such Person’s statement of income and retained earnings (or similar statement) (after deduction for payment of all Taxes); provided however, (i) certain costs that in the past were capitalized in the cost of an acquisition, but are now required to be expensed under Accounting Standards Codification Topic 420 (formerly Statement of Financial Accounting Standards 146), as well as other similar accounting requirements that are issued in the future and require expense treatment of costs that are currently capitalized in the cost of an acquisition, and (ii) expenses in respect of stock options of such Person for such period as determined in accordance with GAAP and as such item is used in the computation of such Person’s Net Income for such period in accordance with Accounting Standards Codification Topic 178 (formerly Financial Accounting Standard 123R), in each case shall be excluded from the computation of Net Income.

“Non-Consenting Lender” has the meaning specified in Section 3.21.

“Non-U.S. Lender” is defined in Section 3.19(a).

“Notes” means all outstanding and unpaid Facility Notes, and the Swing Line Note.

“Obligation” means, collectively (i) all present and future indebtedness and obligations, and all renewals, increases, and extensions thereof, or any part thereof, now or hereafter owed to Administrative Agent or any Lender by any Company under any Loan Paper, together with all interest accruing thereon, fees, costs, and expenses (including, without limitation, all attorneys’ fees and expenses incurred in the enforcement or collection thereof) payable under the Loan Papers or in connection with the protection of Rights under the Loan Papers (including, without limitation, interest and fees that accrue after the commencement of any proceeding under any bankruptcy or insolvency law, regardless of whether such interest and fees are allowed claims in such proceeding), (ii) all present and future Hedging Obligations, and (iii) all present and future Cash Management Obligations.  Anything in the foregoing to the contrary notwithstanding, Excluded Hedging Obligations of any Company shall not constitute Obligations of such Company.

“OFAC” is defined in Section 14.16(a).

“Ownership Group” means Peter J. Solomon, and his spouse or lineal descendants, or any estate of such parties or any trust of which any of the foregoing are the exclusive beneficiaries.

“Participant” is defined in Section 14.12(b).

“Payment Recipient”  has the meaning assigned to such term in Section 13.18(a).

“PBGC”  means the Pension Benefit Guaranty Corporation, or any successor thereof, established under ERISA.

“Permitted Debt” means any of the following:

(i) Debt secured by Permitted Mortgages;

(ii)The Obligation under the Loan Papers;

(iii)Debt arising from endorsing negotiable instruments for collection in the ordinary course of business;

(iv)Capitalized Leases;

(v)Current liabilities incurred in the ordinary course of business;

(vi)Purchase money Debt limited to fixed or capital assets;

(vii)Trade payables and accrued obligations (including, to the extent constituting "Debt" hereunder , any obligations incurred in connection with supply chain arrangements with the third parties unaffiliated to the Lenders, the Administrative Agent or the Other Agents), that are for goods furnished or services rendered in the ordinary course of business and that are payable in accordance with customary trade items;

(viii)Debt of the Borrower issued after the Closing Date and made subordinate to the Obligation on terms reasonably satisfactory to the Administrative Agent;

(ix)Debt of a Company to another Company;

(x)Any Debt of a Company; provided that at the time of creation, incurrence or assumption thereof the aggregate amount of such Debt for all Companies shall not exceed $25,000,000 at any time outstanding;

(xi)Financial Hedges and other interest rate protection agreements entered into for the purpose of protecting a Company against fluctuations in interest rates and currency and not for speculative purposes;

(xii)Debt with respect to surety bonds, appeal bonds or like instruments acquired in the ordinary course of business or in connection with the enforcement of rights or claims of a Company or in connection with judgments that do not result in an Default;

(xiii)Except for Debts permitted by clause (xiv), Guarantee obligations in respect of Debt otherwise permitted hereunder;

(xiv)Debt assumed in connection with any Acquisition permitted hereunder, and modifications, refinancings, refundings, renewals or extensions thereof; provided that (a) such Debts are not incurred in contemplation of such Acquisition, and (b) such Debts are only the obligation of the Person and/or Person’s Subsidiaries that are acquired or that acquire the relevant assets; and

(xv)Other Debt of a Company that is a Borrower or Guarantor not covered by clauses (i) – (xiv) of this definition of Permitted Debt, so long as (a) such Debt at all times remains unsecured, (b) has a maturity day no earlier than one hundred twenty (120) days after the Facility Maturity Date,

(c) at the time of creation, incurrence or assumption thereof, and immediately thereafter, no Potential Default or Default shall have occurred and be continuing or result therefrom, (d) on a Pro Forma Basis, after giving effect to such Debt incurrence, the Companies shall be in compliance with all the financial covenants in this Agreement, and (e) the Administrative Agent has received a certificate of a Responsible Officer of Borrower demonstrating satisfaction with such clause (c).

“Permitted Liens” means any of the following:

Liens now or hereafter securing the Obligation.

(xvi)Any Lien securing Debt permitted in clause (iv) or (vi) of the definition of Permitted Debt incurred for the purchase or capital lease of one or more fixed or capital assets if such Lien encumbers only the assets so purchased or leased.

(xvii)Liens incurred, or deposits made, to secure payment of workers’ compensation, unemployment insurance, or other forms of governmental insurance or benefits or to participate in any fund in connection with workers’ compensation, unemployment insurance, pensions, or other social security programs.

(xviii)Liens incurred, or deposits made, to secure performance of bids, tenders, contracts (other than for the repayment of borrowed money), or leases, or to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or other similar bonds in the ordinary course of business.

(xix)The following Liens, if (a) no amounts are due and payable, or (b) (i) the validity or amount secured thereby is being contested in good faith by lawful proceedings diligently conducted and (ii) reserve or other provision required by GAAP has been made, or (c) levy and execution thereon have been (and continue to be) stayed or payment thereof is covered in full (subject to the customary deductible) by insurance, or (d) such Liens secure amounts which, in the aggregate, do not exceed $20,000,000 at any time:

(A)Liens for Taxes;

(B)Liens upon property, including any Liens resulting from any judgment or award, attachment of property or other legal process prior to adjudication of a dispute on the merits; and

(C)Liens imposed by operation of law (including, without limitation, Liens of mechanics, materialmen, warehousemen, carriers and landlords and similar Liens).

(xx)Any interest or title of a lessor, licensor or sublessor in assets being leased, subleased or licensed to a Company.

(xxi)Liens arising from UCC-1 financing statements in respect of leases permitted under the Agreement.

(xxii)Easements, covenants, conditions, restrictions, minor defects and other similar matters of record, zoning restrictions and other land use laws and rights of way on real property that do not secure any obligations for borrowed money.

(xxiii)Liens on assets to the extent such liens do not secure obligations in excess of $15,000,000 in the aggregate at any one time outstanding.

(xxiv)Liens in favor or customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods.

(xxv)Customary rights of setoff in favor of banks, other depository institutions or securities intermediaries and not given in connection with the issuance of Debt.

(xxvi)Permitted Mortgages.

(xxvii)Liens existing as of the Third Amendment Closing Date that are disclosed in Schedule 7.11.

(xxviii)Liens securing judgments for the payment of money which do not otherwise result in a Default hereunder.

(xxix)licenses, sublicenses, leases or subleases with respect to any asset granted to any Persons in the ordinary course of business that do not materially interfere with the business of the Companies, taken as a whole.

(xxx)Liens consisting of contractual obligations of a Company to consummate a sale or other disposition that is permitted hereunder to the extent such Liens do not secure monetary obligations of the Companies to the applicable purchaser and escrow arrangements with respect to such sale or dispositions.

(xxxi)Liens on property or assets of a Person existing at the time such assets of such Person are acquired or such Person is merged into or consolidated with the Borrower or any Guarantor or becomes a Subsidiary of the Borrower or any Guarantor; provided that (i) the transaction was permitted hereunder, (ii) such Lien was not created in contemplation of such acquisition, merger, consolidation or investment, (iii) such Lien secure only the Debt assumed pursuant to such acquisition, and (iv) such Lien does not extend to any assets other than those acquired, merged or consolidated by the other Companies.

(xxxii)Liens attaching to cash earnest money deposits in connection with any letter of intent or purchase agreement in respect of an Acquisition that would be permitted hereunder.

(xxxiii)Liens in connection with the purchase or shipping of goods or assets on the related goods or assets and proceeds thereof in favor of the seller or shipper of such goods or assets that arise out of conditional sale, title retention or similar arrangements entered in the ordinary course of business.

(xxxiv)Liens on, or deposits of, cash and Cash Equivalents securing deductibles, self-insurance, co-payment, co-insurance, retentions or similar obligations to providers of property, casualty or liability insurance in the ordinary course of business.

“Permitted Mortgages” means any mortgage in favor of any Lender on Borrower’s premises in an aggregate principal amount not to exceed $30,000,000.

“Person” means an individual, partnership, corporation (including a business trust), joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof, or any trustee, receiver, custodian, or similar official.

“Potential Default” means the occurrence of any event or the existence of any circumstance that would, upon notice or lapse of time or both, become a Default.

“Preferred Stock” means the Borrower’s Class C Convertible Preferred Stock, $1.50 par value per share.

“Prime Rate” means, for any day, the rate of interest announced publicly from time to time by Administrative Agent, after taking into account such factors as Administrative Agent shall in its sole discretion deem appropriate, as its prime rate, automatically fluctuating upward and downward with and at the time specified in each such announcement without special notice to Borrower or any other Person. However, Administrative Agent’s prime rate may (i) be one of several interest rates, (ii) serve as a basis upon which effective rates of interest are from time to time calculated for loans referring to the prime rate, and (iii) not be Administrative Agent’s lowest lending interest rate. Administrative Agent may from time to time make various loans at rates of interest having no relationship to such prime rate.

“Principal Debt” means, at any time, the unpaid principal balance of all Borrowings under the Facility.

“Pro Forma Basis” means, with respect to any transaction, that such transaction shall be deemed to have occurred as of the first day of the four-quarter period (or twelve month period, as applicable) ending as of the most recent quarter end (or month end, as applicable) preceding the date of such transaction.  Each of the terms “Pro Forma Compliance” and “Pro Forma Effect” shall have an analogous meaning.

“Pro Rata” and “Pro Rata Part” means, when determined for any Lender, (a) if there is no Principal Debt or LC Exposure, the proportion (stated as a percentage) that such Lender’s Committed Sum bears to the Facility Committed Sum or (b) if there is any Principal Debt or LC Exposure, the proportion (stated as a percentage) that the sum of (i) the Principal Debt owed to such Lender and (ii) and (without duplication) the LC Exposure of such Lender, bears to the (x) aggregate Principal Debt owed to all Lenders and (y) (without duplication) the LC Exposure of all Lenders.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Purchaser” is defined in Section 14.12(c).

“Qualified Acquisition” means an Acquisition, consummated in accordance with and permitted by Section 9.8 hereof, whose purchase price (construed in its broadest sense, to include closing and future cash payments, earnouts, seller notes, debt assumption and related consideration), when combined with the purchase price of any other such Acquisitions that closed in the twelve months prior to such Qualified Acquisition, causes the aggregate purchase prices of all such Acquisitions during such twelve months (not including any Acquisitions that were already factored into a prior determination of a Qualified Acquisition) to individually or in the aggregate exceed $150 million, provided that, solely for the purposes of Section 10(b), such Acquisition shall not be deemed a Qualified Acquisition unless designated as such by the Borrower in its sole discretion.

“Qualified Cash” means, as of any date of determination, the aggregate amount of unrestricted cash on-hand and Cash Equivalents of Borrower and its Subsidiaries that is in deposit accounts or in securities accounts (each as defined in the Uniform Commercial Code as in effect from time to time in New York), or any combination thereof, and which such deposit account or securities account is maintained by a branch office of the bank or securities intermediary located within the United States.

“Qualified Issuer” means any commercial bank (a) which has capital and surplus in excess of $100,000,000 and (b) the outstanding long term debt securities of which are rated at least A-2 by Standard & Poor’s Ratings Group, Inc. or at least P-2 by Moody’s Investors Service, Inc., or carry an equivalent rating by a nationally recognized rating agency if both of the two named rating agencies cease publishing ratings of investments.

“Regulation D” means Regulation D of the Federal Reserve Board as the same may be amended or supplemented from time to time.

“Regulation U” means Regulation U of the Federal Reserve Board as the same may be amended or supplemented from time to time.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board and/or the Federal Reserve Bank of New York.

“Rental Payments” means, as determined, on a rolling twelve month basis ending on the last day of the accounting period covered by the consolidated financial statements of Borrower and its Subsidiaries, and delivered pursuant to this Agreement, (a) the dollar amount of the fixed payments which Borrower or its Subsidiaries are required to make by the terms of any lease to its landlords during such period, including, without limitation, rentals under Capitalized Leases, but excluding, however, the sum of: (i) maintenance, repairs, Taxes and other similar charges included in such payments, (ii) amounts constituting step rent and/or lease costs in excess of or below cash payment in accordance with GAAP, (iii) (without duplication) rentals under equipment leases whether operating leases or Capitalized Leases, and (iv) non-cash rent expense and non-cash rent income under below-market or above-market leases (as determined in accordance with GAAP) under which Borrower or any Subsidiary is or becomes the lessee as a result of any transaction not prohibited by this Agreement), less (b) (x) rental income and (y) amortization of deferred gains on sale-leasebacks, such amortization not to exceed $15,000,000 for purposes hereof.

“Reportable Event” means an event described in Section 4043 of ERISA excluding any such event for which the notice requirement is waived under applicable regulations of the PBGC.

“Representatives” means representatives, officers, directors, employees, attorneys, and agents.

“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.

“Responsible Officer” means the chairman, president, senior vice-president, executive vice-president, chief executive officer, treasurer, or chief financial officer of Borrower.

“Rights”  means rights, remedies, powers, privileges, and benefits.

“Sanction” means any sanction or trade embargo imposed, administered or enforced by the United States Government (including, without limitation, the United States Department of State and OFAC), the United Nations Security Council, the European Union (including any member state thereof), Her Majesty’s Treasury (“HMT”) or other relevant sanctions authority.

“Secured Obligation Designation Notice” means a notice substantially in the form of Exhibit I executed and delivered to the Administrative Agent by a counterparty (other than the Administrative Agent and its Affiliates) to a Financial Hedge agreement or an agreement to provide Cash Management Services in order that the obligations in respect thereof constitute Hedging Obligations or Cash Management Obligations.

“Secured Obligations” means, collectively, (a) the Obligations, and (b) the Erroneous Payment Subrogation Rights.

“Security Agreement” means the Security Agreement dated as of the Initial Closing Date between Borrower, each Guarantor and Administrative Agent, as amended, supplemented, modified or restated from time to time.

“Security Documents” means, collectively, the Security Agreement, any Collateral Assignment, any Negative Pledge Agreement, any Equity Pledge Agreement and each other security agreement, pledge agreement, other negative pledge agreement, mortgage, deed of trust, or other agreement or document, together with all related financing statements and stock powers, in form and substance satisfactory to Administrative Agent and its legal counsel, from time to time executed and delivered by any Person in connection with this Agreement to create a Lender Lien on any of its real or personal property, as each may be amended, supplemented, modified or restated from time to time.

“SOFR” means a rate equal to the secured overnight financing rate as published by the SOFR Administrator on the website of the SOFR Administrator, currently at http//www.newyorkfed.org (or any successor source for the secured overnight financing rate identified as such by the SOFR Administrator from time to time).

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Loan” means a Loan that bears interest at a rate based on Term SOFR, other than pursuant to clause (c) of the definition of “ABR”.

“Sold Entity or Business” means any Person or any property or assets constituting a line of business or a division of a Person Disposed of in a transaction permitted hereunder by the Borrower or any of its Subsidiaries.

 “Solvent”  means, as to a Person, that (a) the aggregate fair market value of its assets exceeds its liabilities; (b) it has sufficient cash flow to enable it to pay its Debts as they mature; and (c) it does not have unreasonably small capital to conduct its businesses.

“Subsidiary” means, as it relates to any Person, any entity of which at least 50% (in number of votes) of the stock (or equivalent interests) is owned of record or beneficially, directly or indirectly, by that Person.

“Swing Line Borrowing” means any Borrowing under the Swing Line Subfacility.

“Swing Line Exposure” means, at any time, the aggregate principal amount at such time of the outstanding Swing Line Borrowings.

“Swing Line Maturity Date” means the earlier of (a) November 10, 2027 or (b) the date of the acceleration of maturity of the Swing Line Subfacility in accordance with Section 12.

“Swing Line Note” means a promissory note substantially in the form of the attached Exhibit B, as amended, supplemented, and restated.

“Swing Line Subfacility” means the facility under the Facility described in Section 2.4.

“Taxes” means, for any Person, taxes, assessments or other governmental charges or levies imposed upon it, its income, or any of its properties, franchises, or assets.

“Term SOFR” means a rate per annum equal to the greater of (a) the sum of (i) Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Term SOFR Determination Day”) that is two (2) Government Securities Business Days prior to the first day of such Interest Period; provided, however, that if as of 5:00 p.m. (New York City time) on any Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding Government Securities Business Day is not more than three (3) Government Securities Business Days prior to such Term SOFR Determination Day plus (ii) the Term SOFR Adjustment, and (b) the Floor.

“Term SOFR Adjustment” means 0.10%.

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR published by the Term SOFR Administrator and displayed on CME’s Market Data Platform (or other commercially available source providing such quotations as may be selected by the Administrative Agent from time to time).

“Third Amendment” means that certain Amendment No. 3 to Amended and Restated Credit Agreement and Loan Papers dated as of the Third Amendment Closing Date which amends this Agreement.

“Third Amendment Closing Date” means November 10, 2022.

“Tribunal” means any (a) local, state, or federal judicial, executive, or legislative instrumentality; (b) private arbitration board or panel having binding authority with respect to any party to be bound thereby pursuant to a written agreement entered into by such party; or (c) central bank.

“Type” means any type of Borrowing determined with respect to the applicable interest option.

“UCP”  means the Uniform Customs and Practices for Documentary Credit (1993 version), International Chamber of Commerce Publication No. 500 (as amended or modified from time to time).

“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.

“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.

“USA Patriot Act” means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), as amended.

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b) with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

1.2Number and Gender of Words. The singular includes the plural where appropriate and vice versa, and words of any gender include each other gender where appropriate.

1.3Accounting Principles. Unless otherwise stated, (a) GAAP determines all accounting and financial terms and compliance with financial covenants; (b) all accounting principles applied in a current period must be consistent in all material respects with those applied during the preceding comparable period, unless the change is required by GAAP; provided however, if the Borrower wishes to change an accounting principle that is not consistent with that applied during the preceding comparable period, and is not required under GAAP, such change shall not be effective unless (i) the Borrower shall have objected in writing to determining such compliance on such basis within ten (10) days of delivery to the Administrative Agent of the financial statements relating to such period, or (ii) the Majority Lenders shall so object in writing within thirty (30) days after receipt of such financial statements, in either of which events such calculations shall be made on a basis consistent with those used in the preparation of the latest financial statements as to which such objection shall not have been made (which, if objection is made in respect of the first financial statements delivered under Section 8.1 hereof, shall mean the Current Financials); and (c) the Borrower shall deliver to the Administrative Agent at the same time as the delivery of any annual or quarterly financial statement under Section 8.1 hereof (i) a description in reasonable detail of any material variation between the application of accounting principles employed in the preparation of such statement and the application of accounting principles employed in the preparation of the next preceding annual or quarterly financial statements as to which no objection has been made in accordance with the proviso of subparagraph (b) above and (ii) reasonable estimates of the difference between such statements arising as a consequence thereof.  Notwithstanding the foregoing to the contrary, for changes which are required under GAAP where GAAP does not require restatement or pro forma disclosure of the impact of the change on prior periods, the impact of the change on prior periods will only be disclosed if reasonably practical to estimate.  Furthermore, if at any time any change in GAAP would affect the computation of any financial ratio or requirement set forth herein, such ratio or requirement shall continue to be computed in accordance with GAAP prior to such change therein.  If either Borrower or Majority Lenders shall so request, Administrative Agent and Borrower shall negotiate in good faith to amend such ratio or requirement to give effect to such change in GAAP.  If Administrative Agent and Borrower agree on such amendment, Administrative Agent shall notify Lenders and distribute such amendment to Lenders and unless Majority Lenders object in writing within ten (10) Business Days of the date such notice is delivered to Lenders, such amendment shall become effective in accordance with its terms automatically, without any further action on the part of Borrower, Administrative Agent or Lenders; provided that, until so amended, the Financial Statements required to be delivered by Borrower to Administrative Agent and Lenders pursuant to Section 8.1 hereof shall be accompanied by a reconciliation between calculations of such ratio or requirement made before and after giving effect to such change in GAAP.

1.4Interest.   The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to (a) administration, construction, calculation, publication, continuation, discontinuation, movement, or regulation of, or any other matter related to, the ABR, the Benchmark, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), any component definition thereof or rates referred to in the definition thereof, including whether any Benchmark is similar to, or will produce the same value or economic equivalence of, any other rate or whether financial instruments referencing or underlying the Benchmark will have the same volume or liquidity as those referencing or underlying any other rate, (b) the impact of any regulatory statements about, or actions taken with respect to any Benchmark (or component thereof), (c) changes made by any administrator to the methodology used to calculate any Benchmark (or component thereof) or (d) the effect, implementation or composition of any Conforming Changes.  The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of the ABR, the Benchmark, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower.  The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, such transactions.  The Administrative Agent may select information sources or services in its reasonable discretion to ascertain the ABR, the Benchmark, or any alternative, successor or replacement rate (including any Benchmark Replacement), in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service.

1.5Divisions.  For all purposes under the Loan Papers, in connection with Division: (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person as a result of such Division, then it shall be deemed to have been transferred from the original Person to the subsequent Person as a result of such Division, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized on the first date of its existence by the holders of its Equity Interests at such time

1.6Obligations.  For avoidance of any doubt, and subject at all times to any applicable conditions set forth in the definition of Cash Management Obligations, with respect to any Obligations that are Cash Management Obligations of a Company other than the Borrower, Borrower, does hereby jointly and severally, irrevocably, absolutely, and unconditionally guarantee payment, when due, of any and all such Cash Management Obligations of any other Company entered into in connection with the Facility.

SECTION 2.COMMITMENT.

2.1The Facility. Subject to the provisions in the Loan Papers, each Lender severally and not jointly agrees to lend to Borrower its Pro Rata Part of one or more Borrowings under the Facility which Borrower may borrow, repay, and reborrow under this Agreement:

(a)Each Borrowing under the Facility must occur on a Business Day and no later than the Business Day immediately preceding the Facility Maturity Date;

(b)Each Borrowing must be in an amount not less than (i) $1,000,000 or a greater integral multiple of $100,000 (if an ABR Borrowing other than a Swing Line Borrowing or an ABR Borrowing the proceeds of which are used to repay a Swing Line Borrowing) or (ii) $2,000,000 or a greater integral multiple of $100,000 (if a SOFR Loan); and

(c)When determined, (i) the Facility Commitment Usage may not exceed the Facility Committed Sum and (ii) no Lender’s Commitment Usage may exceed such Lender’s Committed Sum.

2.2Borrowing Procedure. The following procedures apply to Borrowings other than Swing Line Borrowings (see Section 2.4) and drawings under an LC (see Section 2.3):

(a)Borrower may request a Borrowing by submitting to Administrative Agent a Borrowing Request. The Borrowing Request must be received by Administrative Agent no later than (i) 12:00 noon three Government Securities Business Days before preceding the Borrowing

Date for any SOFR Loan or (ii) 11:00 a.m. on the Borrowing Date for any ABR Borrowing. Administrative Agent shall promptly notify each Lender of its receipt of any Borrowing Request and its contents. A Borrowing Request is irrevocable and binding on Borrower.

(b)By 2:00 p.m. on the applicable Borrowing Date, each Lender shall remit its Pro Rata Part of each requested Borrowing by wire transfer to Administrative Agent pursuant to Administrative Agent’s wire transfer instructions on Schedule 1 (or as otherwise directed by Administrative Agent) in funds that are available for immediate use by Administrative Agent. Subject to receipt of such funds, Administrative Agent shall make such funds available to Borrower as directed in the Borrowing Request (unless Administrative Agent has actual knowledge that any applicable condition precedent has not been satisfied by Borrower and has not been waived by Majority Lenders).

(c)Absent contrary written notice from a Lender, Administrative Agent may assume that each Lender has made its Pro Rata Part of the requested Borrowing available to Administrative Agent on the applicable Borrowing Date, and Administrative Agent may, in reliance upon such assumption (but is not required to), make available to Borrower a corresponding amount. If a Lender fails to make its Pro Rata Part of any requested Borrowing available to Administrative Agent on the applicable Borrowing Date, Administrative Agent may recover the applicable amount on demand (i) from that Lender, together with interest at the Federal Funds Effective Rate for the period commencing on the date the amount was made available to Borrower by Administrative Agent and ending on (but excluding) the date Administrative Agent recovers the amount from that Lender or (ii) if that Lender fails to pay its amount upon demand, then from Borrower, together with interest at an annual interest rate equal to the rate applicable to the requested Borrowing for the period commencing on the Borrowing Date and ending on (but excluding) the date Administrative Agent recovers the amount from Borrower. No Lender is responsible for the failure of any other Lender to make its Pro Rata Part of any Borrowing.

(d)Notwithstanding anything in this Agreement to the contrary, if the Borrower:

(i) requests a Borrowing of, conversion to, or continuation of SOFR Loans in any such Borrowing Request, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month; or

(ii)fails to specify a Type of Loan in a Borrowing Request or fails to give a timely notice requesting a conversion or continuation, then the applicable Borrowings shall be made as, continued as, or converted to, a SOFR Loan with an Interest Period of one month.

For avoidance of doubt, the Borrower and Lenders acknowledge and agree that any conversion or continuation of an existing Borrowing shall be deemed to be a continuation of that Borrowing with a converted interest rate methodology and not a new Borrowing.  Any automatic conversion or continuation as provided above shall be effective as of the last day of the Interest Period then in effect with respect to the applicable SOFR Loans.  No Swing Line Borrowing may be converted into any Type of Loan other than an ABR Borrowing.

Except as otherwise provided herein, a SOFR Loan may be continued or converted only on the last day of the Interest Period for such Borrowing unless the Borrower pays the amount due, if any, under Section 3.18 in connection therewith.

The Administrative Agent shall promptly notify the Borrower and the applicable Lenders of the interest rate applicable to any Interest Period for SOFR Loans upon determination of such interest rate.

Anything in clauses (a) through (f) above to the contrary notwithstanding, after giving effect to all Borrowings, all conversions of Borrowings from one Type to the other, and all continuations of Borrowings of the same Type, there shall not be more than eight Interest Periods in effect at any time for all Borrowings of SOFR Loans.

(h) All Borrowings made in connection with the execution and closing of the Third Amendment must be made as ABR Borrowings unless the Borrower shall have given a Borrowing Request requesting a SOFR Loan and provided an indemnity letter in form and substance satisfactory to the Administrative Agent extending the benefits of Section 3.18 to the Lenders in respect of such SOFR Loans.

2.3LC Subfacility.

(a)Subject to the terms and conditions of this Agreement and applicable Law, Administrative Agent agrees to issue LCs under the Facility upon Borrower’s delivery of an LC Request and a duly executed LC Agreement, each of which must be received by Administrative Agent no later than 12:00 noon on the third Business Day before the requested LC is to be issued; provided that the LC Exposure may not exceed $80,000,000 and the Facility Commitment Usage may not exceed the Facility Commitment Sum. Each LC must expire no later than the earlier (i) of five (5) days before the Facility Maturity Date and (ii) one (1) year after such LCs issuance (provided that, LCs may, if so requested by Borrower, be self-extending for up to one additional year with up to one hundred twenty (120) days cancellation notice, but in no event shall the expiration extend beyond the date contemplated by Section 2.3(a)(i)).

(b)Immediately upon Administrative Agent’s issuance of any LC, Administrative Agent shall be deemed to have sold and transferred to each other Lender, and each other Lender shall be deemed irrevocably and unconditionally to have purchased and received from Administrative Agent, without recourse or warranty, an undivided interest and participation (to the extent of such Lender’s Pro Rata Part of the Facility Commitment Sum) in the LC and all applicable Rights of Administrative Agent in the LC (other than Rights to receive certain fees provided for in Section 4.2). Administrative Agent agrees to provide a copy of each LC to each other Lender promptly after issuance. However, Administrative Agent’s failure to promptly send to Lenders a copy of an issued LC shall not affect the rights and obligations of Administrative Agent and Lenders under this Agreement.

(c)To induce Administrative Agent to issue and maintain LCs, and to induce Lenders to participate in issued LCs, Borrower agrees to pay or reimburse Administrative Agent (i) within one (1) Business Day after Borrower receives notice from Administrative Agent that any draft or draw request has been properly presented under any LC, or, if the draft or draw request is for payment at a future date, within one (1) Business Day before the payment date specified in the draw request, the amount paid or to be paid by Administrative Agent and (ii) promptly, upon demand, the amount of any additional fees Administrative Agent customarily charges for the application and issuance of an LC, for confirming, negotiating or amending LC Agreements, for honoring drafts and draw requests, and taking similar action in connection with letters of credit. If Borrower does not timely pay or reimburse Administrative Agent for any drafts or draw requests paid or to be paid, Administrative Agent shall fund Borrower’s reimbursement obligations as an ABR Borrowing, Pro Rata among the Lenders, under the Facility and the proceeds of the ABR Borrowing shall be advanced directly to Administrative Agent to pay Borrower’s unpaid reimbursement obligations.  If funds cannot be advanced under the Facility for the immediately preceding sentence to fund the reimbursement obligations as a Borrowing under the Facility, then Borrower’s reimbursement obligation shall constitute a demand obligation. Borrower’s reimbursement obligations shall accrue interest (x) at the ABR plus the Applicable Margin (or Applicable Margin - Covenant Relief Period for ABR Borrowings during the Covenant Relief Period)~~plus solely during the Covenant Relief Period, the Applicable Additional Margin~~, from the date Administrative Agent pays the applicable draft or draw request through the date Administrative Agent is paid or reimbursed by Borrower and, (y) if funds are not advanced under the Facility, at the Default Rate from the date Administrative Agent pays the applicable draft or draw request through the date Administrative Agent is paid or reimbursed by Borrower. Borrower’s obligations under this Section 2.3(c) are absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim or defense to payment that Borrower may have at any time against Administrative Agent or any other Person (including any arising in connection with (x) any proceeding under any Debtor Relief Law or (y) any Bail-In Action). Administrative Agent shall promptly distribute reimbursement payments received from Borrower to all Lenders according to their Pro Rata Part of the Facility Commitment Sum.

(d)Administrative Agent shall promptly notify Borrower of the date and amount of any draft or draw request presented for honor under any LC (but failure to give notice will not affect Borrower’s obligations under this Agreement). Administrative Agent shall pay the requested amount upon presentment of a draft or draw request unless presentment on its face does not comply with the terms of the applicable LC. When making payment, Administrative Agent may disregard (i) any default or potential default that exists under any other agreement and (ii) obligations under any other agreement that have or have not been performed by the beneficiary or any other Person (and Administrative Agent is not liable for any of those obligations). Borrower’s reimbursement obligations to Administrative Agent and Lenders, and each Lender’s obligations to Administrative Agent, under this Section 2.3 are absolute and unconditional irrespective of, and Administrative Agent is not responsible for, (1) the validity, enforceability, sufficiency, accuracy, or genuineness of documents or endorsements (even if they are in any respect invalid, unenforceable, insufficient, inaccurate, fraudulent, or forged), (2) any dispute by any Company with or any Company’s claims, setoffs, defenses, counterclaims, or other Rights against Administrative Agent, any Lender, or any other Person, or (3) the occurrence of any Potential Default or Default.

(e)If Borrower fails to reimburse Administrative Agent as provided in Section 2.3(c) and funds are not advanced under the Facility to satisfy the reimbursement obligations, Administrative Agent shall promptly notify each Lender of Borrower’s failure, of the date and amount paid, and of each Lender’s Pro Rata Part of the unreimbursed amount. Each Lender shall promptly and unconditionally make available to Administrative Agent in immediately available funds its Pro Rata Part of the unpaid reimbursement obligation. Such funds are due and payable to Administrative Agent before the close of business on (i) the Business Day Administrative Agent gives notice to each Lender of Borrower’s reimbursement failure if the notice is received by a Lender before 2:00 p.m. in the time zone where such Lender’s office listed on Schedule 1 is located, or (ii) on the next succeeding Business Day after the Business Day Administrative Agent gives notice to each Lender of Borrower’s reimbursement failure, if notice is received after 2:00 p.m. in the time zone where such Lender’s office listed on Schedule 1 is located. All amounts payable by any Lender accrue interest at the Federal Funds Effective Rate from the day the applicable draft or draw is paid by Administrative Agent to (but not including) the date the amount is paid by the Lender to Administrative Agent.

(f)Borrower acknowledges that each LC is deemed issued upon delivery to the beneficiary or Borrower. If Borrower requests that any LC be delivered to Borrower rather than the beneficiary, and Borrower subsequently cancels that LC, Borrower agrees to return it to

Administrative Agent together with Borrower’s written certification that it has never been delivered to the beneficiary. If any LC is delivered to the beneficiary under Borrower’s instructions, Borrower’s cancellation is ineffective without Administrative Agent’s receipt of the LC and the beneficiary’s written consent to the cancellation.

(g)Administrative Agent agrees with each Lender that it will examine all documents with reasonable care to ascertain that each appears on its face to be in accordance with the terms and conditions of the LC. Each Lender and Borrower agree that, in paying any draft or draw under any LC, Administrative Agent has no responsibility to obtain any document (other than any documents expressly required by the respective LC) or to ascertain or inquire as to any document’s validity, enforceability, sufficiency, accuracy, or genuineness or the authority of any Person delivering it. Neither Administrative Agent nor its Representatives will be liable to any Lender or any Company for any LCs use or for any beneficiary’s acts or omissions. Any action, inaction, error, delay, or omission taken or suffered by Administrative Agent or any of its Representatives in connection with any LC, applicable draws, drafts, or documents, or the transmission, dispatch, or delivery of any related message or advice, if in conformity with applicable Laws and in accordance with the standards of care specified in the UCP, is binding upon the Companies and Lenders. Administrative Agent is not liable to any Company or any Lender for any action taken or omitted by Administrative Agent or it’s Representative in connection with any LC in the absence of gross negligence or willful misconduct.

(h)On the Facility Maturity Date, upon a termination under Section 2.5, during the continuance of a Default under Section 11.3, or upon any demand by Administrative Agent during the continuance of any other Default, Borrower shall provide to Administrative Agent, for the benefit of Lenders, cash collateral in an amount equal to the then-existing LC Exposure. Any cash collateral provided by Borrower to Administrative Agent in accordance with this Section 2.3(h) shall be deposited by Administrative Agent in an interest bearing cash collateral account maintained with Administrative Agent at the office of Administrative Agent and invested in obligations issued or guaranteed by the United States and, upon the surrender of any LC, Administrative Agent shall deliver the appropriate funds on deposit in such collateral account to Borrower together with interest accrued on such funds.

(i)BORROWER SHALL PROTECT, INDEMNIFY, PAY, AND SAVE ADMINISTRATIVE AGENT, EACH LENDER AND THEIR RESPECTIVE REPRESENTATIVES HARMLESS FROM AND AGAINST ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, DAMAGES, LOSSES, COSTS, CHARGES AND EXPENSES (INCLUDING REASONABLE ATTORNEYS’ FEES) WHICH ANY OF THEM MAY INCUR OR BE SUBJECT TO AS A CONSEQUENCE OF THE ISSUANCE OF ANY LC, ANY DISPUTE ABOUT IT, ANY CANCELLATION OF ANY LC BY BORROWER, OR THE FAILURE OF ADMINISTRATIVE AGENT TO HONOR A DRAFT OR DRAW REQUEST UNDER ANY LC AS A RESULT OF ANY ACT OR OMISSION (WHETHER RIGHT OR WRONG) OF ANY PRESENT OR FUTURE TRIBUNAL. HOWEVER, NO PERSON IS ENTITLED TO INDEMNITY UNDER THE FOREGOING FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT. THE PROVISIONS OF AND UNDERTAKINGS AND INDEMNIFICATION SET FORTH IN THIS PARAGRAPH SHALL SURVIVE THE SATISFACTION AND PAYMENT OF THE OBLIGATION AND TERMINATION OF THIS AGREEMENT.

(j)Although referenced in any LC, terms of any particular agreement or other obligation to the beneficiary are not incorporated into this Agreement in any manner. The fees and other amounts payable with respect to each LC are as provided in this Agreement, drafts and draws under each LC are part of the Obligation, and the terms of this Agreement control any conflict between the terms of this Agreement and any LC Agreement.

2.4Swing Line Subfacility.

(a)For the convenience of the parties, the Administrative Agent, solely for its own account, may make any requested Borrowing of not less than $500,000 (or a greater integral multiple of $100,000) directly to Borrower as a Swing Line Borrowing without requiring each other Lender to fund its Pro Rata Part thereof unless and until Section 2.4(c) is applicable. Swing Line Borrowings are subject to the following conditions:

(i)Each Swing Line Borrowing must occur on a Business Day before the Swing Line Maturity Date;

(ii)When determined, (x) the aggregate Swing Line Exposure outstanding may not exceed $10,000,000 and (y) the Facility Commitment Usage may not exceed the Facility Committed Sum;

(iii)On any date when Borrowings equal to or in excess of $10,000,000 are funded under the Facility, all or a portion of the proceeds of those Borrowings shall be used to repay in full all indebtedness then outstanding under the Swing Line Subfacility;

(iv)Each Swing Line Borrowing is deemed an ABR Borrowing; and

(v)Each Borrowing under the Swing Line Subfacility is available and may be prepaid on same-day telephonic notice from Borrower to Administrative Agent, if notice is received by Administrative Agent before 11:00 a.m.

(b)Each Swing Line Borrowing shall be repaid on the earlier of (i) the date that is five Business Days after the making of such Swing Line Borrowing and (ii) the Swing Line Maturity Date.

(c)If (i) any Swing Line Borrowing remains outstanding at 12:00 noon on the Business Day immediately prior to the Business Day on which Swing Line Borrowings are due and payable pursuant to Section 2.4(b) and by such time Administrative Agent shall not have received a Borrowing Request from Borrower pursuant to Section 2.2 requesting an ABR Borrowing on the following Business Day in an amount at least equal to the aggregate principal amount of such Swing Line Borrowings or (ii) any Swing Line Borrowing remains outstanding during the existence of a Potential Default or a Default, Administrative Agent shall be deemed to have received a Borrowing Request from Borrower pursuant to Section 2.2 requesting an ABR Borrowing on such following Business Day in an amount equal to the aggregate amount of such Swing Line Borrowings; provided that such ABR Borrowing shall be made notwithstanding Borrower’s failure to comply with Section 6.2.  Notwithstanding the foregoing, if an ABR Borrowing becomes legally impractical, Administrative Agent shall promptly notify each Lender of Borrower’s failure to pay such Swing Line Borrowings and the unpaid amount of such Swing Line Borrowings.  No later than the close of business on the date Administrative Agent gives notice (if notice is given before 12:00 noon on any Business Day, or, if made at any other time, on the next Business Day following the date of notice), each Lender shall irrevocably and unconditionally purchase and receive from Administrative Agent a ratable participation in such Swing Line Borrowings and shall make available to Administrative Agent in immediately available funds its Pro Rata Part of such unpaid amount, together with interest from the date when its payment was due to, but not including, the date of payment, at the Federal Funds Effective Rate. If a Lender does not promptly pay its amount upon Administrative Agent’s demand, and until such Lender makes the required payment, Administrative Agent is deemed to continue to have outstanding a Swing Line Borrowing in the amount of such Lender’s unpaid obligation. Borrower shall make each payment of all or any part of any Swing Line Borrowing to Administrative Agent for the ratable benefit of Administrative Agent and those Lenders who have funded their participations in Swing Line Borrowings under this Section 2.4(c) (but all interest accruing on Swing Line Borrowings before the funding date of any participation is payable solely to Administrative Agent for its own account).

2.5Termination. Without premium or penalty, and upon giving at least ten (10) Business Days prior written and irrevocable notice to Administrative Agent, Borrower may terminate all or part of the unused portion of the Facility Committed Sum. Each partial termination must be in an amount of not less than $5,000,000 or a greater integral multiple of $1,000,000, and shall be Pro Rata among all Lenders. Once terminated in full, the Facility Committed Sum may not be increased or reinstated.

2.6Optional Increase in Facility Committed Sum.

(a)At any time prior to the Facility Maturity Date, Borrower may, by notice to Administrative Agent (which shall promptly notify Lenders) request an increase in the Facility Committed Sum.  Such notice shall set forth the requested amount of the increase in the Facility Committed Sum and the date on which such increase is to become effective (which shall be not fewer than twenty days after the date of such notice), and shall offer each Lender the opportunity to increase its Committed Sum.  Each Lender shall, by notice to Borrower and Administrative Agent given not more than ten Business Days after the date of Borrower’s notice, either agree to increase its Committed Sum or decline to increase its Committed Sum (and any Lender that does not deliver such a notice within such period of ten Business Days shall be deemed to have declined to increase its Committed Sum).  In the event that Lenders agree to increase their Committed Sums by an aggregate amount equal to or greater than the increase in the Facility Committed Sum requested by Borrower, then the increase will be allocated among Lenders in accordance with their Pro Rata Parts, based on the Facility Commitment Sum on the date of Borrower’s notice of the requested increase in the Facility Committed Sum.  In the event that, on the tenth Business Day after Borrower shall have delivered a notice pursuant to the first sentence of this paragraph, Lenders shall have agreed pursuant to the preceding sentence to increase their Committed Sums by an aggregate amount less than the increase in the Facility Committed Sum requested by Borrower, Borrower shall have the right to agree with one or more existing Lenders that such Lender’s or Lenders’ Committed Sums shall be increased, or to designate one or more financial institutions not theretofore a Lender to become a Lender (such designation to be effective only with the prior written consent of Administrative Agent, which consent will not be unreasonably withheld or delayed).  Upon execution and delivery by the Borrower and such Lender or other financial institution of an instrument in form reasonably satisfactory to Administrative Agent, such existing Lender shall have a Committed Sum as therein set forth or such other financial institution shall become a Lender with a Committed Sum as therein set forth and all the rights and obligations of a Lender with a Committed Sum hereunder; provided that:

(i)no Potential Default or Default shall have occurred and be continuing or result therefrom;

(ii)the aggregate amount of all increases on the Facility Committed Sum pursuant to this Section 2.6(a) shall not exceed $250,000,000;

(iii)the Committed Sum of each such other financial institution shall be not less than $15,000,000; and

(iv)immediately after such increase is made, the Facility Committed Sum shall not exceed $850,000,000.

(b)Upon any increase in the Facility Committed Sum pursuant to Section 2.6(a), Lenders shall on the effective date of such increase, at the direction of Administrative Agent, make appropriate adjustments among themselves in order to ensure that the amount (and Type) of the Borrowings outstanding to Borrower from each Lender under this Agreement (as of the effective date of such increase) are proportionate to Lenders’ respective Pro Rata Part, after giving effect to any increase of the Committed Sum of any Lender and to any Committed Sum of any additional financial institution.

SECTION 3.TERMS OF PAYMENT.

3.1Notes and Payments.

(a)Notes.

(i)The Principal Debt shall be evidenced by the Facility Notes, one payable to each Lender in the stated principal amount of its Committed Sum for the Facility.

(ii)Principal Debt under the Swing Line Subfacility shall be evidenced by a Swing Line Note payable to the Administrative Agent in the stated principal amount of $10,000,000.

(b)Payments Generally.  Borrower must make each payment and prepayment on the Obligation, without offset, counterclaim, or deduction, to Administrative Agent’s principal office in Boston, Massachusetts, in funds that will be available for immediate use by Administrative Agent by 12:00 noon on the day due. Payments received after such time shall be deemed received on the next Business Day. Administrative Agent shall pay to each Lender any payment to which that Lender is entitled on the same day Administrative Agent receives the funds from Borrower if Administrative Agent receives the payment or prepayment before 12:00 noon, and otherwise before 12:00 noon on the following Business Day. If and to the extent that Administrative Agent does not make payments to Lenders when due, unpaid amounts shall accrue interest at the Federal Funds Effective Rate from the due date until (but not including) the payment date.

3.2Interest and Principal Payments.

(a)Interest Payments. Accrued interest on each SOFR Loan shall be payable in arrears on each Interest Payment Date for such Borrowing and at such other times as may be specified herein, provided that (i) interest accrued pursuant to Section 3.5 shall be payable on demand and (ii) in the event of any conversion of any SOFR Loan prior to the end of the current Interest Period therefor, accrued interest on such SOFR Loan shall be payable on the effective date of such conversion. Accrued interest on each ABR Borrowing is due and payable on each March 31, June 30, September 30 and December 31 of each year during the term hereof and on the Facility Maturity Date.

(b)Principal Payments.  The Principal Debt is due and payable on the Facility Maturity Date.

(c)Mandatory Prepayments of Proceeds. Not later than the 5th Business Day following the date of receipt of the applicable proceeds described below in this Section 3.2(c), the following amounts shall be applied to prepay the Principal Debt (which prepayment shall not result in a corresponding permanent reduction of the Facility Committed Sum):

(i)100% of the net cash proceeds of any sale or other disposition by the Borrower or any of its subsidiaries of any assets (except for sales and other dispositions permitted under Section 9.10, as well as any proceeds received in accordance with that certain Asset Purchase Agreement, dated as of May 13, 2022, by and among American Tire Distributors, Inc., as the buyer and the Borrower and Monro Service Corporation, as the sellers) in excess of $70,000,000 (excluding any sale or other disposition the net cash proceeds of which were previously used to make a mandatory prepayment under this clause (i)) in the aggregate from the Third Amendment Closing Date to the date of such sale or other disposition.

(d)Mandatory Prepayment.  If (i) the Facility Commitment Usage ever exceeds the Facility Committed Sum or (ii) Borrower’s property becomes the subject of a casualty or condemnation, the net cash proceeds of which exceed $5,000,000 in the aggregate in any Fiscal Year, then Borrower shall prepay (1) the Principal Debt under the Facility in at least the amount of the excess described in (i) above, and (2) the Principal Debt under the Facility by the amount of proceeds of casualty or condemnation described in (ii) above, together with (x) all accrued and unpaid interest on the principal amount so prepaid and (y) any resulting Funding Loss; provided, however, that (A) Borrower shall not be required to make any prepayment required by this Section 3.2(d) until the last day of the Interest Period with respect to such Principal Debt so long as an amount equal to such prepayment is deposited by Borrower in a cash collateral account with Administrative Agent to be held in such account on terms reasonably satisfactory to Administrative Agent and (B) such prepayment shall not result in a corresponding permanent reduction of the Facility Committed Sum.

(e)Voluntary Prepayment.  Borrower may voluntarily repay or prepay all or any part of the Principal Debt at any time without premium or penalty, subject to the following conditions:

(i)Administrative Agent must receive Borrower’s written payment notice by (A) 12:00 noon on the third Business Day preceding the date of payment of a SOFR Loan and (B) 11:00 a.m. on the date of payment of an ABR Borrowing which shall specify the payment date, the facility or the subfacility under this Agreement being paid and the Type and amount of the Borrowing(s) to be paid, and which shall constitute an irrevocable and binding obligation of Borrower to make a repayment or prepayment on the designated date;

(ii)each partial repayment or prepayment must be in a minimum amount of at least $2,000,000 or a greater integral multiple of $100,000 (if a SOFR Loan), or $1,000,000 or a greater integral multiple of $100,000 (if an ABR Borrowing other than under the Swing Line Subfacility) or $250,000 or a greater multiple (if a Borrowing under the Swing Line Subfacility);

(iii)all accrued interest on the portion of the Obligation being prepaid must also be paid in full on the date of payment; and

(iv)Borrower shall pay any related Funding Loss upon demand.

3.3Interest Options.

(a)Except as specifically otherwise provided, Borrowings bear interest at an annual rate equal to the lesser of (i) (x) the ABR plus the Applicable Margin for ABR Borrowings

(or Applicable Margin - Covenant Relief Period for ABR Borrowings during the Covenant Relief Period)~~plus, solely during the Covenant Relief Period, the Applicable Additional Margin~~, and (y) Term SOFR for the Interest Period in effect for such Loan plus the Applicable Margin for SOFR Loans (or Applicable Margin - Covenant Relief Period for SOFR Loans during the Covenant Relief Period)~~plus, solely during the Covenant Relief Period, the Applicable Additional Margin~~, as the case may be, and (ii) the Maximum Rate. Each change in the ABR and Maximum Rate is effective, without notice to Borrower or any other Person, upon the effective date of change.

(b)Notwithstanding any contrary provision hereof, if a Default has occurred and is continuing and Administrative Agent, at the request of Majority Lenders, so notifies Borrower, then, so long as a Default is continuing, (i) no outstanding Borrowing may be made as, converted to or continued as a SOFR Loan and (ii) unless repaid, each SOFR Loan shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

3.4Quotation of Rates. A Responsible Officer of Borrower may call Administrative Agent before delivering a Borrowing Request to receive an indication of the interest rates then in effect, but the indicated rates do not bind Administrative Agent or Lenders or affect the interest rate that is actually in effect when Borrower delivers its Borrowing Request or on the Borrowing Date.

3.5Default Rate. If permitted by Law, at the request of the Majority Lenders, at any time a Default has occurred and is continuing, all past-due Principal Debt, Borrower’s past-due payment and reimbursement obligations in connection with LCs, and past-due interest accruing on any of the foregoing, shall bear interest at the Default Rate until paid, regardless whether payment is made before or after entry of a judgment.

3.6Interest Recapture. If the designated interest rate applicable to any Borrowing exceeds the Maximum Rate, the interest rate on that Borrowing is limited to the Maximum Rate, but, to the extent permitted by applicable Laws, any subsequent reductions in the designated rate shall not reduce the interest rate thereon below the Maximum Rate until the total amount of accrued interest equals the amount of interest that would have accrued if that designated rate had always been in effect. If at maturity (stated or by acceleration), or at final payment of the Notes, the total interest paid or accrued is less than the interest that would have accrued if the designated rates had always been in effect, then, at that time and to the extent permitted by applicable Law, Borrower shall pay an amount equal to the difference between (a) the lesser of the amount of interest that would have accrued if the designated rates had always been in effect and the amount of interest that would have accrued if the Maximum Rate had always been in effect, and (b) the amount of interest actually paid or accrued on the Notes.

3.7Interest Calculations.

(a)Interest hereunder shall be calculated on the basis of a year of 360 days, except that interest computed by reference to the ABR at times when the ABR is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). All interest rate determinations and calculations by Administrative Agent are conclusive and binding absent manifest error.

(b)The provisions of this Agreement relating to calculation of the ABR and Term SOFR are included only for the purpose of determining the rate of interest or other amounts to be paid under this Agreement that are based upon those rates.

(c)In connection with the use or administration of Term SOFR, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Paper, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Credit Agreement or any other Loan Paper.  The Administrative Agent will promptly notify the Borrower and the Lenders of the effectiveness of any Conforming Changes in connection with the use or administration of Term SOFR.

3.8Maximum Rate. Regardless of any provision contained in any Loan Paper or any document related thereto, it is the intent of the parties to this Agreement that neither Administrative Agent nor any Lender contract for, charge, take, reserve, receive, or apply as interest on all or any part of the Obligation any amount in excess of the Maximum Rate or the Maximum Amount or receive any unearned interest in violation of any applicable Law, and, if Lenders ever do so, then any excess shall be treated as a partial repayment or prepayment of principal and any remaining excess shall be refunded to Borrower. In determining if the interest paid or payable exceeds the Maximum Rate, Borrower and Lenders shall, to the maximum extent permitted under applicable Law, (a) treat all Borrowings as but a single extension of credit (and Lenders and Borrower agree that is the case and that provision in this Agreement for multiple Borrowings is for convenience only); (b) characterize any nonprincipal payment as an expense, fee or premium rather than as interest; (c) exclude voluntary repayments or prepayments and their effects; and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligation. However, if the Obligation is paid in full before the end of its full contemplated term, and if the interest received for its actual period of existence exceeds the Maximum Amount, Lenders shall refund any excess (and Lenders may not, to the extent permitted by Law, be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount).

3.9Reserved.

3.10Conversions. Subject to Section 3.3(b), Borrower may (a) on the last day of the applicable Interest Period convert all or part of a SOFR Loan to an ABR Borrowing; (b) at any time convert all or part of an ABR Borrowing to a SOFR Loan; and (c) elect a new Interest Period for a SOFR Loan. Any such conversion is subject to the dollar limits and denominations of Section 2.1 and may be accomplished by delivering a Conversion Request to Administrative Agent no later than (i) 12:00 noon on the third Business Day before the conversion date for conversion to a SOFR Loan and the last day of the Interest Period, for the election of a new Interest Period, and (ii) 11:00 a.m. on the last day of the Interest Period for conversion to an ABR Borrowing. Absent Borrower’s notice of conversion or election of a new Interest Period, a SOFR Loan shall be converted to an ABR Borrowing when the applicable Interest Period expires.

3.11Order of Application.

(a)If no Default or Potential Default exists, any payment shall be applied to the Obligation in the order and manner as provided in this Agreement.

(b)If a Default or Potential Default exists, any payment (including proceeds from the exercise of any Rights) shall be applied in the following order: (i) to all fees and expenses for which Administrative Agent or Lenders have not been paid or reimbursed in accordance with the Loan Papers (and if such payment is less than all unpaid or unreimbursed fees and expenses, then the payment shall be paid against unpaid and unreimbursed fees and expenses in the order of incurrence or due date); (ii) to accrued interest on the Principal Debt; (iii) to the Principal of Debt outstanding under the Swing Line Subfacility; (iv) to any LC reimbursement obligations that are due and payable and that remain unfunded by any Borrowing under the Facility; (v) ratably, (I) to the Principal Debt, (II) to Administrative Agent, as a deposit for the benefit of Lenders, as security for and payment of any subsequent LC reimbursement obligations, (III) ratably, to Hedging Obligations and (IV) ratably, to obligations of Borrower or any Company to any Lender (or its applicable Affiliate that provided such services) in respect of Cash Management Obligations; and (vi) the balance, if any, after the Obligation, Hedging Obligations, Cash Management Obligations and such other obligations, including other banking services, have been indefeasibly paid in full, to Borrower or as otherwise required by Law, provided, however, that (A) with respect to any Guarantor, no proceeds of any guarantee made by such Guarantor and no proceeds of the Collateral of such Guarantor shall be applied to any Excluded Hedging Obligation of such Guarantor, and (B) after giving effect to clause (A), any remaining proceeds shall be reallocated in order to effect a ratable distribution among the Administrative Agent and Lenders, as described above.

3.12Sharing of Payments, Etc. If any Lender obtains any amount (whether voluntary, involuntary or otherwise, including, without limitation, as a result of exercising its Rights under Section 3.13) that exceeds its combined Pro Rata Part of the Facility Commitment Usage, then that Lender shall purchase from the other Lenders participations that will cause the purchasing Lender to share the excess amount ratably with each other Lender. If all or any portion of any excess amount is subsequently recovered from the purchasing Lender, then the purchase shall be rescinded and the purchase price restored to the extent of the recovery. Borrower agrees that any Lender purchasing a participation from another Lender under this Section may, to the fullest extent permitted by Law, exercise all of its Rights of payment (including the Right of offset) with respect to that participation as fully as if that Lender were the direct creditor of Borrower in the amount of that participation.

3.13Offset. If a Default exists, each Lender is entitled, but is not obligated, to exercise (for the benefit of all Lenders in accordance with Section 3.12) the Rights of offset and banker’s Lien against each and every account and other property, or any interest therein, that any Company may now or hereafter have with, or which is now or hereafter in the possession of, that Lender to the extent of the full amount of the Obligation owed to it.

3.14Booking Borrowings. To the extent permitted by Law, any Lender may make, carry, or transfer its Borrowings at, to, or for the account of any of its branch offices or the office of any of its Affiliates. However, no Affiliate is entitled to receive any greater payment under Section 3.16 than the transferor Lender would have been entitled to receive with respect to those Borrowings.

3.15Alternate Rate of Interest.

(a)Inability to Determine Rates.  Subject to Section 3.15(b), if, on or prior to the first day of any Interest Period for any SOFR Loan:

(i)the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof, or

(ii)the Majority Lenders determine that for any reason in connection with any request for a SOFR Loan or a conversion thereto or a continuation thereof that Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Borrowing, and the Majority Lenders have provided notice of such determination to the Administrative Agent, the Administrative Agent will promptly so notify the Borrower and each Lender.

Upon notice thereof by the Administrative Agent to the Borrower, any obligation of the Lenders to make or maintain SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert ABR Borrowings to SOFR Loans shall be suspended (to the extent of the affected Interest Periods) until the Administrative Agent (with respect to clause (ii), at the instruction of the Majority Lenders) revokes such notice.  Upon receipt of such notice, (x) the Borrower may revoke any pending request for a borrowing of, conversion to or continuation of SOFR Loans (to the extent of the affected Interest Periods) or, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Borrowings in the amount specified therein and (y) any outstanding affected SOFR Loans will be deemed to have been converted into ABR Borrowings at the end of the applicable Interest Period.  Subject to Section 3.15(b), if the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that “Term SOFR” cannot be determined pursuant to the definition thereof on any given day, the interest rate on ABR Borrowings shall be determined by the Administrative Agent without reference to clause (c) of the definition of “ABR” until the Administrative Agent revokes such determination.

(b)Benchmark Replacement Setting.

(i)Benchmark Replacement.  Notwithstanding anything to the contrary herein or in any other Loan Paper, if a Benchmark Transition Event and its related Benchmark Replacement Date have occurred prior to any setting of the then-current Benchmark, then (x) if a Benchmark Replacement is determined in accordance with clause (a) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Paper in respect of such Benchmark setting and subsequent Benchmark settings without any amendment to, or further action or consent (subject to clause (y) below) of any other party to, this Agreement or any other Loan Paper and (y) if a Benchmark Replacement is determined in accordance with clause (b) of the definition of “Benchmark Replacement” for such Benchmark Replacement Date, such Benchmark Replacement will replace such Benchmark for all purposes hereunder and under any Loan Paper in respect of any Benchmark setting at or after 5:00 p.m. (New York city time) on the fifth (5th) Business Day after the date notice of such Benchmark Replacement is provided to the Lenders without any amendment to, or further action or consent of any other party to, this Agreement or any other Loan Paper so long as the Administrative Agent has not received, by such time, written notice of objection to such Benchmark Replacement from Lenders comprising the Majority Lenders. If the Benchmark Replacement is Daily Simple SOFR, all interest payments will be payable on a monthly basis.

(ii)Benchmark Replacement Conforming Changes.  In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Paper, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Paper.

(iii)Notices; Standards for Decisions and Determinations.  The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement.  The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 3.15(b)(iv) and (y) the commencement of any Benchmark Unavailability Period.  Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 3.15(b), including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Paper, except, in each case, as expressly required pursuant to this Section 3.15(b).

(iv)Unavailability of Tenor of Benchmark.  Notwithstanding anything to the contrary herein or in any other Loan Paper, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including the Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the administrator of such Benchmark or the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(v)Benchmark Unavailability Period.  Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to ABR Borrowings.  During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of the ABR based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of the ABR.

3.16Additional Costs.

With respect to any Law, requirement, request, directive, or change affecting banking institutions generally:

(a)With respect to any SOFR Loan or ABR Borrowing, if (i) any Change in Law imposes, modifies, or deems applicable (or if compliance by any Lender therewith results in) any requirement that any reserves (including, without limitation, any marginal, emergency, supplemental, or special reserves) be maintained or increased, and (ii) those reserves reduce any sums receivable by that Lender under this Agreement or increase the costs incurred by that Lender in advancing or maintaining any portion of any SOFR Borrowing, or ABR Borrowing, then (unless the effect is already reflected in the rate of interest then applicable under this Agreement) that Lender (through Administrative Agent) shall deliver to Borrower a certificate setting forth in reasonable detail the basis and calculation of the amount necessary to compensate it for its reduction or increase (which certificate is conclusive and binding absent manifest error), and Borrower shall promptly pay that amount to that Lender within 5 days of demand thereof. The provisions of and undertakings and indemnification set forth in this paragraph shall survive the satisfaction and payment of the Obligation and termination of this Agreement.

(b)With respect to any Borrowing or LC, if any Change in Law regarding capital adequacy or liquidity (or compliance by Administrative Agent (as issuer of LCs) or any Lender therewith), reduces the rate of return on the capital of Administrative Agent (as issuer of LCs) or such Lender, or the holding company of Administrative Agent or such Lender, as a consequence of its obligations under this Agreement to a level below that which it otherwise could have achieved (taking into consideration its policies with respect to capital adequacy or liquidity) by an amount deemed by it to be material (and it may, in determining the amount, use reasonable assumptions and allocations of costs and expenses and use any reasonable averaging or attribution method), then (unless the effect is already reflected in the rate of interest then applicable under this Agreement) Administrative Agent or that Lender (through Administrative Agent) shall notify Borrower and deliver to Borrower a certificate setting forth in reasonable detail the calculation of the amount necessary to compensate it (which certificate is conclusive and binding absent manifest error), and Borrower shall promptly pay that amount to Administrative Agent or that Lender within 5 days of demand thereof. The provisions of and undertakings and indemnification set forth in this paragraph shall survive the satisfaction and payment of the Obligation and termination of this Agreement.

(c)Any Taxes payable by Administrative Agent or any Lender or ruled (by a Tribunal) payable by Administrative Agent or any Lender in respect of this Agreement or any other Loan Paper shall, if permitted by Law, be paid by Borrower, together with interest and penalties, if any (except for (i)(1) Taxes imposed on or measured by the net income of Administrative Agent or that Lender (2) franchise or similar taxes of the Administrative Agent or that Lender and (3) amounts requested to be withheld for Taxes pursuant to the first sentence of Section 3.19(b) and (ii) interest and penalties incurred as a result of the gross negligence or willful misconduct of Administrative Agent or any Lender). Administrative Agent or that Lender (through Administrative Agent) shall notify Borrower and deliver to Borrower a certificate setting forth in reasonable detail the basis and calculation of the amount of payable Taxes, which certificate is conclusive and binding (absent manifest error), and Borrower shall promptly pay that amount to Administrative Agent for its account or the account of that Lender, as the case may be. If Administrative Agent or that Lender subsequently receives a refund of the Taxes paid to it by Borrower, then the recipient shall promptly pay the refund to Borrower.

3.17Illegality. If any Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable lending office to make, maintain or fund Borrowings whose interest is determined by reference to SOFR or Term SOFR, or to determine or charge interest rates based upon SOFR or Term SOFR, then, upon notice thereof by such Lender to the Borrower (through the Administrative Agent), (a) any obligation of the Lenders to make or maintain SOFR Loans, and any right of the Borrower to continue SOFR Loans or to convert ABR Borrowings to SOFR Loans, shall be suspended, and (b) the interest rate on which ABR Borrowings shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “ABR”, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, (i) the Borrower shall, if necessary to avoid such illegality, upon demand from any Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all SOFR Loans to ABR Borrowings (the interest rate on which ABR Borrowings of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to clause (c) of the definition of “ABR”), on the last day of the Interest Period therefor, if all affected Lenders may lawfully continue to maintain such Borrowings to such day, or immediately, if any Lender may not lawfully continue to maintain such Borrowings to such day, and (ii) if necessary to avoid such illegality, the Administrative Agent shall during the period of such suspension compute the ABR without reference to clause (c) of the definition of “ABR” in each case until the Administrative Agent is advised in writing by each affected Lender that it is no longer illegal for such Lender to determine or charge interest rates based upon SOFR or Term SOFR.  Upon any such prepayment or conversion, the Borrower shall also pay any additional amounts required pursuant to Section 3.18 when and as required under Section 3.18.

3.18Funding Loss. BORROWER AGREES TO INDEMNIFY EACH LENDER AGAINST, AND PAY TO IT WITHIN 5 DAYS OF DEMAND THEREFOR, ANY FUNDING LOSS OF THAT LENDER. When any Lender demands that Borrower pay any Funding Loss, that Lender shall deliver to Borrower and Administrative Agent a certificate setting forth in reasonable detail the basis for imposing Funding Loss and the calculation of the amount, which calculation is conclusive and binding absent manifest error. The provisions of and undertakings and indemnification set forth in this paragraph shall survive the satisfaction and payment of the Obligation and termination of this Agreement.

3.19Foreign Lenders.

(a)Each Lender that is not a “United States person” within the meaning of Section 7701(a)(30) of the Code (a “Non-U.S. Lender”) shall deliver to Administrative Agent, prior to the receipt of any payment subject to withholding under the Code (or upon accepting an assignment of an interest herein), two duly signed completed copies of either IRS Form W-8BEN or W-8BEN-E, as applicable, or any successor thereto (relating to such Non-U.S. Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Non-U.S. Lender by Borrower pursuant to this Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Non-U.S. Lender by Borrower pursuant to this Agreement) or such other evidence satisfactory to Administrative Agent that such Non-U.S. Lender is entitled to an exemption from, or reduction of, United States withholding tax, including any exemption pursuant to Section 881(c) of the Code.  Thereafter and from time to time, each such Non-U.S. Lender shall (i) upon the written request of Administrative Agent promptly submit to Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under the then current United States laws and regulations to avoid, or such evidence as is satisfactory to Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Non-U.S. Lender by Borrower pursuant to this Agreement and (ii) promptly notify Administrative Agent of any change in circumstance which would modify or render invalid any claimed exemption or reduction.  Each Non-U.S. Lender, to the extent it does not act or ceases to act for its own account with respect to any portion of any sums paid or payable to such Lender under any of the Loan Papers (for example, in the case of a participation by such Lender), shall deliver to Administrative Agent on the date when such Non-U.S. Lender ceases to act for its own account with respect to any portion of any such sums paid or payable, and at such other times as may be necessary in the determination of Administrative Agent (in the reasonable exercise of its discretion), (A) two duly signed completed copies of the forms or statements required to be provided by such Lender as set forth above, to establish the portion of any such sums paid or payable with respect to which such Lender acts for its own account that is not subject to U.S. withholding tax, and (B) two duly signed completed copies of IRS Form W-8IMY (or any successor thereto), together with any information such Lender chooses to transmit with such form, and any other certificate or statement of exemption required under the Code, to establish that such Lender is not acting for its own account with respect to a portion of any sums payable to such Lender.

(b)Borrower shall not be required to pay any additional amount to any Non-U.S. Lender under Section 3.19(a): (i) with respect to any Taxes required to be deducted or withheld on the basis of the information, certificates or statements of exemption such Lender transmits with an IRS Form W-8IMY pursuant to Section 3.19(a) or (ii) if such Lender shall have failed to satisfy the provisions of Section 3.19(a) on the date such Lender became a Lender or ceases to act for its own account with respect to any payment under any of the Loan Papers.  Nothing in this Section 3.19(b) or Section 3.19(a) shall relieve Borrower of its obligation to pay any amounts due pursuant to this Section 3.19 in the event that, as a result of any change in any applicable law, treaty or governmental rule, regulation or order, or any change in the interpretation, administration or application thereof, such Lender is no longer properly entitled to deliver forms, certificates or other evidence at a subsequent date establishing the fact that such Lender or other Person for the account of which such Lender receives any sums payable under any of the Loan Papers is not subject to withholding or is subject to withholding at a reduced rate.  Administrative Agent may, without reduction, withhold any Taxes required to be deducted and withheld from any payment under any of the Loan Papers with respect to which Borrower is not required to pay additional amounts under Section 3.19(a).

(c)If a payment made to any Lender hereunder would be subject to U.S. federal withholding tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to Borrower and Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by Borrower or Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by Borrower or Administrative Agent as may be necessary for Borrower and Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment.

3.20Defaulting Lenders. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:

(a)fees under Section 4.3 shall cease to accrue on that portion of such Defaulting Lender’s Committed Sum that remains unfunded or which has not been included in any LC Exposure;

(b)the Committed Sum and Commitment Usage of such Defaulting Lender shall not be included in determining whether all Lenders or Majority Lenders have taken or may take any action hereunder (including any consent to any amendment or waiver pursuant to Section 14.10), provided that any waiver, amendment or modification requiring the consent of all Lenders or each affected Lender which adversely affects such Defaulting Lender differently than other affected Lenders shall require the consent of such Defaulting Lender.

(c)if any LC Exposure or Swing Line Exposure exists at the time a Lender becomes a Defaulting Lender then:

(i)all or any part of the contingent obligations of Lenders in respect of such LC Exposure and Swing Line Exposure shall be reallocated among the non-Defaulting Lenders in accordance with their respective Pro Rata Part but only to the extent (a) the sum of all non-Defaulting Lenders’ Commitment Usage plus such Defaulting Lender’s LC Exposure and Swing Line Exposure does not exceed the total of all non-Defaulting Lenders’ Committed Sums and (b) no Lender’s Commitment Usage exceeds its Committed Sum;

(ii)if the reallocation described in clause (i) above cannot, or can only partially, be effected, Borrower shall, within one (1) Business Day following notice by Administrative Agent, (A) prepay the Swing Line Borrowings and (B) cash collateralize such Defaulting Lender’s Pro Rata Part of the LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in a manner reasonably satisfactory to Administrative Agent for so long as such LC Exposure is outstanding;

(iii)if Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to this Section 3.20(c), Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 4.2 with respect to such cash collateralized portion of the Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

(iv)if the LC Exposure of the non-Defaulting Lenders is reallocated pursuant to this Section 3.20(c), then the fees payable to the Lenders pursuant to Section 4.2 shall be adjusted in accordance with such non-Defaulting Lenders’ Pro Rata Part of the Facility Committed Sum; and

(v)if any Defaulting Lender’s LC Exposure is neither cash collateralized nor reallocated pursuant to this Section 3.20(c), then, without prejudice to any rights or remedies of Administrative Agent or any Lender hereunder, all fees payable to Lenders pursuant to Section 4.2 with respect to such Defaulting Lender’s LC Exposure that is neither cash collateralized nor reallocated shall be payable to Administrative Agent until such LC Exposure is fully cash collateralized and/or reallocated;

(d)so long as any Lender is a Defaulting Lender, Administrative Agent shall not be (i) required to fund any Swing Line Borrowing or (ii) required to issue, amend, renew, increase or extend any LC unless it is satisfied, in its reasonable discretion, that the related exposure will be 100% covered by the Committed Sums of the non-Defaulting Lenders and/or cash collateral will be provided by Borrower in accordance with Section 3.20(c), and participating interests in any such newly issued, amended, renewed, increased or extended LC or newly made Swing Line Borrowing shall be allocated among non-Defaulting Lenders in a manner consistent with Section 3.20(c)(i) (and Defaulting Lenders shall not participate therein); and

(e)any amount payable to such Defaulting Lender hereunder (whether on account of principal, interest, fees or otherwise) shall, in lieu of being distributed to such Defaulting Lender, be retained by Administrative Agent in a segregated account and subject to any applicable requirements of law, be applied (i) first, to the payment of any amounts owing by such Defaulting Lender to Administrative Agent hereunder, (ii) second, to the funding of cash collateralization of any participating interest in any LC in respect of which such Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by Administrative Agent, (iii) third, if so determined by Administrative Agent and Borrower, held in such account as cash collateral for future funding obligations of any Defaulting Lender under this Agreement, (iv) fourth, pro rata, to the payment of any amounts owing to Borrower or Lenders as a result of any judgment of a court of competent jurisdiction obtained by Borrower or any Lender against such Defaulting Lender as a result of such Defaulting Lender’s breach of its obligations under this Agreement and (v) fifth, to such Defaulting Lender or as otherwise directed by a court of competent jurisdiction, provided that if such payment is (x) a prepayment of the principal amount of any Borrowing and (y) made at a time when the conditions set forth in Section 6.2 are satisfied, such payment shall be applied solely to prepay the Borrowings of all non-Defaulting Lenders pro rata prior to being applied to the prepayment of any Borrowings of any Defaulting Lender.

In the event that Administrative Agent and Borrower each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then on such date the LC Exposure and Swing Line Exposure of Lenders shall be readjusted to reflect the inclusion of such Lender’s Committed Sum and on such date such Lender shall purchase at par such of the Borrowings of the other Lenders as Administrative Agent shall determine may be necessary in order for such Lender to hold such Borrowings in accordance with its Pro Rata Part.  Except as expressly modified by this Section 3.20, the performance by Borrower under any Loan Paper shall not be excused or otherwise modified as a result of this Section 3.20.

3.21Assignment of Committed Sums Under Certain Circumstances. In the event that (1) any Lender requests compensation under Section 3.16, (2) the Borrower is required to pay any additional amount pursuant to Section 3.19, (3) any Lender is a Non-Consenting Lender, or (4) any Lender becomes a Defaulting Lender, Borrower shall have the right, at its own expense, upon notice to such Lender and Administrative Agent to require such Lender to transfer and assign without recourse (in accordance with and subject to the restrictions contained in Section 14.12) all its interest, rights and obligations under this Agreement to one or more other financial institutions acceptable to Borrower (unless a Default has occurred and is continuing) and Administrative Agent (which in each case shall not be unreasonably withheld), which shall assume such obligations; provided that (i) no such assignment shall conflict with any law, rule or regulation or order of any Tribunal. (ii) the Lender that acts as Administrative Agent cannot be replaced in its capacity as Administrative Agent other than in accordance with Section 13.1, (iii) any Lender that is the issuer of LCs may not be replaced hereunder at any time when it has any LCs outstanding hereunder unless arrangements reasonably satisfactory to such issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer, reasonably satisfactory to such issuer or the depositing of cash collateral into a cash collateral account in amounts and pursuant to arrangements reasonably satisfactory to such issuer) have been made with respect to each such outstanding LC; and (iv) Borrower or the assignee or assignees, as the case may be, shall pay to each affected Lender in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Borrowings made by it hereunder and all other amounts accrued for its account or owed to it hereunder.  Upon receipt by the applicable Lender of all amounts required to be paid to such Lender pursuant to this Section 3.21, Administrative Agent shall be entitled (but not obligated) and authorized to execute an Assignment Agreement on behalf of such Lender, and any such Assignment Agreement so executed by Administrative Agent and the assignee shall be effective for purposes of this Section 3.21 and Section 14.12.  A Lender shall not be required to make any such assignment if, prior to Administrative Agent’s approval of such assignment, the circumstances entitling Borrower to require such assignment cease to apply.  In the event that (i) the Borrower or the Administrative Agent has requested that the Lenders consent to a departure or waiver of any provisions of the Loan Papers or agree to any amendment thereto, (ii) the consent, waiver or amendment in question requires the agreement of each Lender, all affected Lenders or all the Lenders and (iii) the Majority Lenders have agreed to such consent, waiver or amendment, then any Lender who does not agree to such consent, waiver or amendment shall be deemed a “Non-Consenting Lender.”

3.22Matters Applicable to All Requests for Compensation.

(a)Designation of a Different Lending Office.  If any Lender requests compensation under Section 3.16 or 3.17, or the Borrower is required to pay any additional amount pursuant to Section 3.19, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the good faith judgment of such Lender such designation or assignment (a) would eliminate or reduce amounts payable pursuant to Section 3.16, 3.17, or 3.19, as the case may be, in the future, and (b) in each case, would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender in any material economic, legal or regulatory respect.

(b)Delay in Requests.  Failure or delay on the part of any Lender to demand compensation pursuant to the foregoing provisions of Section  3.16, 3.17 or 3.19 shall not constitute a waiver of such Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to the foregoing provisions of Section 3.16, 3.17 or 3.19 for any increased costs incurred or reductions suffered more than one hundred and eighty (180) days prior to the date that such Lender notifies the Borrower of the event giving rise to such claim and of such Lender’s intention to claim compensation therefor (except that, if the circumstance giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof).

SECTION 4FEES.

4.1Treatment of Fees. The fees described in this Section 4 are calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed, but computed as if each calendar year consisted of three hundred sixty (360) days, unless computation would result in an interest rate in excess of the Maximum Rate in which event the computation is made on the basis of a year of 365 or 366 days, as the case may be. The fees described in this Section 4 are in all events subject to the provisions of Section 3.8 of this Agreement.

4.2LC Fees. As a condition to the issuance or extension of a LC, Borrower shall pay to Administrative Agent (and such payment shall accompany each LC Request) a fee equal to (a) one-eighth of one percent (0.125%) multiplied by (b) the face amount of the LC, payable quarterly in arrears on March 31, June 30, September 30 and December 31 of each year, and on the Facility Maturity Date.  Borrower shall also pay a commission on all outstanding LCs at a per annum rate equal to the Applicable Margin (or Applicable Margin - Covenant Relief Period during the Covenant Relief Period)~~plus, solely during the Covenant Relief Period, the Applicable Additional Margin~~, each with respect to SOFR Loans, on the face amount of each LC. Such commission shall be payable quarterly in arrears to Administrative Agent for ratable distribution among the Lenders participating in the Facility. Borrower also agrees to pay on demand and solely for the account of Administrative Agent, any and all additional customary LC fees including those relating to administering, issuing, confirming, negotiating or amending LCs.

4.3Facility Commitment Fee. Borrower shall pay to Administrative Agent for the account of each Lender a commitment fee (“Commitment Fee”), payable as it accrues on each March 31, June 30, September 30, and December 31, and on the Facility Maturity Date, equal to the sum of the Applicable Margin (or Applicable Margin - Covenant Relief Period for Commitment Fee during the Covenant Relief Period), times the amount by which (a) such Lender’s Facility Committed Sum exceeds (b) such Lender’s average daily Facility Commitment Usage, in each case during the calendar quarter ending on such date. If there is any change in the Applicable Margin during any quarter, the average daily amount shall be computed and multiplied by the Applicable Margin, separately for each period that such Applicable Margin were in effect during such quarter.

4.4Other Fees.  Borrower shall pay to Administrative Agent, Lenders, and each Arranger, for their own account, fees and other amounts payable in the amounts and at the times separately agreed upon between Borrower and such Persons in connection with the transactions contemplated hereby.

SECTION 5SECURITY.

5.1Collateral. Full and complete payment of the Obligation is secured by all of the Collateral.

5.2Additional Security and Guaranties. Administrative Agent may, without notice or demand and without affecting any Person’s obligations under the Loan Papers, from time to time (a) receive and hold additional collateral from any Person for the payment of all or any part of the Obligation and, subject to Section 14.10(b), exchange, enforce or release all or any part of that collateral and (b) accept and hold any endorsement or guaranty of payment of all or any part of the Obligation and, subject to Section 14.10(b), release any endorser or guarantor, or any Person who has given any other security for the payment of all or any part of the Obligation, or any other Person in any way obligated to pay all or any part of the Obligation.

5.3Financing Statements. Borrower will execute, or cause to be executed, stock powers and other writings in the form and content reasonably required by Administrative Agent, and Borrower will pay all costs of filing any financing, continuation or termination statements, or other action taken by Administrative Agent relating to the Collateral, including, without limitation, costs and expenses of any Lien search reasonably required by Administrative Agent.

SECTION 6CONDITIONS PRECEDENT.

6.1Initial Borrowing.  The obligation of the Lenders to fund the initial Borrowing, and the Administrative Agent as issuer of the LCs to issue LCs, is subject to the Administrative Agent’s timely receipt of a Borrowing Request and satisfaction of each of the following conditions on or prior to the Closing Date:

(i)Amended and Restated Credit Agreement.  This Agreement shall have been executed by the Borrower, the Administrative Agent and each of the Lenders.

(ii)Notes.  The Borrower shall have executed and delivered to the Administrative Agent the appropriate Facility Note for the account of each Lender and the Swing Line Note for the account of Citizens Bank, N.A.

(iii)Loan Amendment. The Borrower and Guarantors shall have duly executed and delivered the Amendment to Loan Papers to be executed in connection with this Agreement, which shall be in form and substance satisfactory to the Administrative Agent.

(iv)Fees and Expenses.  The Borrower shall have (A) paid to the Administrative Agent and each Arranger, each for its own account, the fees required to be paid by it on the Closing Date, including those set forth in the any applicable fee letter, (B) paid to the Lenders the fees agreed by the Borrower to be paid to them on the Closing Date, and (C) paid or caused to be paid all reasonable fees and expenses of the Administrative Agent and of counsel to the Administrative Agent that have been invoiced on or prior to the Closing Date in connection with the preparation, negotiation, execution and delivery of this Agreement and the other Loan Papers and the consummation of the transactions contemplated hereby and thereby.

(v)Corporate Resolutions and Approvals.  The Administrative Agent shall have received certified copies of the resolutions of the Board of Directors (or similar governing body) of each Company approving the Loan Papers to which such Company is or may become a party, and of all documents evidencing other necessary corporate or other organizational action, as the case may be, and governmental and other material third party approvals, if any, with respect to the execution, delivery and performance by such Company of the Loan Papers to which it is or may become a party and the continuing operations of the Companies, all of which documents to be in form and substance reasonably satisfactory to the Administrative Agent.

(vi)Incumbency Certificates.  The Administrative Agent shall have received a certificate of the Secretary or an Assistant Secretary of each Company certifying the names and true signatures of the officers of such Company authorized to sign the Loan Papers to which such Company is a party and any other documents to which such Company is a party that may be executed and delivered in connection herewith.

(vii)Opinions of Counsel.  The Administrative Agent shall have received opinions of counsel from counsel to the Companies, which opinions shall be addressed to the Administrative Agent and the Lenders and dated the Closing Date and in form and substance satisfactory to the Administrative Agent.

(viii)Evidence of Insurance.  The Administrative Agent shall have (A) received certificates of insurance and other evidence satisfactory to it of compliance with the insurance requirements of this Agreement and the Security Documents and (B) received endorsements and/or declarations pages to insurance policies naming the Administrative Agent, for the benefit of the Lenders, as an additional insured on the liability insurance policies of the Companies and as a loss payee on the property insurance policies of the Companies.

(ix)Search Reports.  The Administrative Agent shall have received the results of Uniform Commercial Code and other search reports (including lien, bankruptcy, judgment and litigation) from one or more commercial search firms reasonably acceptable to the Administrative Agent, listing all of the effective financing statements filed against any Company, together with copies of such financing statements, and such search shall reveal no liens on any of the assets of the Borrower or its Subsidiaries except for liens permitted by the Loan Papers or liens to be discharged on or prior to the Closing Date pursuant to documentation satisfactory to the Lenders.

(x)Corporate Charter and Good Standing Certificates.  The Administrative Agent shall have received:  (A) an original certified copy of the Certificate or Articles of Incorporation or equivalent formation document of each Company and any and all amendments and restatements thereof, certified as of a recent date by the relevant Secretary of State; (B) an original “long-form” good standing certificate or certificate of existence from the Secretary of State of the state of incorporation or formation, dated as of a recent date, listing all charter documents affecting such Company and certifying as to the good standing of such Company; and (C) original certificates of good standing or foreign qualification for each Company from each jurisdiction in which the Company is authorized or qualified to do business and where the failure to maintain such good standing or foreign qualification could reasonably be expected to give rise to a Material Adverse Event.

(xi)Solvency Certificate.  The Administrative Agent shall have received a solvency certificate, dated as of the Closing Date and executed by a financial officer of the Borrower, to be in form and substance reasonably satisfactory to the Administrative Agent.

(xii)Proceedings and Documents.  All corporate and other proceedings and all documents incidental to the transactions contemplated hereby shall be reasonably satisfactory in substance and form to the Administrative Agent.

(xiii)Litigation.  There shall not exist any pending or threatened Litigation that could reasonably be expected to give rise to a Material Adverse Event.

(xiv)No Material Adverse Event.  Since September 27, 2018, there shall not have been a Material Adverse Event or any change, state of facts, circumstances, event, condition, development, occurrence or effect that would reasonably be expected to result in a Material Adverse Event.

(xv)Patriot Act; KYC.  The Administrative Agent shall have received, at least three Business Days prior to the Closing Date:

(ii)all documentation and other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act; and

(iii)to the extent the Borrower constitutes a “legal entity customer” under the Beneficial Ownership Regulation, a completed Beneficial Ownership Certification in relation to the Borrower.

(xvi)Diligence; Ownership; Intercompany Debt.  The Administrative Agent, in its reasonable discretion, shall be satisfied with its due diligence, including (i) the pro forma capital and ownership structure and the equity holder arrangements of the Companies, and (ii) the amount, terms, conditions and holders of all intercompany indebtedness of the Borrower and its Affiliates.

(xvii)Miscellaneous.  The Companies shall have provided to the Administrative Agent and the Lenders such other items and shall have satisfied such other conditions as may be reasonably required by the Administrative Agent or the Lenders.

6.2All Borrowings or LCs.  In addition, Lenders will not be obligated to fund (as opposed to continue or convert) any Borrowing, and Administrative Agent will not be obligated to issue any LC, as the case may be, unless on the applicable Borrowing Date, issue date, or creation date (and after giving effect to the requested Borrowing or LC), as the case may be: (a) Administrative Agent shall have timely received a Borrowing Request or LC Request (together with the applicable duly executed LC Agreement), as the case may be; (b) Administrative Agent shall have received any applicable LC fee; (c) all of the representations and warranties of the Borrower in the Loan Papers are true and correct in all material respects (unless they speak to a specific date or are based on facts which have changed by transactions contemplated or permitted by this Agreement); (d) no Default or Potential Default exists; and (e) the funding of the Borrowing or issuance of the LC, as the case may be, is permitted by Law. Upon Administrative Agent’s request, Borrower shall deliver to Administrative Agent evidence substantiating any of the matters in the Loan Papers that are necessary to enable Borrower to qualify for the Borrowing or LC, as the case may be.

6.3Materiality of Conditions.  Each condition precedent in this Agreement (including, without limitation, those set forth in Section 6.1) is material to the transactions contemplated by this Agreement, and time is of the essence with respect to each condition precedent.

6.4Waiver.  Subject to the prior approval of Majority Lenders, Lenders may fund any Borrowing, and Administrative Agent may issue any LC, without all conditions being satisfied, but, to the extent permitted by Law, that funding and issuance shall not be deemed to be a waiver of the requirement that each condition precedent be satisfied as a prerequisite for any subsequent funding or issuance, unless Majority Lenders specifically waive each item in writing.

SECTION 7REPRESENTATIONS AND WARRANTIES.  Borrower represents and warrants to Administrative Agent and Lenders as follows:

7.1Purpose of Credit Facility.  Borrower will use proceeds of Facility Borrowings and LCs (a) for working capital and general corporate purposes of the Companies, (b) to finance Acquisitions permitted pursuant to Section 9.8,  CAPEX and other investments permitted hereunder and (c) to pay fees, costs and expenses related to any of the foregoing or the Loan Papers or any amendments thereto.  No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any “margin stock” within the meaning of Regulation U of the Board of Governors of the Federal Reserve System, as amended. No part of the proceeds of any LC draft or drawing, or Borrowing will be used, directly or indirectly, for a purpose that violates any Law, including without limitation, the provisions of Regulation U.

7.2Corporate Existence, Good Standing, Authority, and Compliance. Each Company is duly organized, validly existing, and in good standing under the Laws of the jurisdiction in which it is incorporated or organized as identified on the attached Schedule 7.2 or on the most recently amended Schedule 7.2. Each Company (a) is duly qualified to transact business and is in good standing as a foreign corporation or other entity in each jurisdiction where the nature and extent of its business and properties require due qualification and good standing (those jurisdictions being identified on the attached Schedule 7.2 or on the most recently amended Schedule 7.2; (b) possesses all requisite authority, permits, and power to conduct its business as is now being, or is contemplated by this Agreement to be, conducted; and (c) is in compliance with all applicable Laws, except in each case of clauses (a), (b) and (c) where the failure to so qualify, to possess such authority, permits, or power or to comply with such Law would not cause a Material Adverse Event.

7.3Subsidiaries. As of the date of this Agreement, Borrower has no Subsidiaries except as disclosed on the attached Schedule 7.3 or on the most recently amended Schedule 7.3 reflecting changes to the schedule as a result of transactions permitted by this Agreement. All of the outstanding shares of capital stock (or similar voting interests) of those Subsidiaries are duly authorized, validly issued, fully paid and, in the case of a corporation, nonassessable, and in all cases are owned of record and beneficially as set forth thereon, free and clear of any Liens, restrictions, claims or Rights of another Person, other than Permitted Liens, and are not subject to any warrant, option or other acquisition Right of any Person or subject to any transfer restriction except for restrictions imposed by securities Laws and general corporate Laws.

7.4Authorization and Contravention. The execution and delivery by each Company of each Loan Paper to which it is a party and the performance by it of its obligations thereunder (a) are within its corporate power; (b) have been duly authorized by all necessary corporate action; (c) require no action by or filing with any Tribunal (other than any action or filing that has been taken or made on or before the date of this Agreement or which would not cause a Material Adverse Event); (d) do not violate any provision of its charter or bylaws; (e) do not violate any provision of Law or order of any Tribunal applicable to it, other than violations that individually or collectively are not a Material Adverse Event; (f) do not violate any Material Agreements to which it is a party, other than a violation which would not cause a Material Adverse Event; or (g) do not result in the creation or imposition of any Lien (other than the Lender Liens) on any asset of any Company.

7.5Binding Effect. Upon execution and delivery by all parties thereto, each Loan Paper will constitute a legal and binding obligation of each Company party thereto, enforceable against it in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity. The Security Agreement creates in favor of the Administrative Agent, for the ratable benefit of the Lenders, a legal, valid and enforceable security interest in the Collateral (except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws and by general principles of equity) and, assuming the UCC financing statements described in the Security Agreement have been properly filed by the Administrative Agent, such security interest is (i) a fully perfected security interest in all right, title and interest of the Borrower and Guarantors in the Collateral to the extent such security interest may be perfected by the filing of a UCC financing statement, and (ii) prior and superior in right to any other Lien or right of any other Person, other than Permitted Liens which by operation of law or contract have priority over, or are pari passu with, the Liens securing the Obligations.

7.6Financial Statements; Fiscal Year. The Current Financials were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition, results of operations, and cash flows of the Companies as of, and for the portion of the fiscal year ending, on the date or dates thereof (subject only to normal year-end adjustments). All material liabilities of the Companies as of the date or dates of the Current Financials are reflected therein or in the notes thereto. Except for transactions directly related to, or specifically contemplated by, the Loan Papers, no subsequent Material Adverse Event has occurred in the consolidated financial condition of the Companies from that shown in the Current Financials, nor has any Company incurred any subsequent material liability. The fiscal year of each Company ends on the last Saturday in March.

7.7Litigation. Except as disclosed on the attached Schedule 7.7 or the most recently amended Schedule 7.7, no Company is subject to, or aware of the threat of, any Litigation that is reasonably likely to be determined adversely to any Company and, if so adversely determined, is a Material Adverse Event. Except as permitted under Section 11.4, no outstanding and unpaid judgments against any Company exist.

7.8Taxes. All Tax returns of each Company required to be filed have been filed (or extensions have been granted) before delinquency, except for returns for which the failure to file is not a Material Adverse Event, and all Taxes imposed upon each Company that are due and payable have been paid before delinquency, other than Taxes for which the criteria for Permitted Liens have been satisfied or for which nonpayment is not a Material Adverse Event.

7.9Environmental Matters. Except as disclosed on Schedule 7.9 or on the most recently amended Schedule 7.9, (a) no Company knows of any environmental condition or circumstance materially adversely affecting any Company’s properties taken as a whole or operations; (b) no Company has received any report of any Company’s material violation of any Environmental Law;(c) no Company knows that any Company is under any obligation to remedy any material violation of any Environmental Law; or (d) no facility of any Company is used for, or to the knowledge of any Company has been used for, storage, treatment, or disposal of any Hazardous Substance, excluding the storage of Hazardous Substances in amounts commonly and lawfully used in automotive repair shops which have been handled in compliance with applicable Environmental Law. Except as disclosed in Schedule 7.9, each Company has taken prudent steps to determine that its properties and operations do not violate any Environmental Law, other than violations that are not, individually or in the aggregate, a Material Adverse Event, except where such condition, circumstance, violation or non-compliance would not reasonably be expected to have a monetary impact or cost to the Borrower equal to or in excess of five percent (5%) of the Borrower’s pre-tax income during the preceding Four Quarter Period, such amount not to exceed $10,000,000.

7.10Employee Plans. Except where occurrence or existence is not a Material Adverse Event, (a) no Employee Plan has incurred an “accumulated funding deficiency” (as defined in section 302 of ERISA or section 412 of the Code); (b) no Company has incurred liability under ERISA to the PBGC in connection with any Employee Plan (other than required insurance premiums, all of which have been paid); (c) no Company has withdrawn in whole or in part from participation in a Multiemployer Plan; (d) no Company has engaged in any “prohibited transaction” (as defined in section 406 of ERISA or section 4975 of the Code); and (e) no Reportable Event has occurred, excluding events for which the notice requirement is waived under applicable PBGC regulations.

7.11Properties; Liens. Each Company has good and marketable title to all its property reflected on the Current Financials (except for property that is obsolete or that has been disposed in the ordinary course of business or, after the date of this Agreement, as otherwise permitted by Section 9.10 or Section 9.11). The execution, delivery, performance, or observance of the Loan Papers will not require or result in the creation of any Lien (other than Lender Liens) on any Company’s property, and no Lien exists on any property of any Company except for Permitted Liens.

7.12Location; Real Estate Interests. Each Company’s chief executive office is located at the address on the attached Schedule 7.12 or on the most recently amended Schedule 7.12. Each Company’s books and records concerning accounts and accounts receivable are located at its chief executive office, and all of its inventory (other than inventory on consignment, in transit or in the possession of a subcontractor of any Company) is in its possession and, together with the

Company’s other material assets, are located, until sold in the ordinary course of business, at one or more of the locations on the attached Schedule 7.12 or on the most recently amended Schedule 7.12. Except as described on the attached Schedule 7.12, or on the most recently amended Schedule 7.12, no Company has any ownership, leasehold, or other interest in real estate.

7.13Government Regulations. No Company is subject to regulation under the Investment Company Act of 1940, as amended.

7.14Transactions with Affiliates. Except as disclosed on the attached Schedule 7.14 other than the most recently amended Schedule 7.14 (if the disclosures are approved by Majority Lenders), no Company is a party to a material transaction with any of its Affiliates (excluding other Companies), other than transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than it could obtain or could become entitled to in an arm’s length transaction with a Person that was not its Affiliate. For purposes of this Section 7.14, a transaction is “material” if it requires any Company to pay more than $10,000,000 during the term of the governing agreement.

7.15Debt. No Company is an obligor on any Funded Debt, other than Permitted Debt.

7.16Material Agreements. No Company is a party to any Material Agreement, other than the Loan Papers, any Financial Hedge permitted hereunder and the Material Agreements described on the attached Schedule 7.16. All described Material Agreements are in full force and effect, and no default or potential default exists on the part of any Company thereunder that is a Material Adverse Event.

7.17Insurance.  Each Company maintains with financially sound, responsible, and reputable insurance companies or associations (or, as to workers’ compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance concerning its properties and businesses against casualties and contingencies and of types and in amounts (and with co-insurance and deductibles) as is customary in the case of similar businesses.

7.18Labor Matters.  No actual or threatened strikes, labor disputes, slow-downs, walkouts, or other concerted interruptions of operations by the employees of any Company that are a Material Adverse Event exist. Hours worked by and payment made to employees of the Companies have not been in violation of the Fair Labor Standards Act or any other applicable Law dealing with labor matters, other than any violations, individually or collectively, that are not a Material Adverse Event. All payments due from any Company for employee health and welfare insurance have been paid or accrued as a liability on its books, other than any nonpayments that are not, individually or collectively, a Material Adverse Event.

7.19Solvency. On each Borrowing Date, the Borrower, individually is, and the Companies, taken as a whole are, and after giving effect to the requested Borrowing will be, Solvent.

7.20Trade Names. No Company has used or transacted business under any other corporate or trade name in the five-year period preceding the initial Borrowing Date, except as disclosed on the attached Schedule 7.20.

7.21Intellectual Property. Each Company owns or has the right to use all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, and trade names necessary to continue to conduct its businesses as presently conducted by it and proposed to be conducted by it immediately after the date of this Agreement. Each Company is conducting its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others, other than any infringements or claims that, if successfully asserted against or determined adversely to any Company, would not, individually or collectively, constitute a Material Adverse Event. To the knowledge of any Company, no infringement or claim of infringement by others of any material license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property of any Company exists. Except as disclosed on the attached Schedule 7.21, or on the most recently amended Schedule 7.21, no Company has any ownership or other interest in any United States or foreign trademark applications or registrations thereof, patent applications or issued patents, or copyright applications or registrations thereof.

7.22Full Disclosure, Etc. All information previously furnished, furnished on the date of this Agreement, and furnished in the future, by any Company to Administrative Agent in connection with the Loan Papers (a) was, is, and will be, true and accurate in all material respects or based on reasonable estimates on the date the information is stated or certified and (b) did not, does not, and will not, fail to state any fact the omission of which would otherwise make any such information materially misleading.  As of the Closing Date, the information included in the Beneficial Ownership Certification is true and correct in all respects.

7.23 Sanctions Concerns; Anti-Terrorism Laws; Anti-Corruption Laws and EEA Financial Institution.

(a)Sanctions Concerns.  Neither the Borrower nor any Subsidiary thereof, nor, to the knowledge of the Borrower and its Subsidiaries, any director, officer, employee, agent, Affiliate or representative thereof, is an individual or entity  that is, or is owned or controlled by any individual or entity that is (i) currently the subject or target of any Sanctions, (ii) included on OFAC’s List of Specially Designated Nationals, HMT’s Consolidated List of Financial Sanctions Targets and the Investment Ban List, or any similar list enforced by any other relevant sanctions authority or (iii) located, organized or resident in a Designated Jurisdiction.

(b)Anti-Corruption Laws.  The Companies have each conducted their business in compliance with the United States Foreign Corrupt Practices Act of 1977, the UK Bribery Act 2010 and other similar anti-corruption legislation in other jurisdictions, and have instituted and maintained policies and procedures designed to promote and achieve compliance with such laws.  No part of the proceeds of the loans under the Facility will be used, directly or indirectly, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-corruption laws.

(c)USA Patriot Act and Anti-Terrorism Laws.  To the extent applicable, each Company is in compliance with (i) the Trading with the Enemy Act, as amended, the International Emergency Economic Powers Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto and (ii) the USA Patriot Act and any other applicable Anti-Terrorism Law or anti-money laundering law or statute.  Neither the making available of the loans under the Facility nor the use of any part of the proceeds thereof will violate the (i) Trading with the Enemy Act, as amended, the International Emergency Economic Powers Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto or any other applicable economic sanctions law, or (ii) the USA Patriot Act and any other applicable anti-money laundering law or statute.

(d)EEA Financial Institution.  Neither the Borrower nor any Subsidiary thereof nor any Guarantor is an EEA Financial Institution.

SECTION 8AFFIRMATIVE COVENANTS.  So long as Lenders are committed to fund any Borrowings and Administrative Agent is committed to issue LCs under this Agreement, and thereafter until the Obligation (other than unasserted contingent obligations) is paid in full, Borrower covenants and agrees as follows:

8.1Items to be Furnished. Borrower shall cause the following to be furnished to Administrative Agent and each Lender:

(a)Promptly after preparation, and no later than one hundred (100) days after the last day of each fiscal year of Borrower, Financial Statements showing the consolidated financial condition and results of operations of the Companies as of, and for the year ended on, that last day, accompanied by:

(i)the unqualified opinion of Borrower’s Accountants, based on an audit using generally accepted auditing standards, that the Financial Statements were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition and results of operations of the Companies,

(ii)certificate from the accounting firm to Administrative Agent indicating that during its audit it obtained no knowledge of any Default or Potential Default or, if it obtained knowledge, the nature and period of existence thereof, and

(iii)a Compliance Certificate with respect to the Financial Statements.

(b)Promptly after preparation, and no later than fifty (50) days after the last day of the first three fiscal quarters of Borrower, Financial Statements showing the consolidated financial condition and results of operations of the Companies for the fiscal quarter and for the period from the beginning of the current fiscal year to the last day of the fiscal quarter, subject to ordinary year-end adjustments, accompanied by a Compliance Certificate with respect to the Financial Statements.

(c)Within thirty (30) days after the end of each fiscal year of Borrower (commencing with the fiscal year ending on or about March 31, 2019, provided that for the fiscal year ending on or about March 31, 2025, the deadline shall be July 31, 2025), the financial budget for the next succeeding fiscal year, accompanied by a certificate executed by a Responsible Officer certifying that the budget was prepared by Borrower based on assumptions that, in light of the historical performance of the Companies and their prospects for the future, are reasonable as of the date prepared.

(d)Promptly after receipt, a copy of each interim or special audit report and management letter issued by Borrower’s Accountants with respect to any Company or its financial records.

(e)Notice, promptly after Borrower knows or has reason to know, of (i) the existence and status of any Litigation that, if determined adversely to any Company, would be a Material Adverse Event; (ii) any change in any material fact or circumstance represented or warranted by any Company in any Loan Paper; (iii) the receipt by any Company of notice of any violation or alleged violation of ERISA or any Environmental Law (which individually or collectively with other violations or allegations could reasonably be expected to constitute a Material Adverse Event); or (iv) a Default or Potential Default, specifying the nature thereof and what action the Companies have taken, are taking, or propose to take.

(f)Promptly after filing, copies of all material reports or filings filed by or on behalf of any Company with any Tribunal.

(g)Promptly following any written request therefor, such other information and documentation reasonably requested by the Administrative Agent or any Lender (through Administrative Agent) for purposes of compliance with applicable “know your customer” requirements under the USA Patriot Act, the Beneficial Ownership Regulation or other applicable Anti-Corruption and Anti-Terrorism Laws.

(h)Promptly upon reasonable request by Administrative Agent or Majority Lenders (through Administrative Agent), information (not otherwise required to be furnished under the Loan Papers) respecting the business affairs, assets, and liabilities of the Companies and opinions, projections, certifications, and documents in addition to those mentioned in this Agreement.

(i)Promptly following any such change, written notification of any change in the information provided in the most recently delivered Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein.

8.2Use of Proceeds. Borrower shall use the proceeds of Borrowings only for the purposes set forth in Section 7.1.   No part of the proceeds of the loans under the Facility will be used, directly or indirectly, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, or any other applicable anti-corruption laws.  Neither the making available of the loans under the Facility nor the use of any part of the proceeds thereof will violate the (i) Trading with the Enemy Act, as amended, the International Emergency Economic Powers Act, and each of the foreign assets control regulations of the United States Treasury Department (31 CFR Subtitle B, Chapter V, as amended) and any other enabling legislation or executive order relating thereto or any other applicable economic sanctions law, or (ii) the USA Patriot Act and any other applicable anti-money laundering law or statute.

8.3Books and Records. Borrower will, and will cause each other Company, to maintain books, records, and accounts necessary to prepare financial statements in accordance with GAAP.

8.4Inspections. Upon reasonable request and reasonable prior notice, Borrower will, and will cause each other Company, to allow Administrative Agent or any Lender (or their Representatives) to inspect any of its properties, to review reports, files, and other records, and to make and take away copies, to conduct tests or investigations, and to discuss any of its affairs, conditions, and finances with its other creditors, directors, officers, employees, or representatives from time to time, during reasonable business hours.

8.5Taxes. Borrower will, and will cause each other Company, to promptly pay when due any and all Taxes, other than Taxes which are being contested in good faith by lawful proceedings diligently conducted, against which reserve or other provision required by GAAP has been made, and in respect of which levy and execution of any Lien have been and continue to be stayed.

8.6Payment of Obligations. Borrower will, and will cause each other Company, to promptly pay (or renew and extend) all of its material obligations as they become due (unless the obligations are being contested in good faith by appropriate proceedings).

8.7Expenses. Borrower shall promptly pay, within five (5) days following the receipt of a reasonably detailed invoice therefor setting forth the amount thereof (a) all reasonable out-of-pocket costs, fees, and expenses paid or incurred by Administrative Agent in connection with the arrangement, syndication, and negotiation of the Facility and the negotiation, preparation, delivery, and execution of the Loan Papers and any related amendment, waiver, or consent (including in each case, without limitation, the reasonable out-of-pocket fees and expenses of Administrative Agent’s counsel) and (b) all costs, fees, and expenses of Lenders, Administrative Agent, and Arranger incurred by Administrative Agent, Arranger, or any Lender in connection with the enforcement of the obligations of any Company arising under the Loan Papers or the exercise of any Rights arising under the Loan Papers (including, but not limited to, reasonable attorneys’ fees, expenses, and costs paid or incurred in connection with any workout or restructure and any action taken in connection with any Debtor Relief Laws, provided that, with respect to the Lenders, the Borrower shall be required to pay for (i) one primary counsel for the Lenders (taken as a whole) unless a conflict arises, in which case the fees, costs, client charges and expenses of one conflicts counsel shall also be reimbursed by the Borrower, and (ii) one local counsel for the Administrative Agent, the Arranger and the Lenders (taken as a whole) in each relevant jurisdiction), all of which shall be a part of the Obligation and shall bear interest, if not paid upon demand, at the Default Rate until repaid.

8.8Maintenance of Existence, Assets, and Business. Except as otherwise permitted by Section 9.11, Borrower will, and will cause each other Company to (a) maintain its corporate existence and good standing in its state of incorporation and its authority to transact business in all other states where failure to maintain its authority to transact business is a Material Adverse Event; (b) maintain all licenses, permits, and franchises necessary for its business where failure to do so is a Material Adverse Event; (c) keep all of its assets that are useful in and necessary to its business in good working order and condition (ordinary wear and tear and casualty and condemnation events excepted), and make all necessary repairs and replacements except to the extent that failure to make such repairs or replacements could not reasonably be expected to have a Material Adverse Event.

8.9Insurance. Borrower will, and will cause each other Company to, maintain with financially sound, responsible, and reputable insurance companies or associations (or, as to workers’ compensation or similar insurance, with an insurance fund or by self-insurance authorized by the jurisdictions in which it operates) insurance concerning its properties and businesses against casualties and contingencies and of types and in amounts (and with co-insurance and deductibles) as is customary in the case of similar businesses similarly situated (including if applicable and required by law, the requisite flood insurance), which insurance may provide for reasonable deductibility from coverage thereof. Borrower shall, and shall cause each other Company to, deliver to Administrative Agent certificates of insurance for each policy of insurance and evidence of payment of all premiums which certificates of insurance shall name Administrative Agent as an additional insured, secured party, mortgagee and loss payee and which provide Administrative Agent with at least thirty (30) days’ notice of cancellation or reduction in coverage. If any insurance policy covered by an insurance certificate previously delivered to Administrative Agent is altered or canceled, then Borrower shall cause to be promptly delivered to Administrative Agent a replacement certificate (in form and substance reasonably satisfactory to Administrative Agent).

8.10Preservation and Protection of Rights. Borrower will, and will cause each other Company to, perform the acts and duly authorize, execute, acknowledge, deliver, file, and record any additional writings as Administrative Agent or Majority Lenders may reasonably deem necessary or appropriate to perfect and maintain the Lender Liens and preserve and protect the Rights of Administrative Agent and Lenders under any Loan Paper.

8.11Environmental Laws. Borrower will, and will cause each other Company to, (a) conduct its business so as to comply with all applicable Environmental Laws and shall promptly take corrective action to remedy any non-compliance with any Environmental Law, except where failure to comply or take action would not have a monetary impact or cost to the Borrower equal to or in excess of five percent (5%) of the Borrower’s pre-tax income during the preceding Four Quarter Period, or would otherwise not be a Material Adverse Event, such amount in no event to exceed $12,500,000 and (b) establish and maintain a management system designed to ensure compliance with applicable Environmental Laws and minimize financial and other risks to each Company arising under applicable Environmental Laws or as the result of environmentally related injuries to Persons or property. Borrower shall deliver reasonable evidence of compliance with the foregoing covenant to Administrative Agent within thirty (30) days after any request from Majority Lenders.

8.12Subsidiaries. In the event that at any time after the Closing Date, any Company acquires, creates or has any Subsidiary, (I) within 90 days of such event, the Borrower shall cause the parent of such Subsidiary to execute an Equity Pledge Agreement to pledge to Administrative Agent for the benefit of Lenders all Equity Interests of each such Subsidiary in accordance with, and to the extent required by the Equity Pledge Agreement, and if applicable, execute and deliver a stock or other power in form reasonably acceptable to Administrative Agent, as well as the original stock or other equity certificate, if any, (II) within 90 days of such event, the Borrower will cause such Subsidiary (other than an Excluded Subsidiary) to execute, and deliver to the Administrative Agent, a Guaranty Supplement (as defined in the Guaranty), a Security Agreement Joinder (as defined in the Security Agreement), and for all Subsidiaries, a joinder to the Intercompany Subordination Agreement and a Negative Pledge Agreement (to the extent such Subsidiary owns any real property), each in form and substance reasonably satisfactory to the Administrative Agent, each duly executed by such applicable Subsidiary, pursuant to which such applicable Subsidiary joins in the Guaranty as a guarantor thereunder, the Security Agreement as a debtor or grantor thereunder and the Intercompany Subordination Agreement as a party thereto, and (III) within 90 days after such Person becomes a Subsidiary of the Borrower, that the Borrower will cause such Subsidiary (other than an Excluded Subsidiary) to deliver to Administrative Agent (A) a certificate from the secretary of the such Subsidiary attaching (i) a true and complete copy of the resolutions of its board of directors (or equivalent) and of all documents evidencing all necessary corporate (or equivalent) action (in form and substance satisfactory to Administrative Agent) taken by it to authorize the execution and delivery of the Loan Papers to which it is a party and the transactions contemplated thereby, (ii) attaching a true and complete copy of its organizational documents, (iii) setting forth the incumbency of its officer or officers or other analogous counterpart who may sign the Loan Papers, including therein a signature specimen of such officer or officers and (iv) attaching a certificate of good standing (or equivalent) of the secretary of state of the jurisdiction of its organization and of each other jurisdiction in which it is qualified to do business, (B) Uniform Commercial Code, tax and judgment lien search reports with respect to each applicable public office where Liens are or may be filed in respect of such Subsidiary disclosing that there are no Liens of record in such official’s office covering any Collateral or showing such Subsidiary as debtor thereunder (other than Liens permitted to exist pursuant to Section 9.5), (C) legal opinions from counsel to such Subsidiary as may be reasonably required by Administrative Agent and (D) to the extent requested, all documentation and all other information required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

8.13Indemnification. BORROWER WILL, AND WILL CAUSE EACH OTHER COMPANY TO, JOINTLY AND SEVERALLY, INDEMNIFY, PROTECT, AND HOLD ADMINISTRATIVE AGENT, ARRANGER, AND LENDERS AND THEIR RESPECTIVE PARENTS, SUBSIDIARIES, AFFILIATES, REPRESENTATIVES, SUCCESSORS, AND ASSIGNS (INCLUDING ALL OFFICERS, DIRECTORS, EMPLOYEES, AND AGENTS) (COLLECTIVELY, THE “INDEMNIFIED PARTIES”, AND EACH AN “INDEMNIFIED PARTY”) HARMLESS FROM AND AGAINST ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, CLAIMS, AND PROCEEDINGS AND ALL COSTS, EXPENSES (INCLUDING, WITHOUT LIMITATION, ALL REASONABLE ATTORNEYS’ FEES AND LEGAL EXPENSES WHETHER OR NOT SUIT IS BROUGHT), AND DISBURSEMENTS OF ANY KIND OR NATURE THAT MAY AT ANY TIME BE IMPOSED ON, INCURRED BY OR ASSERTED AGAINST THE INDEMNIFIED PARTIES, IN ANY WAY RELATING TO OR ARISING OUT OF (A) THE DIRECT OR INDIRECT RESULT OF THE VIOLATION BY ANY COMPANY OF ANY ENVIRONMENTAL LAW; (B) ANY COMPANY’S GENERATION, MANUFACTURE, PRODUCTION, STORAGE, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL, OR PRESENCE IN CONNECTION WITH ITS PROPERTIES OF A HAZARDOUS SUBSTANCE (INCLUDING, WITHOUT LIMITATION, (I) ALL DAMAGES OF ANY USE, GENERATION, MANUFACTURE, PRODUCTION, STORAGE, RELEASE, THREATENED RELEASE, DISCHARGE, DISPOSAL, OR PRESENCE OR (II) THE COSTS OF ANY ENVIRONMENTAL INVESTIGATION, MONITORING, REPAIR, CLEANUP, OR DETOXIFICATION AND THE PREPARATION AND IMPLEMENTATION OF ANY CLOSURE, REMEDIAL OR OTHER PLANS); OR (C) THE LOAN PAPERS OR ANY OF THE TRANSACTIONS CONTEMPLATED THEREIN; PROVIDED HOWEVER, IF THERE IS MORE THAN ONE  INDEMNIFIED PARTY HAVING A RIGHT TO DEFEND SUCH CLAIM, ACTION, PROCEEDING OR SUIT AS AFORESAID, THE OBLIGATION OF BORROWER AND THE OTHER COMPANIES TO PAY THE FEES AND EXPENSES OF SUCH INDEMNIFIED PARTIES SHALL BE LIMITED TO ONE FIRM OF ATTORNEYS.  ANY INDEMNIFIED PARTY SHALL ALSO HAVE THE RIGHT TO EMPLOY SEPARATE COUNSEL AND TO PARTICIPATE IN ITS DEFENSE, BUT THE FEES AND EXPENSES OF SUCH COUNSEL SHALL BE BORNE BY SUCH INDEMNIFIED PARTY.  ANY DECISION BY AN INDEMNIFIED PARTY TO EMPLOY ITS OWN COUNSEL (WHETHER OR NOT AT BORROWER’S EXPENSE) SHALL IN NO WAY AFFECT ANY RIGHTS OF SUCH INDEMNIFIED PARTY OTHERWISE ARISING UNDER THIS SECTION 8.13.  IN ADDITION, BORROWER AND THE OTHER COMPANIES WILL NOT BE LIABLE FOR ANY SETTLEMENT OF ANY CLAIM, ACTION, PROCEEDING OR SUIT UNLESS BORROWER HAS CONSENTED THERETO IN WRITING.  HOWEVER, ALTHOUGH

EACH INDEMNIFIED PARTY HAS THE RIGHT TO BE INDEMNIFIED UNDER THE LOAN PAPERS FOR ITS OWN ORDINARY NEGLIGENCE, NO INDEMNIFIED PARTY HAS THE RIGHT TO BE INDEMNIFIED UNDER THE LOAN PAPERS FOR ITS OWN FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT, AS DETERMINED BY A COURT OF COMPETENT JURISDICTION BY FINAL AND NONAPPEALABLE JUDGMENT. THE PROVISIONS OF AND UNDERTAKINGS AND INDEMNIFICATION SET FORTH IN THIS PARAGRAPH SHALL SURVIVE THE SATISFACTION AND PAYMENT OF THE OBLIGATION AND TERMINATION OF THIS AGREEMENT.

8.14Further Assurances. The Borrower shall, and shall cause each Guarantor to, do such further things and execute such additional documents (including, without limitation, the perfection of security interest, in after-acquired property) as are reasonably requested by Lenders or the Administrative Agent.

8.15Change of Control. Borrower shall promptly, but in any event within five (5) Business Days, give written notice to Administrative Agent upon obtaining knowledge of the occurrence of a Change of Control.

8.16Sanctions Concerns; Anti-Terrorism Laws and Anti-Corruption Laws.  Without limitation of the covenants contained in Section 9.7, the Borrower will, and will cause its Subsidiaries to, conduct their respective businesses in compliance with, and shall comply with the laws, regulations and executive orders referred to in Section 7.23.

8.17Waiver of Consequential Damages, Etc.  To the fullest extent permitted by applicable law, neither the Borrower nor any Guarantor shall assert, and each of them hereby waives, any claim against any Indemnified Party, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Paper or any agreement or instrument contemplated hereby or thereby, the transactions contemplated hereby or thereby, any loan or LC or the use of the proceeds thereof.  No Indemnified Party referred to in Section 8.13 above shall be liable for any damages arising from the use by unintended recipients of any information or other materials distributed by it through telecommunications, electronic or other information transmission systems in connection with this Agreement or the other Loan Papers or the transactions contemplated hereby or thereby.

SECTTION 9NEGATIVE COVENANTS.  So long as Lenders are committed to fund Borrowings and the Administrative Agent is committed to issue LCs under this Agreement, and thereafter until the Obligation (other than unasserted contingent obligations) is paid in full, Borrower covenants and agrees as follows:

9.1Taxes. Borrower may not and may not permit any Company to use any portion of the proceeds of any Borrowing to pay the wages of employees, unless a timely payment to or deposit with the United States of America of all amounts of Tax required to be deducted and withheld with respect to such wages is also made.

9.2Payment of Obligations. Borrower may not and may not permit any Company to voluntarily prepay principal of, or interest on, any Debt (including for the purposes of this Section 9.2, any earnout or similar purchase price adjustments regardless of if the obligation with respect thereto has become a liability on the balance sheet of such Person) other than the Obligation, if a Default or Potential Default exists.

9.3Employee Plans. Except where a Material Adverse Event would not result, Borrower may not and may not permit any Company to permit any of the events or circumstances described in Section 7.10 to exist or occur.

9.4Debt and Debt Instruments. Borrower may not and may not permit any Company to create, incur, or suffer to exist any Funded Debt, other than Permitted Debt, nor materially modify, in a manner that is adverse to the Lenders, any Debt that is expressly subordinate (pursuant to its terms or a subordination agreement) to the Obligation or any document or instrument evidencing such Debt.

9.5Liens and Limitation on Certain Restrictive Agreements.

(a)Borrower may not and may not permit any Company to create, incur, or suffer or permit to be created or incurred or to exist any Lien upon any of its assets other than Permitted Liens.

(b) Borrower may not and may not permit any Company to enter into or permit to exist any binding arrangement or agreement that directly or indirectly prohibits any Company from creating or incurring any Lien on any of its assets to secure the Obligation, except for such restrictions existing under or by reason of (i) applicable law, (ii) this Agreement and the other Loan Papers, (iii) customary provisions restricting subletting or assignment of any lease governing a leasehold interest, (iv) customary provisions restricting assignment of any licensing agreement entered into in the ordinary course of business, (v) customary provisions restricting the transfer or further encumbering of assets subject to Liens permitted under clause (ii) of the definition of Permitted Liens, (vi) customary restrictions under any agreement or instrument governing any of the Permitted Debt of a Company that are no more restrictive or burdensome than the comparable provision in this Agreement and so long as the same do not restrict the Liens securing this Agreement and the other Loan Papers, (vii) customary restrictions contained in any document relating to Debt secured by a Permitted Lien so long as such restrictions relate only to the specific asset subject to the Permitted Lien, (viii) any operating lease or Capitalized Lease, insofar as the provisions thereof limit grants of a security interest in, or other assignments of, the related leasehold interest to any other Person, (ix) customary restrictions contained in an agreement related to the sale of property (to the extent such sale is permitted pursuant to the terms of this Agreement) that limit the transfer of such property pending the consummation of such sale or the imposition of any Lien on the property to be disposed of thereunder pending the consummation of such disposition, (x) customary restrictions contained in the organizational documents of any Subsidiary that is not a Guarantor, and (xi) customary provisions in any joint venture agreement and other similar agreements applicable to any joint venture that is not a Company to the extent that (A) such provisions apply only to the Equity Interests in, or the property held by, such joint venture and (B) such joint venture is permitted hereunder.

9.6Transactions with Affiliates. Except as disclosed on the attached Schedule 7.14, or on the most recently amended Schedule 7.14, (if the disclosures are approved by Majority Lenders), Borrower may not and may not permit any Company to enter into any material transaction with any of its Affiliates (excluding other Companies), other than transactions in the ordinary course of business and upon fair and reasonable terms not materially less favorable than it could obtain or could become entitled to in an arm’s length transaction with a Person that was not its Affiliate and transactions permitted under Sections 9.8 and 9.9.  For purposes of this Section 9.6, a transaction is “material” if it requires any Company to pay more than $10,000,000 during the term of the agreement governing such transaction.

9.7Compliance with Laws and Documents. Borrower may not and may not permit any Company to (a) violate the provisions of any Laws applicable to it or of any Material Agreement to which it is a party if that violation alone, or when aggregated with all other violations, would be a Material Adverse Event; (b) violate the provisions of its charter or bylaws; or (c) repeal, replace, or amend any provision of its charter or bylaws if that action would be a Material Adverse Event.

9.8Loans, Advances, Acquisitions and Investments.  Except as permitted by Section 9.9 or Section 9.11,  Borrower may not and may not permit any Company to (i) make or otherwise effect any Acquisition, or (ii) make any loan, advance, extension of credit or capital contribution to, make any investment in, or purchase or commit to purchase any stock or other securities or evidences of Debt of, or interests in, any other Person; provided, however, Borrower or a Company may make an Acquisition or advance to, investment in or purchase from another Person if:

(1)(a)  such action results in the acquisition of such Person (or all or substantially all the assets of such Person, or any business or division of such Person) by Borrower or such Company, (b) such Person is in a line of business which is substantially the same as or complementary to the Borrower’s principal line of business, (c) the executive offices of such Person are located in either the United States or Canada, (d) immediately after giving Pro Forma Effect to such acquisition, and, if applicable, the making of any loan or advance hereunder in connection with such acquisition, the Companies shall be in compliance with all covenants under Section 10 on a Pro Forma Basis and shall not be in Default or Potential Default under this Agreement, and (e) solely in the event such acquisition is consummated during the Covenant Relief Period, immediately after giving effect to the consummation of any such acquisition, Liquidity is no less than $~~400~~300,000,000; provided that if any acquisition described in this clause (1) is in excess of an aggregate cost to Borrower or such Company of more than $85,000,000 (excluding any loans, advances or other extensions of credit or capital contributions made or to be made by Borrower or such Company in connection with the consummation of such acquisition), Borrower shall deliver to Administrative Agent, prior to the consummation of such acquisition, a certificate of a Responsible Officer of Borrower in form and substance reasonably satisfactory to Administrative Agent demonstrating, on a Pro Forma Basis after giving effect to such acquisition that the Companies shall be in compliance with all covenants in this Agreement, or

(2)such action is used to provide financial assistance to third parties that may be purchasing or subleasing certain facilities owned or leased by Borrower or any other Company and the cumulative principal amount of such financing is not greater than $25,000,000 (provided that such third party loans shall be assigned to Lenders and shall not exceed a term of five (5) years), or

(3)such action is for investments in Cash Equivalents, or

(4)such action is for investments in marketable securities traded on a national securities exchange for which there can be obtained a publicly quoted fair market value and the aggregate fair market value of such marketable securities is not greater than $10,000,000 at any time, or

(5)(a) such action results in the acquisition of a minority ownership interest in such Person by Borrower or such Company, (b) such Person is in a line of business which is substantially the same as or complementary to the Borrower’s principal line of business, (c) the executive offices of such Person are located in either the United States or Canada, (d) immediately after giving Pro Forma Effect to such acquisition and, if applicable, the making of any loan or advance hereunder in connection with such acquisition, the Companies shall be in compliance with all covenants under Section 10 on a Pro Forma Basis and shall not be in Default or Potential Default under this Agreement, and (e) solely in the event such acquisition is consummated during the Covenant Relief Period, immediately after giving effect to the consummation of any such acquisition, Liquidity is no less than $~~400~~300,000,000; provided that if any acquisition described in this clause (5) is in excess of an aggregate cost to Borrower or such Company of more than $55,000,000 (excluding any loans, advances or other extensions of credit or capital contributions made or to be made by Borrower or such Company in connection with the consummation of such acquisition), Borrower shall deliver to Administrative Agent, prior to the consummation of such acquisition, a certificate of a Responsible Officer of Borrower in form and substance satisfactory to Administrative Agent demonstrating, on a Pro Forma Basis after giving effect to such acquisition that the Companies shall be in compliance with all covenants in this Agreement, or

(6)such action is for investments consisting of extensions of credit or capital contributions by any Company to or in any other Company, or

(7)so long as not prohibited by applicable laws, such action is for loans and advances to employees in the ordinary course of business not to exceed $300,000 in the aggregate at any time outstanding, or

(8)such action is for investments in securities or assets not constituting cash or Cash Equivalents received as part of the consideration in connection with transactions permitted pursuant to Section 9.10, or

(9)such action is for investments acquired in connection with the settlement of delinquent accounts in the ordinary course of business or in connection with the bankruptcy or reorganization of suppliers or customers, or

(10)such action is for other investments and/or loans not to exceed $15,000,000 in the aggregate at any one time outstanding.

9.9Dividends and Distributions. Borrower may not, and may not permit any Company to, declare, make, or pay any Distribution, other than Distributions declared, made, or paid by (a) Borrower wholly in the form of its capital stock; (b) any other Company to Borrower;  (c) Borrower in cash in respect of the retirement, redemption, purchase or other acquisition of its Equity Interests or other equity securities, provided that, before and after giving effect to any such retirement, redemption, purchase or other acquisition, (I) the Companies shall be in compliance with all covenants under Section 10 and shall not be in Default or Potential Default under this Agreement, and (II) as to any such retirement, redemption, purchase or other acquisition consummated during the Covenant Relief Period, no Principal Debt shall be outstanding immediately before and immediately after giving effect to such retirement, redemption, purchase or other acquisition; (d) with respect to Distributions made at all times other than during the Covenant Relief Period, Borrower in cash in respect of Distributions on its Equity Interests or other equity securities so long as (i) the Companies are in compliance with all covenants under Section 10, (ii) no Default exists under this Agreement, and (iii) immediately after giving effect to any such Distributions, the Leverage Covenant Cushion Condition is satisfied, (e) with respect to Distributions made at all times other than during the Covenant Relief Period, to the extent the

Leverage Covenant Cushion Condition is not satisfied, Borrower in cash in respect of Distributions on its Equity Interests or other equity securities in an aggregate amount, in any Four Quarter Period, not to exceed an amount equal to 50% of the Net Income of Borrower and its Subsidiaries for the immediately preceding Four Quarter Period, provided that, before and after giving effect to any such cash Distribution, the Companies shall be in compliance with all covenants under Section 10 and shall not be in Default under this Agreement, and (f) during the Covenant Relief Period, Borrower in cash in respect of Distributions on its Equity Interests or other equity securities so long as (i) the Companies are in compliance with all covenants under Section 10, (ii) no Default exists under this Agreement, (iii) immediately after giving effect to the making of any such Distributions, the Leverage Covenant Cushion Condition is either satisfied or, if the Leverage Covenant Cushion Condition is not satisfied, the aggregate amount of such Distributions, in any Four Quarter Period, shall not exceed an amount equal to 50% of the Net Income of Borrower and its Subsidiaries for the immediately preceding Four Quarter Period, and (iv) immediately after giving effect to the making of any such Distributions, Liquidity is no less than $~~400~~300,000,000.  Borrower may not and may not permit any Company to enter into or permit to exist any arrangement or agreement (other than the Loan Papers) that prohibits it from paying dividends or other distributions to its shareholders other than (i) any agreement in effect on the date of this Agreement, or any extension, replacement or continuation of any such agreement, (ii) any applicable law, rule or regulation (including, without limitation, applicable state corporate statutes restricting the payment of dividends in certain circumstances), (iii) customary restrictions in agreements for the sale of assets on the transfer or encumbrance of such assets during an interim period prior to the closing of the sale of such assets and (iv) customary restrictions in contracts that prohibit the assignment of such contract.

9.10Sale of Assets.  Borrower may not and may not permit any Company to sell, assign, lease, transfer, or otherwise dispose of any of its assets, other than (a) sales of inventory in the ordinary course of business and store closures, reconfigurations and/or consolidations; (b) the sale, discount, or transfer of delinquent accounts receivable in the ordinary course of business for purposes of collection; (c) occasional sales, leases, or other dispositions of surplus or immaterial assets for consideration not less than fair market value; (d) sales, leases, or other dispositions of assets that are obsolete, worn out, damaged or have negligible fair market value; (e) sales of equipment for a fair and adequate consideration (but if replacement equipment is necessary for the proper operation of the business of the seller, the seller must promptly replace the sold equipment); (f) sale and leasebacks of real property that do not in the aggregate exceed forty percent (40%) of the Borrower’s capital expenditures in the prior fiscal year (without giving effect to the transaction described in clause (q) below); (g) sale, lease, or other disposition (i) by a Company of its assets to the Borrower, or (ii) by the Borrower to another Company, provided that with respect to this clause (g)(ii), in the event such Company is an Excluded Subsidiary, either (A) terms of such disposition must be fair and reasonable and not materially less favorable than the Borrower could obtain or could become entitled to in an arm’s length transaction with a Person that was not an Affiliate, or (B) the amount that is otherwise sold, leased, or disposed under this clause (g)(ii) that does not qualify for clause (A) shall not exceed $10,000,000 in the aggregate; (h) sale and leasebacks of equipment that are acquired and sold within twelve (12) months of acquisition of such equipment; (i) sales of assets or sale-leasebacks (as defined in Section 9.16) of assets the aggregate net proceeds in respect of which do not exceed $100,000,000 during the period from the Third Amendment Closing Date to the Facility Maturity Date and sold for a price which is within a fair market value for such assets, provided that if the net proceeds from any single transaction in respect of any sale-leaseback of assets is in excess of $30,000,000, Borrower shall deliver to Administrative Agent, prior to the consummation of such sale-leaseback, a certificate of a Responsible Officer of Borrower demonstrating, on a Pro Forma Basis after giving effect to such sale-leaseback that the Companies shall be in compliance with all the covenants in this Agreement;

(j) as disclosed on the attached Schedule 9.10; (k)(i)  sale or other dispositions of Cash Equivalents in the ordinary course of business made to a Person that is not an Affiliate of any Company and (ii) conversions of Cash Equivalents into cash or other Cash Equivalents that continues to be owned by the Company that owned the Cash Equivalents converted; (l) licenses, sublicenses, leases or subleases granted to any other Person in the ordinary course of business, and any renewal or extension or termination thereof, that do not materially interfere with the business of the Companies, taken as a whole; (m) the sale or disposition, within 360 days after the acquisition thereof, of any portion of a business or operations acquired in an Acquisition permitted hereunder, that is, in the reasonable good faith judgment of the Borrower, no longer economically practicable or commercially reasonable to maintain or useful in the conduct of the business of Borrower and its Subsidiaries, taken as a whole; (n) sales and other dispositions of Equity Interests of any Subsidiary not in violation of Section 9.17; (o) the condemnation, seizure, or other appropriation or taking of assets of a Company by any Tribunal that would not be a Default under 11.5(b), (p) dispositions of property subject to casualty, provided the aggregate value of all such dispositions subject to casualty does not exceed $35,000,000 at any time, and (q) as previously approved in that certain as Consent Agreement dated as of May 19, 2022 and executed by the Administrative Agent, Lenders, Borrower and Guarantors (the “Consent Agreement”), the disposition of the Sold Assets (as defined in the Consent Agreement) in accordance with the Purchase Agreement (as defined in the Consent Agreement).

9.11Mergers and Dissolutions. Borrower may not and may not permit any Company to merge or consolidate with any other Person or liquidate, wind up, or dissolve (or suffer any liquidation or dissolution) or consummate any Division or other statutory plan of division; provided, however, if after giving effect thereto, no Default shall have occurred and be continuing (a) any Company may merge into or consolidate with the Borrower in a transaction in which the Borrower is the surviving corporation; (b) any Person other than the Borrower may merge into or consolidate with any Subsidiary of the Borrower in a transaction in which the surviving entity is such Subsidiary; (c) any Subsidiary of the Borrower may liquidate, wind-up, or dissolve so long as the Borrower determines in good faith that such liquidation or dissolution is in the best interest of the Borrower; and (d) any Company may consummate any plan of division so long as such Company shall have complied with Section 8.12 to the extent applicable.

9.12Assignment. Borrower may not and may not permit any Company to assign or transfer any of its Rights, duties, or obligations under any of the Loan Papers.

9.13Fiscal Year and Accounting Methods. Borrower may not and may not permit any Company to change its fiscal year or its method of accounting (other than immaterial changes in methods or as required or permitted by GAAP).

9.14New Businesses. Borrower may not and may not permit any Company to engage in any business except the businesses in which they are presently engaged and any other reasonably related business.

9.15Government Regulations. Borrower may not and may not permit any Company to conduct its business in a way that it becomes regulated under the Investment Company Act of 1940, as amended.

9.16Leases; Sale-Leasebacks; Tax Leases. Except as otherwise permitted by Section 9.10, the Borrower will not, and will not permit any Subsidiary to, enter into any arrangement whereby the Borrower or any such Subsidiary shall sell or transfer property owned by the Borrower or such Subsidiary and then or thereafter as Lessee rent or lease such property (any such arrangement being herein referred to as a “sale-leaseback”).

9.17Subsidiaries.  The Borrower will not permit any Person other than a Company to acquire, directly or indirectly, beneficially or of record, shares representing more than thirty-five percent (35%) of the aggregate ordinary voting power represented by the issued and outstanding capital stock of any Subsidiary of the Borrower, except as otherwise permitted under Section 9.10 or Section 9.11.

SECTION 10FINANCIAL COVENANTS.  So long as Lenders are committed to fund Borrowings and Administrative Agent is committed to issue LCs under this Agreement, and thereafter until the Obligation (other than unasserted contingent obligations) is paid and performed in full, Borrower covenants and agrees to comply with the following financial covenants as calculated on the last day of each fiscal quarter or month period as applicable and certified by Borrower in the most recent Compliance Certificate (or other compliance certificate required hereunder as to Section 10(c)) delivered to Administrative Agent, on behalf of the Lenders, from time to time in accordance with the terms of this Agreement:

(a)Interest Coverage Ratio.  At all times, Borrower shall not permit the Interest Coverage Ratio to be less than 1.55 to 1.00, provided that during the Covenant Relief Period so long as such period is in effect, such requirements shall be (i) 1.25 to 1.00 for the ~~first~~four fiscal quarters of fiscal 2025, (ii) 1.15 to 1.00 for the first three fiscal quarters of fiscal 2026 ~~through and including the first fiscal quarter of fiscal 2026~~,  and  (iii) 1.25~~1.35~~ to 1.00 for the fourth ~~second~~ fiscal quarter of fiscal 2026 ~~2026~~ and ~~through and including~~ the first ~~fourth~~ fiscal quarter of fiscal 2027~~2026, and (iii) 1.55 to 1.00 for the first fiscal quarter of fiscal 2027 and thereafter~~, provided further that in all instances, such covenant requirement shall be no less than 1.55 to 1.00 commencing with the second fiscal quarter of fiscal 2027 (or earlier if Covenant Relief Period is no longer in effect).

(b)Adjusted Debt to EBITDAR.  Borrower shall not permit Adjusted Debt to EBITDAR to exceed 4.75 to 1.00 as of the last day of any fiscal quarter ending, provided that the Borrower may, in its sole discretion, upon the consummation of a Qualified Acquisition, elect to have the covenant for fiscal quarters ending after such Qualified Acquisition, step up to a maximum of 5.00 to 1.00.  Such election must be made by Borrower within the 12 full months following the consummation of the applicable Qualified Acquisition.  The covenant will be measured beginning with the first fiscal quarter end following such election and continue for the next three fiscal quarter ends thereafter (e.g., if a Qualified Acquisition closed in January 2025 and the Borrower selected September 2025 as the testing commencement month, the 5.00 to 1.00 covenant requirement would apply and be measured from and including the fiscal quarter ending in September 2025 through and including the fiscal quarter ending in June 2026).  Such step up option may only be elected two times during the period from the Third Amendment Closing Date until the Facility Maturity Date (each of which must be elected with respect to different Qualified Acquisitions).

SECTION 11DEFAULT.  The term Default means the occurrence of any one or more of the following events:

11.1Payment of Obligation. The failure of any Company to pay any part of the Obligation within five (5) Business Days after it becomes due and payable under the Loan Papers.

11.2Covenants. The failure of Borrower (and, if applicable, any other Company) to punctually and properly perform, observe, and comply with:

(a)Any covenant or agreement contained in Sections 8.2, 9.2, 9.9, 9.10, 9.11, 9.12,  9.16, or 10;

(b)Any covenant or agreement contained in Section 8.1(a) and (b), 8.3, 8.4, 8.8, 9.3,  9.4, 9.8, 9.13, 9.14, 9.15, or 9.17, and failure continues for ten (10) days after the first to occur of (i) Borrower knows of or (ii) Borrower receives notice from Administrative Agent of, such failure; or

(c)Any other covenant or agreement contained in any Loan Paper (other than the covenants to pay the Obligation and the covenants in clauses (a) and (b) preceding), and failure continues for thirty (30) days after the first to occur of (i) Borrower knows of or (ii) Borrower receives notice from Administrative Agent of, such failure.

11.3Debtor Relief. Any Company (a) is not Solvent; (b) fails to pay its Debts generally as they become due; (c) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law; or (d) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant, that could suspend or otherwise adversely affect the Rights of Administrative Agent or any Lender granted in the Loan Papers (unless, if the proceeding is involuntary, the applicable petition is dismissed within sixty (60) days after its filing).

11.4Judgments and Attachments. Any Company fails, within sixty (60) days after entry, to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $10,000,000 (individually or collectively) or any warrant of attachment, sequestration, or similar proceeding against any Company’s assets having a value (individually or collectively) of $12,500,000, which is neither (a) stayed on appeal nor (b) diligently contested in good faith by appropriate proceedings and adequate reserves have been set aside on its books in accordance with GAAP.

11.5Government Action. (a) A final non-appealable order is issued by any Tribunal (including, but not limited to, the United States Justice Department) seeking to cause any Company to divest a significant portion of its assets under any antitrust, restraint of trade, unfair competition, industry regulation or similar Laws or (b) any Tribunal condemns, seizes or otherwise appropriates or takes custody or control of all or any substantial portion of the assets of any Company.

11.6Misrepresentation.  Any representation or warranty made by any Company contained in any Loan Paper at any time proves to have been materially incorrect when made.

11.7Change of Control. A Change of Control shall occur, whether directly or indirectly.

11.8Default Under Other Agreements. (a) Any Company fails to pay when due (after lapse of any applicable grace period) any Debt in excess (individually or collectively) of

$12,500,000; (b) any default exists under any agreement to which a Company is a party, the effect of which is to cause, or to permit any Person (other than a Company) to cause, an amount in excess (individually or collectively) of $10,000,000 to become due and payable by any Company before its stated maturity; or (c) any Debt in excess (individually or collectively) of $10,000,000 is declared to be due and payable or required to be prepaid by any Company before its stated maturity.

11.9LCs. Administrative Agent is served with, or becomes subject to, a court order, injunction, or other process or decree restraining or seeking to restrain it from paying any amount under any LC and either (a) a drawing has occurred under the LC and Borrower has refused to reimburse Administrative Agent for payment or (b) the expiration date of the LC has occurred but the right of any beneficiary thereunder to draw under the LC has been extended past the expiration date in connection with the pendency of the related court action or proceeding and Borrower has failed to deposit with Administrative Agent cash collateral in an amount equal to Administrative Agent’s maximum exposure under the LC.

11.10Validity and Enforceability of Loan Papers; Liens. Except in accordance with its terms or as otherwise expressly permitted by this Agreement, any Loan Paper at any time after its execution and delivery ceases to be in full force and effect in any material respect or is declared by a Tribunal to be null and void or its validity or enforceability is contested in writing by any Company party thereto or any Company denies in writing that it has any further liability or obligations under any Loan Paper to which it is a party.  The Security Agreement or any other Security Document shall cease to create a valid and perfected Lien purported to be created thereby on any material portion of the Collateral, with the priority required by the applicable Security Document, except (i) as a result of the sale or other disposition of the applicable Collateral in a transaction permitted under the Loan Papers or (ii) as a result of the Administrative Agent’s failure to maintain possession of any stock certificates, promissory notes or other instruments delivered to it under the Loan Papers.

11.11Employee Benefit Plans. Any of the following exists with respect to any Employee Plan of any Company: (a) a Reportable Event; (b) disqualification or involuntary termination proceedings; (c) voluntary termination proceedings are initiated while a funding deficiency (as determined under section 412 of the Code) exists; (d) withdrawal liability exists with respect to a Multiemployer Plan; (e) a trustee is appointed by any federal district court or the PBGC to administer an Employee Plan; (f) termination proceedings are initiated by the PBGC; (g) failure by any Company to promptly notify Administrative Agent upon its receipt of notice of any proceeding or other actions that may result in termination of an Employee Plan if the proceeding, event or termination would constitute a Material Adverse Event.

SECTION 12RIGHTS AND REMEDIES.

12.1Remedies Upon Default.

(a)If a Default (i) occurs under Section 11.3(c) or (ii) occurs and is continuing under Section 11.3(a),  (b), or (d), the commitment to extend credit under this Agreement automatically terminates, the entire unpaid balance of the Obligation automatically becomes due and payable without any action of any kind whatsoever, and Borrower must provide cash collateral in an amount equal to the then-existing LC Exposure.

(b)If a Default occurs and is continuing, subject to the terms of Section 13.5(b), Administrative Agent may (with the consent of, and must, upon the request of, Majority Lenders), do any one or more of the following: (i) if the maturity of the Obligation has not already been accelerated under Section 12.1(a), declare the entire unpaid balance of all or any part of the Obligation immediately due and payable, whereupon it is due and payable; (ii) terminate the commitments of Lenders to extend credit under this Agreement; (iii) reduce any claim to judgment; (iv) to the extent permitted by Law, exercise (or request each Lender to, and each Lender is entitled to, exercise) the Rights of offset or banker’s Lien against the interest of any Company in and to every account and other property of any Company that are in the possession of Administrative Agent or any Lender to the extent of the full amount of the Obligation (and to the extent permitted by Law, each Company is deemed directly obligated to each Lender in the full amount of the Obligation for this purpose); (v) demand Borrower to provide cash collateral in an amount equal to the LC Exposure then existing; and (vi) exercise any and all other legal or equitable Rights afforded by the Loan Papers, the Laws of the State of New York, or any other applicable jurisdiction.

(c)If, in reliance on Section 13.5(b), Administrative Agent refuses to take any action under Section 12.1(b) at the request of Majority Lenders, then Majority Lenders may take that action.

12.2Company Waivers. To the extent permitted by Law, each Company waives presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment and agrees that its liability with respect to all or any part of the Obligation is not affected by any renewal or extension in the time of payment of all or any part of the Obligation, by any indulgence, or by any release or change in any security for the payment of all or any part of the Obligation.

12.3Performance by Administrative Agent.  If any covenant, duty or agreement of any Company is not performed in accordance with the terms of the Loan Papers, Administrative Agent may, while a Default exists, at its option (but subject to the approval of Majority Lenders), perform or attempt to perform that covenant, duty or agreement on behalf of that Company (and any amount expended by Administrative Agent in its performance or attempted performance is payable by the Companies, jointly and severally, to Administrative Agent on demand, becomes part of the Obligation, and bears interest at the Default Rate from the date of Administrative Agent’s expenditure until paid). However, neither Administrative Agent nor any Lender assumes or shall have, except by its express written consent, any liability or responsibility for the performance of any covenant, duty, or agreement of any Company.

12.4Not in Control. None of the covenants or other provisions contained in any Loan Paper shall, or shall be deemed to, give Administrative Agent or Lenders the Right to exercise control over the assets (including, without limitation, real property), affairs, or management of any Company; the power of Administrative Agent and Lenders is limited to the Right to exercise the remedies provided in this Section 12.

12.5Course of Dealing. The acceptance by Administrative Agent or Lenders of any partial payment on the Obligation shall not be deemed to be a waiver of any Default then existing. No waiver by Administrative Agent, Majority Lenders, or Lenders of any Default shall be deemed to be a waiver of any other then-existing or subsequent Default. No delay or omission by Administrative Agent, Majority Lenders, or Lenders in exercising any Right under the Loan Papers will impair that Right or be construed as a waiver thereof or any acquiescence therein, nor will any single or partial exercise of any Right preclude other or further exercise thereof or the exercise of any other Right under the Loan Papers or otherwise.

12.6Cumulative Rights. All Rights available to Administrative Agent, Majority Lenders, and Lenders under the Loan Papers are cumulative of and in addition to all other Rights granted to Administrative Agent, Majority Lenders, and Lenders at law or in equity, whether or not the Obligation is due and payable and whether or not Administrative Agent, Majority Lenders, or Lenders have instituted any suit for collection, foreclosure, or other action in connection with the Loan Papers.

12.7Application of Proceeds. Any and all proceeds ever received by Administrative Agent or Lenders from the exercise of any Rights pertaining to the Obligation shall be applied to the Obligation according to Section 3.11.

12.8Diminution in Value of Collateral. Neither Administrative Agent nor any Lender has any liability or responsibility whatsoever for any diminution in or loss of value of any collateral now or hereafter securing payment or performance of all or any part of the Obligation (other than diminution in or loss of value caused by its gross negligence or willful misconduct).

12.9Certain Proceedings. Borrower will promptly execute and deliver, or cause the execution and delivery of, all applications, certificates, instruments, registration statements, and all other documents and papers Administrative Agent or Majority Lenders reasonably request in connection with the obtaining of any consent, approval, registration, qualification, permit, license, or authorization of any Tribunal or other Person necessary or appropriate for the effective exercise of any Rights under the Loan Papers. Because Borrower agrees that Administrative Agent’s and Majority Lenders’ remedies at Law for failure of Borrower to comply with the provisions of this paragraph would be inadequate and that failure would not be adequately compensable in damages, Borrower agrees that the covenants of this paragraph may be specifically enforced.

SECTION 13AGREEMENT AMONG LENDERS.

13.1Administrative Agent.

(a)Each Lender appoints Administrative Agent (and Administrative Agent accepts appointment) as its nominee and agent, in its name and on its behalf: (i) to act as its nominee and on its behalf in, under and in accordance with all Loan Papers; (ii) to arrange the means whereby its funds are to be made available to Borrower under the Loan Papers; (iii) to take any action that it properly requests under the Loan Papers (subject to the concurrence of other Lenders as may be required under the Loan Papers); (iv) to receive all documents and items to be furnished to it under the Loan Papers; (v) to be the secured party, mortgagee, beneficiary, recipient, and similar party in respect of any collateral for the benefit of Lenders; (vi) to promptly distribute to it all material information, requests, documents, and items received from Borrower under the Loan Papers; (vii) to promptly distribute to it its ratable part of each payment or prepayment (whether voluntary, as proceeds of collateral upon or after foreclosure, as proceeds of insurance thereon, or otherwise) in accordance with the terms of the Loan Papers (including without limitation, environmental notices, notices of default and all financial statements and Compliance Certificates); and (viii) to deliver to the appropriate Persons requests, demands, approvals, and consents received from it. However,

Administrative Agent may not be required to take any action that exposes it to personal liability or that is contrary to any Loan Paper or applicable Law.

(b)If the initial or any successor Administrative Agent ever ceases to be a party to this Agreement or if the initial or any successor Administrative Agent ever resigns (whether voluntarily or at the request of Majority Lenders), then Majority Lenders (with, so long as no Default under Section 11.1 or Section 11.3 is then continuing, the consent of the Borrower, which shall not be unreasonably withheld, delayed or conditioned) shall appoint the successor Administrative Agent from among the Lenders with Commitment Sums of at least $25,000,000 (other than the resigning Administrative Agent). If Majority Lenders fail to appoint a successor Administrative Agent within thirty (30) days after the resigning Administrative Agent has given notice of resignation or Majority Lenders have removed the resigning Administrative Agent, then the resigning Administrative Agent may, on behalf of Lenders and with the consent of the Borrower, which shall not be unreasonably withheld or delayed, appoint a successor Administrative Agent, which must be a commercial bank having a combined capital and surplus of at least $1,000,000,000 (as shown on its most recently published statement of condition). If Administrative Agent becomes a Defaulting Lender due to the Majority Lenders determining that the Administrative Agent has become or is insolvent or has a parent company that has become or is insolvent or become the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or has indicated its consent to, approval of or acquiescence in any such proceeding or appointment or has a parent company that has become the subject of a bankruptcy or insolvency proceeding or has had a receiver, conservator, trustee or custodian appointed for it, or has taken any action in furtherance of, or has indicated its consent to, approval of or acquiescence in any such proceeding or appointment, the Majority Lenders may agree in writing to remove and replace the Administrative Agent with a successor administrative agent from among the Lenders with (so long as no Default has occurred and is continuing) the consent of Borrower (such consent not to be unreasonably withheld, delayed, or conditioned). Upon its acceptance of appointment as successor Administrative Agent, the successor Administrative Agent succeeds to and becomes vested with all of the Rights of the prior Administrative Agent, and the prior Administrative Agent is discharged from its duties and obligations of Administrative Agent under the Loan Papers (but, when used in connection with LCs issued and outstanding before the appointment of the successor Administrative Agent, “Administrative Agent” shall continue to refer solely to Citizens Bank, N.A.), and each Lender shall execute such documents as any Lender, the resigning or removed Administrative Agent, or the successor Administrative Agent reasonably request to reflect the change. After any Administrative Agent’s resignation or removal as Administrative Agent under the Loan Papers, the provisions of this Section 13 inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Papers.

(c)Administrative Agent, in its capacity as a Lender, has the same Rights under the Loan Papers as any other Lender and may exercise those Rights as if it were not acting as Administrative Agent; the term “Lender” shall, unless the context otherwise indicates, include Administrative Agent; and Administrative Agent’s resignation or removal shall not impair or otherwise affect any Rights that it has or may have in its capacity as an individual Lender. Each Lender and Borrower agree that Administrative Agent is not a fiduciary for Lenders or for Borrower but simply is acting in the capacity described in this Agreement to alleviate administrative burdens for Borrower and Lenders, that Administrative Agent has no duties or responsibilities to Lenders or Borrower except those expressly set forth in the Loan Papers, and that Administrative Agent in its capacity as a Lender has all Rights of any other Lender.

(d)Administrative Agent may now or hereafter be engaged in one or more loan, letter of credit, leasing or other financing transaction with Borrower, act as trustee or depositary for Borrower, or otherwise be engaged in other transactions with Borrower (the “other activities”) not the subject of the Loan Papers. Without limiting the Rights of Lenders specifically set forth in the Loan Papers, Administrative Agent is not responsible to account to Lenders for those other activities, and no Lender shall have any interest in any other activities, any present or future guaranties by or for the account of Borrower that are not contemplated or included in the Loan Papers, any present or future offset exercised by Administrative Agent in respect of those other activities, any present or future property taken as security for any of those other activities, or any property now or hereafter in Administrative Agent’s possession or control that may be or become security for the obligations of Borrower arising under the Loan Papers by reason of the general description of indebtedness secured or of property contained in any other agreements, documents, or instruments related to any of those other activities (but, if any payments in respect of those guaranties or that property or the proceeds thereof is applied by Administrative Agent to reduce the Obligation, then each Lender is entitled to share ratably in the application as provided in the Loan Papers).

13.2Expenses. Each Lender shall pay its Pro Rata Part of any reasonable expenses (including, without limitation, court costs, reasonable attorneys’ fees, and other costs of collection) incurred by Administrative Agent (while acting in such capacity) in connection with any of the Loan Papers if Administrative Agent is not reimbursed from other sources within thirty (30) days after incurrence. Each Lender is entitled to receive its Pro Rata Part of any reimbursement that it makes to Administrative Agent if Administrative Agent is subsequently reimbursed from other sources.

13.3Proportionate Absorption of Losses. Except as otherwise provided in the Loan Papers, nothing in the Loan Papers gives any Lender any advantage over any other Lender insofar as the Obligation (other than any Hedging Obligation or Cash Management Obligation) is concerned or to relieve any Lender from ratably absorbing any losses sustained with respect to the Obligation (except (x) for Hedging Obligations, (y) Cash Management Obligation and (z) to the extent unilateral actions or inactions by any Lender result in Borrower or any other obligor on the Obligation having any credit, allowance, setoff, defense, or counterclaim solely with respect to all or any part of that Lender’s Pro Rata Part of the Obligation).

13.4Delegation of Duties; Reliance. Lenders may perform any of their duties or exercise any of their Rights under the Loan Papers by or through Administrative Agent, and Lenders and Administrative Agent may perform any of their duties or exercise any of their Rights under the Loan Papers by or through their respective Representatives. Administrative Agent, Lenders and their respective Representatives (a) are entitled to rely upon (and shall be protected in relying upon) any written or oral statement believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinion of counsel selected by Administrative Agent or that Lender (but nothing in this clause (a) permits Administrative Agent to rely on (i) oral statements if a writing is required by this Agreement or (ii) any other writing if a specific writing is required by this Agreement), (b) are entitled to deem and treat each Lender as the owner and holder of its Pro Rata Part of the Principal Debt for all purposes until, subject to Section 14.12, written notice of the assignment or transfer is given to and received by Administrative Agent (and any request, authorization, consent or approval of any Lender is conclusive and binding on each subsequent holder, assignee or transferee of or Participant in that Lender’s Pro Rata Part of the Principal Debt until that notice is given and received), (c) are not deemed to have notice of the occurrence of a Default unless a responsible officer of Administrative Agent, who handles matters associated with the Loan Papers and transactions thereunder, has actual knowledge or Administrative Agent has been notified by a Lender or Borrower, and (d) are entitled to consult with legal counsel (including counsel for Borrower), independent accountants, and other experts selected by Administrative Agent and are not liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of counsel, accountants, or experts.

13.5Limitation of Administrative Agent’s Liability.

(a)Neither Administrative Agent nor any of its Representatives will be liable for any action taken or omitted to be taken by it or them under the Loan Papers in good faith and believed by it or them to be within the discretion or power conferred upon it or them by the Loan Papers or be responsible for the consequences of any error of judgment (except for fraud, gross negligence or willful misconduct), and neither Administrative Agent nor any of its Representatives has a fiduciary relationship with any Lender by virtue of the Loan Papers (but nothing in this Agreement negates the obligation of Administrative Agent to account for funds received by it for the account of any Lender).

(b)Unless indemnified to its satisfaction, Administrative Agent may not be compelled to do any act under the Loan Papers or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Papers. If Administrative Agent requests instructions from Lenders, or Majority Lenders, as the case may be, with respect to any act or action in connection with any Loan Paper, Administrative Agent is entitled to refrain (without incurring any liability to any Person by so refraining) from that act or action unless and until it has received instructions. In no event, however, may Administrative Agent or any of its Representatives be required to take any action that it or they determine could incur for it or them criminal or onerous civil liability. Without limiting the generality of the foregoing, no Lender has any right of action against Administrative Agent as a result of Administrative Agent’s acting or refraining from acting under this Agreement in accordance with instructions of Majority Lenders, or, if unanimity is required, in accordance with instructions of all Lenders.

(c)Administrative Agent is not responsible to any Lender or any Participant for, and each Lender represents and warrants that it has not relied upon Administrative Agent in respect of, (i) the creditworthiness of any Company and the risks involved to that Lender, (ii) the effectiveness, enforceability, genuineness, validity or due execution of any Loan Paper (other than by Administrative Agent), (iii) any representation, warranty, document, certificate, report or statement made therein (other than by Administrative Agent) or furnished thereunder or in connection therewith, (iv) the adequacy of any collateral now or hereafter securing the Obligation or the existence, priority or perfection of any Lien now or hereafter granted or purported to be granted on the collateral under any Loan Paper, or (v) the observance of or compliance with any of the terms, covenants or conditions of any Loan Paper on the part of any Company. EACH LENDER AGREES TO INDEMNIFY ADMINISTRATIVE AGENT AND ITS REPRESENTATIVES AND HOLD THEM HARMLESS FROM AND AGAINST (BUT LIMITED TO SUCH LENDER’S PRO RATA PART OF) ANY AND ALL LIABILITIES, OBLIGATIONS, LOSSES, DAMAGES, PENALTIES, ACTIONS, JUDGMENTS, SUITS, COSTS, REASONABLE EXPENSES, AND REASONABLE DISBURSEMENTS OF ANY KIND OR NATURE WHATSOEVER THAT MAY BE IMPOSED ON, ASSERTED AGAINST, OR INCURRED BY THEM IN ANY WAY RELATING TO OR ARISING OUT OF THE LOAN PAPERS OR ANY ACTION TAKEN OR OMITTED BY THEM UNDER THE LOAN PAPERS IF ADMINISTRATIVE AGENT AND ITS REPRESENTATIVES ARE NOT REIMBURSED FOR SUCH AMOUNTS BY ANY COMPANY. ALTHOUGH ADMINISTRATIVE AGENT AND ITS REPRESENTATIVES HAVE THE RIGHT TO BE INDEMNIFIED UNDER THIS AGREEMENT FOR ITS OR THEIR OWN ORDINARY NEGLIGENCE, ADMINISTRATIVE AGENT AND ITS REPRESENTATIVES DO NOT HAVE THE RIGHT TO BE INDEMNIFIED

UNDER THIS AGREEMENT FOR ITS OR THEIR OWN FRAUD, GROSS NEGLIGENCE, OR WILLFUL MISCONDUCT.

13.6Delegation of Duties by Administrative Agent.  Administrative Agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Loan Paper by or through any one or more sub-agents appointed by Administrative Agent and any sub-agent may perform any and all of its duties and exercise its rights and powers under this Agreement or under any other Loan Paper by or through any one or more sub-agents appointed by such sub-agent with the approval of Administrative Agent (such appointing sub-agent is referred to in this Section 13.6 as an “Appointing Sub-Agent”).  Administrative Agent and each such sub-agent may perform any and all of its duties and exercise its rights and powers by or through their respective Affiliates. The exculpatory, indemnification and other provisions of this Section 13 and of Section 8.13 shall apply to any of the Affiliates of Administrative Agent and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.  All of the rights, benefits, and privileges (including the exculpatory and indemnification provisions) of this Section 13 and of Section 8.13 shall apply to each such sub-agent and to the Affiliates of each such sub-agent, and shall apply to their respective activities as sub-agent as if such sub-agent and Affiliates were named herein.  Notwithstanding anything herein to the contrary, with respect to each sub-agent appointed by the Administrative Agent and/or an Appointing Sub-Agent, (i) such sub-agent shall be a third party beneficiary under this Agreement with respect to all such rights, benefits and privileges (including exculpatory rights and rights to indemnification) and shall have all of the rights and benefits of a third party beneficiary, including an independent right of action to enforce such rights, benefits and privileges (including exculpatory rights and rights to indemnification) directly, without the consent or joinder of any other Person, against any or all of the Companies and Lenders, (ii) such rights, benefits and privileges (including exculpatory rights and rights to indemnification) shall not be modified or amended without the consent of such sub-agent, and (iii) such sub-agent shall only have obligations to Administrative Agent and, if applicable, an Appointing Sub-Agent and not to any Company, Lender or any other Person and no Company, Lender or any other Person shall have any rights, directly or indirectly, as a third party beneficiary or otherwise, against such sub-agent; provided, that, notwithstanding anything herein to the contrary, (i) Administrative Agent shall remain solely responsible for the performance of its obligations under the Loan Papers and for any actions and/or omissions by any agent and/or sub-agent of Administrative Agent and (ii) Administrative Agent’s Rights and obligations under the Loan Papers shall remain unchanged.

13.7Default; Collateral. If Administrative Agent receives notice of a Default from Borrower or any Lender, Administrative Agent shall notify Lenders of such Default and Lenders agree to promptly confer in order that Majority Lenders or Lenders, as the case may be, may agree upon a course of action for the enforcement of the Rights of Lenders. Unless and until Administrative Agent receives directions from Majority Lenders, Administrative Agent shall refrain from taking any action (without incurring any liability to any Person for so refraining), provided that, unless and until the Administrative Agent has received such directions, the Administrative Agent may, at its option, take such actions as it deems appropriate without the direction of the Majority Lenders in circumstances where the ability of Lenders to recover the Obligation may otherwise be materially impaired. In actions with respect to any property of Borrower, Administrative Agent is acting for the ratable benefit of each Lender. Administrative Agent shall hold, for the ratable benefit of all Lenders, any security it receives for the Obligation or any guaranty of the Obligation it receives upon or in lieu of foreclosure.

13.8Limitation of Liability. No Lender or any Participant will incur any liability to any other Lender or Participant except for acts or omissions in bad faith, and neither Administrative Agent nor any Lender or Participant will incur any liability to any other Person for any act or omission of any other Lender or any Participant.

13.9Relationship of Lenders. The Loan Papers, and the documents delivered in connection therewith, do not create a partnership or joint venture among Administrative Agent and Lenders or among Lenders.

13.10Other Agents.  None of the Lenders identified on the cover page or signature pages of this Agreement or otherwise herein as being the “Syndication Agent” or a “Documentation Agent” (collectively, the “Other Agents”) shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders.  Each Lender acknowledges that it has not relied, and will not rely, on any of the Other Agents in deciding to enter into this Agreement or in taking or refraining from taking any action hereunder or pursuant hereto.

13.11Collateral Matters.

(a)Each Lender authorizes and directs Administrative Agent to enter into the Security Documents for the ratable benefit of Lenders. Each Lender agrees that any action taken by Administrative Agent concerning any Collateral with the consent of, or at the request of, Majority Lenders in accordance with the provisions of this Agreement, the Security Documents or the other Loan Papers, and the exercise by Administrative Agent (with the consent of, or at the request of, Majority Lenders) of powers concerning the Collateral set forth in any Loan Paper, together with other reasonably incidental powers, shall be authorized and binding upon all Lenders.

(b)Administrative Agent is authorized on behalf of all Lenders, without the necessity of any notice to or further consent from any Lender, from time to time before a Default or Potential Default, to take any action with respect to any Collateral or Security Documents that may be necessary to perfect and maintain perfected the Lender Liens upon the Collateral granted by the Security Documents.

(c)Administrative Agent has no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by any Company or is cared for or protected.

(d)Administrative Agent shall exercise the same care and prudent judgment with respect to the Collateral and the Security Documents as it normally and customarily exercises in respect of similar collateral and security documents.

(e)Lenders irrevocably authorize Administrative Agent, at its option and in its discretion, to release any Lender Lien upon any Collateral (i) upon full payment of the Obligation; (ii) constituting property being sold or disposed of as permitted under Section 9.10, if Administrative Agent determines that the property being sold or disposed is being sold or disposed in accordance with the requirements and limitations of Section 9.10 and Administrative Agent concurrently receives all mandatory prepayments with respect thereto, if any, in accordance with Section 9.10; (iii) constituting property in which no Company owned any interest at the time the Lender Lien was granted or at any time thereafter; (iv) constituting property leased to any Company under a lease that has expired or been terminated in a transaction permitted under this Agreement or is about to expire and that has not been, and is not intended by that Company to be, renewed; (v) consisting of an instrument evidencing Debt pledged to Administrative Agent (for the benefit of Lenders), if the Debt evidenced thereby has been paid in full; or (vi) if approved, authorized or ratified in writing by Majority Lenders subject to Section 14.10(b)(v). Upon request by Administrative Agent at any time, Lenders will confirm in writing Administrative Agent’s authority to release particular types or items of Collateral under this Section 13.11(e).

13.12No Reliance on Administrative Agent’s Customer Identification Program.  Each Lender acknowledges and agrees that neither such Lender, nor any of its Affiliates, participants or assignees, may rely on the Administrative Agent to carry out such Lender’s, Affiliate’s, participant’s or assignee’s customer identification program, or other obligations required or imposed under or pursuant to the USA Patriot Act or the regulations thereunder, including the regulations contained in 31 CFR 103.121 (as hereafter amended or replaced, the “CIP Regulations”), or any other Anti-Terrorism Law, including any programs involving any of the following items relating to or in connection with the Companies or their respective Subsidiaries, any of their respective Affiliates or agents, the Loan Papers or the transactions hereunder:  (a) any identity verification procedures, (b) any record keeping, (c) any comparisons with government lists, (d) any customer notices or (e) any other procedures required under the CIP Regulations or such other laws.

13.13USA Patriot Act.  Each Lender or assignee or participant of a Lender that is not organized under the laws of the United States of America or a state thereof (and is not excepted from the certification requirement contained in Section 313 of the USA Patriot Act and the applicable regulations because it is both (a) an affiliate of a depository institution or foreign bank that maintains a physical presence in the United States or foreign country, and (b) subject to supervision by a banking authority regulating such affiliated depository institution or foreign bank) shall deliver to the Administrative Agent the certification, or, if applicable, recertification, certifying that such Lender is not a “shell” and certifying to other matters as required by Section 313 of the USA Patriot Act and the applicable regulations:  (i) within 10 days after the Closing Date, and (ii) at such other times as are required under the USA Patriot Act.

13.14Credit Bidding.  Each Lender hereby irrevocably authorizes the Administrative Agent, based upon the instruction of the Majority Lenders, to credit bid and purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral at any sale thereof conducted under the provisions of the UCC, including pursuant to Sections 9-610 or 9-620 thereof, at any sale thereof conducted under the provisions of the Bankruptcy Code (including Section 363 of the Bankruptcy Code) or any applicable bankruptcy, insolvency, reorganization or other similar law (whether domestic or foreign) now or hereafter in effect, or at any sale or foreclosure conducted by the Administrative Agent (whether by judicial action or otherwise) in accordance with applicable law.

13.15Benefits of Agreement. None of the provisions of this Section 13 (other than Section 13.1 hereof) inure to the benefit of any Company or any other Person other than Administrative Agent and Lenders; consequently, no Company or any other Person is entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of Administrative Agent or any Lender to comply with these provisions.

13.16Compliance with Flood Insurance Laws.  The Administrative Agent has adopted internal policies and procedures that address requirements placed on federally regulated lenders under the Flood Insurance Laws and will post on the applicable electronic platform (or otherwise distribute to each Lender documents that it receives in connection with the Flood Insurance Laws (collectively, the “Flood Documents”); provided, however that the Administrative Agent makes no representation or warranty with respect to the adequacy of the Flood Documents or their compliance with the Flood Insurance Laws.  Each Lender acknowledges and agrees that it is individually responsible for its own compliance with the Flood Insurance Laws and that it shall, independently and without reliance upon Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, including the Flood Documents posted or distributed by the Administrative Agent, continue to do its own due diligence to ensure its compliance with the Flood Insurance Laws.

13.17Cash Management Obligations and Hedging Obligations.  Except as otherwise expressly set forth herein or in the Security Agreement or any other Loan Paper, no Person holding Cash Management Obligations or Hedging Obligations that obtains the benefits of any Guaranty or any Collateral by virtue of the provisions hereof or of any Loan Paper shall have any right to notice of any action or to consent to, direct or object to any action hereunder or under any other Loan Paper or otherwise in respect of the Collateral (including the release or impairment of any Collateral) or amendment to any Loan Paper other than in its capacity as a Lender or Administrative Agent and, in such case, only to the extent expressly provided in the Loan Papers.  Notwithstanding any other provision of this Section 13 to the contrary, the Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Cash Management Obligations or Hedging Obligations except to the extent expressly required hereunder, provided that the Administrative Agent has received a Secured Obligation Designation Notice, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Person holding such Obligations.  The Administrative Agent shall not be required to verify the payment of, or that other satisfactory arrangements have been made with respect to, Cash Management Obligations and Hedging Obligations in the case of the Facility Maturity Date or Swing Line Maturity Date.

13.18Erroneous Payments.

(b)If Administrative Agent notifies a Lender or any Person who has received funds on behalf of a Lender or the Administrative Agent as issuer of LCs (any such Lender or other recipient, a “Payment Recipient”) that Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under Section 13.18(b)) that any funds received by such Payment Recipient from Administrative Agent or any of its Affiliates were erroneously transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender or the Administrative Agent or other Payment Recipient on its behalf)  (any such funds, whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and demands the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of Administrative Agent and shall be segregated by the Payment Recipient and held in trust for the benefit of Administrative Agent, and such Lender shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter, return to Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to Administrative Agent in same day funds at the greater of the Federal Funds Effective Rate and a rate determined by Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of Administrative Agent to any Payment Recipient under this Section 13.18(a) shall be conclusive, absent manifest error.

(c)Without limiting the provisions of Section 13.18(a), each Payment Recipient hereby further agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in a notice of payment, prepayment or repayment sent by Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by Administrative Agent (or any of its Affiliates), or (z) that such Payment Recipient otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), in each case:

(i)(A) in the case of immediately preceding clauses (x) or (y), an error shall be presumed to have been made (absent written confirmation from Administrative Agent to the contrary) or (B) in the case of immediately preceding clause (z), an error has been made, in each case, with respect to such payment, prepayment or repayment; and

(ii)such Lender shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of such error) notify Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying Administrative Agent pursuant to this Section 13.18(b).

(d)Each Lender hereby authorizes Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender under any Loan Paper, or otherwise payable or distributable by Administrative Agent to such Lender from any source, against any amount due to Administrative Agent under Section 13.18(a) or under the indemnification provisions of this Agreement. For the avoidance of doubt, an Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the proceeds of prepayments or repayments of principal, interest or any other Obligations hereunder, or other distribution in respect of principal, interest or any other Obligations hereunder, received by the Administrative Agent on or with respect to any such Loans  acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent).

(e)In the event that an Erroneous Payment (or portion thereof) is not recovered by Administrative Agent for any reason, after demand therefor by Administrative Agent in accordance with Section 13.18(a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf)  (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon Administrative Agent’s notice to such Lender at any time, (i) such Lender shall be deemed (with the consideration therefor being hereby acknowledged as adequate by the Administrative Agent and such Lender) to have assigned its loans under the Facility (but not its related commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous

Payment Return Deficiency (or such lesser amount as Administrative Agent may specify) (such assignment of the loans under the Facility (but not commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) at par plus any accrued and unpaid interest (with the assignment fee to be waived by Administrative Agent in such instance), and is hereby (together with Borrower) deemed to execute and deliver an assignment and assumption substantially in the form of the attached Exhibit G with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such loans under the Facility to Borrower or Administrative Agent, (ii) Administrative Agent as the assignee Lender shall be deemed to acquire the Erroneous Payment Deficiency Assignment, (iii) upon such deemed acquisition, Administrative Agent as the assignee Lender shall become a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable commitments which shall survive as to such assigning Lender and (iv) Administrative Agent may reflect in the loan register it maintains its ownership interest in the loans subject to the Erroneous Payment Deficiency Assignment. Administrative Agent may, in its discretion, but subject to Section 14.12, sell any loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such loan (or portion thereof), and Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf).  For the avoidance of doubt, the parties hereto acknowledge and agree that (A) any subsequent sale, participation or assignment by the Administrative Agent of any Loan acquired pursuant to an Erroneous Payment Deficiency Assignment shall be subject in all respects to the terms and conditions of Section 14.12 and (B) no Erroneous Payment Deficiency Assignment will reduce the commitments of any Lender hereunder and such commitments shall remain available in accordance with the terms of this Agreement.  In addition, each party hereto agrees that, except to the extent that Administrative Agent has sold a loan (or portion thereof) acquired pursuant to an Erroneous Payment Deficiency Assignment, and irrespective of whether Administrative Agent may be equitably subrogated, Administrative Agent shall be contractually subrogated to all the rights and interests of the applicable Lender under the Loan Papers with respect to each Erroneous Payment Return Deficiency (the “Erroneous Payment Subrogation Rights”) (provided that the Borrower's Obligations under the Loan Papers in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment).

(f)The parties hereto agree that an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Secured Obligations owed by Borrower or any Guarantor, except, in each case, to the extent such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by Administrative Agent from Borrower or any Guarantor as a repayment of such Obligations.

(g)To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by Administrative Agent for the return of any Erroneous Payment received, including without limitation waiver of any defense based on “discharge for value” or any similar doctrine.

(h)Each party’s obligations, agreements and waivers under this Section 13.18 shall survive the resignation or replacement of Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender, the termination of the Lenders’ commitments to lend under the Facility, and/or the repayment, satisfaction or discharge of all Secured Obligations (or any portion thereof).

(i)Notwithstanding anything herein to the contrary, this Section 13.18 shall not be interpreted to increase (or accelerate the due date for) or have the effect of increasing (or accelerating the due date for), the Obligations relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent.

SECTION 14MISCELLANEOUS.

14.1Headings. The headings, captions and arrangements used in any of the Loan Papers are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Papers, nor affect the meaning thereof.

14.2Nonbusiness Days; Time. Any payment or action that is due under any Loan Paper on a non-Business Day may be delayed until the next-succeeding Business Day (but interest shall continue to accrue on any applicable payment until payment is in fact made) unless the payment concerns a SOFR Loan, in which case if the next-succeeding Business Day is in the next calendar month, then such payment shall be made on the next-preceding Business Day. Unless otherwise indicated, all time references (e.g., 10:00 a.m.) are to New York, New York time.

14.3Communications and Posting of Approved Electronic Communications.

(a)Unless otherwise specifically provided, whenever any Loan Paper requires or permits any consent, approval, notice, request, demand or other communication from one party to another, communication must be in writing (which may be by telex or facsimile) to be effective and shall be deemed to have been given (i) if by telex, when transmitted to the appropriate telex number and the appropriate answerback is received; (ii) if by facsimile, when transmitted to the appropriate facsimile number (and all communications sent by facsimile must be confirmed promptly thereafter by telephone; but any requirement in this parenthetical shall not affect the date when the facsimile shall be deemed to have been delivered); (iii) if by mail, on the third Business Day after it is enclosed in an envelope and properly addressed, stamped, sealed, certified mail, return receipt requested, and deposited in the appropriate official postal service; or (iv) if by any other means, when actually delivered. Until changed by notice pursuant to this Agreement, the address (and facsimile number) for each party to a Loan Paper is set forth on the attached Schedule 1.

(b)Notices and other communications to Lenders and Administrative Agent hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by Administrative Agent, provided that the foregoing shall not apply to notices to any Lender pursuant to Section 2 if such Lender has notified the Administrative Agent that it is incapable of receiving notices under such Section by electronic communication.  Administrative Agent or Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it, provided that approval of such procedures may be limited to particular notices or communications.  Unless Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c)Delivery of Communications.  Each Company hereby agrees, unless directed otherwise by the Administrative Agent or unless the electronic mail address referred to below has not been provided by the Administrative Agent to such Company that it will, or will cause its Subsidiaries to, provide to the Administrative Agent all information, documents and other materials that it is obligated to furnish to the Administrative Agent or to the Lenders pursuant to the Loan Papers, including all notices, requests, financial statements, financial and other reports, certificates and other information materials, but excluding any such communication that (i) is or relates to a Borrowing Request or a notice of continuation or conversion, (ii) relates to the payment of any principal or other amount due under this Agreement prior to the scheduled date therefor, (iii) provides notice of any Default under this Agreement or any other Loan Paper or (iv) is required to be delivered to satisfy any condition precedent to the effectiveness of this Agreement and/or any Borrowing or other extension of credit hereunder (all such non-excluded communications being referred to herein collectively as “Communications”), by transmitting the Communications in an electronic/soft medium that is properly identified in a format acceptable to the Administrative Agent to an electronic mail address as directed by the Administrative Agent in writing.  In addition, each Company agrees, and agrees to cause its Subsidiaries, to continue to provide the Communications to the Administrative Agent or the Lenders, as the case may be, in the manner specified in the Loan Papers but only to the extent requested by the Administrative Agent.

(d)Platform.  Each Company further agrees that Administrative Agent may make the Communications available to the Lenders by posting the Communications on SyndTrak or a substantially similar electronic transmission system (the “Platform”).  The Borrower hereby acknowledges that certain of the Lenders (each, a “Public Lender”) may have personnel who do not wish to receive material non-public information with respect to the Borrower or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities.  The Borrower hereby agrees that so long as the Borrower is the issuer of any outstanding Debt or Equity Interests that are registered or issued pursuant to a private offering or is actively contemplating issuing any such securities, it will, upon request, use commercially reasonable efforts to assist the Administrative Agent in identifying that portion of the Communications that may be distributed to the Public Lenders and that (1) all such Communications shall be clearly and conspicuously marked “PUBLIC” which, at a minimum, shall mean that the word “PUBLIC” shall appear prominently on the first page thereof; (2) by marking Communications “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, any Affiliate thereof, and the Lenders to treat such Communications as not containing any material non-public information (although it may be sensitive and proprietary) with respect to the Borrower or its securities for purposes of United States federal and state securities laws (provided,  however, that to the extent such Communications constitute Confidential Information, they shall be treated as set forth in Section 14.14); (3) all Communications marked “PUBLIC” are permitted to be made available through a portion of the

Platform designated “Public Side Information;” and (4) the Administrative Agent and the any Affiliate thereof and the Arranger shall be entitled to treat any Communications that are not marked “PUBLIC” as being suitable only for posting on a portion of the Platform not designated “Public Side Information.”

(e)No Warranties as to Platform.  THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.”  THE INDEMNIFIED PARTIES DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS OR THE ADEQUACY OF THE PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE COMMUNICATIONS.  NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS IS MADE BY THE INDEMNIFIED PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE PLATFORM.  IN NO EVENT SHALL THE INDEMNIFIED PARTIES HAVE ANY LIABILITY TO ANY LENDER OR ANY OTHER PERSON FOR DAMAGES OF ANY KIND, WHETHER OR NOT BASED ON STRICT LIABILITY AND INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET, EXCEPT TO THE EXTENT THE LIABILITY OF ANY INDEMNIFIED PARTIES IS FOUND IN A FINAL, NON-APPEALABLE ORDER BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED PRIMARILY FROM SUCH INDEMNITEE’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

(f)Delivery Via Platform.  The Administrative Agent agrees that the receipt of the Communications by the Administrative Agent at its electronic mail address set forth above shall constitute effective delivery of the Communications to the Administrative Agent for purposes of the Loan Papers.  Each Lender agrees that receipt of notice to it (as provided in the next sentence) specifying that the Communications have been posted to the Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Papers.  Each Lender agrees to notify the Administrative Agent in writing (including by electronic communication) from time to time of such Lender’s electronic mail address to which the foregoing notice may be sent by electronic transmission and that the foregoing notice may be sent to such electronic mail address.

(g)No Prejudice to Notice Rights.  Nothing herein shall prejudice the right of the Administrative Agent or any Lender to give any notice or other communication pursuant to any Loan Paper in any other manner specified in such Loan Paper.

14.4Form and Number of Documents. The form, substance, and number of counterparts of each writing to be furnished under this Agreement must be satisfactory to Administrative Agent and its counsel.

14.5Exceptions to Covenants.  Borrower may not and may not permit any Company to take or fail to take any action that is permitted as an exception to any of the covenants contained in any Loan Paper if that action or omission would result in the breach of any other covenant contained in any Loan Paper.

14.6Survival. All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Papers survive all closings under the Loan Papers and, except as otherwise indicated, are not affected by any investigation made by any party.

14.7Governing Law. Except as expressly provided in a Loan Paper, the Laws (other than conflict-of-laws provisions) of the State of New York and of the United States of America

govern the Rights and duties of the parties to the Loan Papers and the validity, construction, enforcement, and interpretation of the Loan Papers.

14.8Invalid Provisions. Any provision in any Loan Paper held to be illegal, invalid, or unenforceable is fully severable; the appropriate Loan Paper shall be construed and enforced as if that provision had never been included; and the remaining provisions shall remain in full force and effect and shall not be affected by the severed provision. Administrative Agent, Lenders, and each Company party to the affected Loan Paper agree to negotiate, in good faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid, and enforceable. However, if the provision held to be illegal, invalid, or unenforceable is a material part of this Agreement, such invalid, illegal, or unenforceable provision shall be, to the extent permitted by Law, replaced by a clause or provision judicially construed and interpreted to be as similar in substance and content to the original terms of such illegal, invalid, or unenforceable clause or provision as the context thereof would reasonably allow, so that such clause or provision would thereafter be legal, valid and enforceable.

14.9Venue; Service of Process; Jury Trial. EACH PARTY TO ANY LOAN PAPER, IN EACH CASE FOR ITSELF, ITS SUCCESSORS AND ASSIGNS (AND IN THE CASE OF BORROWER, FOR EACH OTHER COMPANY), (a) IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS OF THE STATE OF NEW YORK, PROVIDED, THAT ANY SUIT SEEKING ENFORCEMENT AGAINST ANY COLLATERAL OR OTHER PROPERTY MAY BE BROUGHT IN THE COURTS OF ANY JURISDICTION WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND; (b) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE LOAN PAPERS AND THE OBLIGATION BROUGHT IN DISTRICT COURTS OF NEW YORK, NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK OR WHERE SUCH COLLATERAL OR OTHER PROPERTY MAY BE FOUND AS PROVIDED IN CLAUSE (a) ABOVE; (c) IRREVOCABLY WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY OF THE AFOREMENTIONED COURTS HAS BEEN BROUGHT IN AN INCONVENIENT FORUM; (d) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THOSE COURTS IN ANY LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, BY HAND-DELIVERY, OR BY DELIVERY BY A NATIONALLY RECOGNIZED COURIER SERVICE, AND SERVICE SHALL BE DEEMED COMPLETE UPON DELIVERY OF THE LEGAL PROCESS AT ITS ADDRESS SET FORTH IN THIS AGREEMENT; (e) IRREVOCABLY AGREES THAT ANY LEGAL PROCEEDING AGAINST ANY PARTY TO ANY LOAN PAPER ARISING OUT OF OR IN CONNECTION WITH THE LOAN PAPERS OR THE OBLIGATION MAY BE BROUGHT IN ONE OF THE AFOREMENTIONED COURTS; AND (f) IRREVOCABLY WAIVES TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY LOAN PAPER. The scope of each of the foregoing waivers is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. Borrower (for itself and on behalf of each other Company) acknowledges that these waivers are a material inducement to Administrative Agent’s and each Lender’s agreement to enter into a business relationship, that Administrative Agent and each Lender have already relied on these waivers in entering into this Agreement, and that Administrative Agent and each Lender will continue to rely on each of these waivers in related future dealings. Borrower (for itself and on behalf of each other Company) further warrants and represents that it has reviewed these waivers with its legal counsel and that it knowingly and voluntarily agrees to each waiver following consultation with legal counsel. THE WAIVERS IN THIS SECTION 14.9 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THESE WAIVERS SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS, OR REPLACEMENTS TO OR OF THIS OR ANY OTHER LOAN PAPER. In the event of Litigation, this Agreement may be filed as a written consent to a trial by the court.

14.10Amendments, Consents, Conflicts, and Waivers.

(a)Unless otherwise specifically provided herein (including without limitation, as to any amendment to incorporate Confirming Changes as contemplated by Section 3.7 or 3.15 of this Agreement shall be effective as contemplated by such Sections), (i) this Agreement may be amended only by an instrument in writing executed by Borrower, Administrative Agent and Majority Lenders and supplemented only by documents delivered or to be delivered in accordance with the express terms of this Agreement and (ii) the other Loan Papers may only be the subject of an amendment, modification, or waiver that has been approved by Majority Lenders and Borrower.

(b)Any amendment, consent or waiver under this Agreement or any Loan Paper that purports to accomplish any of the following must be in writing and executed by Borrower and Administrative Agent and executed (or approved, as the case may be) by each Lender: (i) extend the due date or decrease the amount of any scheduled payment of the Obligation beyond the date specified in the Loan Papers; (ii) decrease any rate or amount of interest, fees, or other sums payable to Administrative Agent or Lenders under this Agreement (except such reductions as are contemplated by this Agreement); (iii) change the definition of “Applicable Margin,” “Commitment Usage,” “Committed Sum,” “Facility Committed Sum,” “Majority Lenders” or “Facility Maturity Date”; (iv) increase or decrease any one or more Lenders’ Committed Sums except as provided in this Agreement; (v) except as permitted by Section 9.10, consent to the release of all or substantially all of the Collateral under the Security Documents or the release of any Guarantor from its obligations under any Guaranty or the value thereof; (vi) change the provisions of Section 13 to the detriment of any Lender; (vii) change any provision requiring ratable distributions to Lenders or change the waterfall set forth in Section 3.11; (viii) subject any Lender to a greater obligation than expressly provided in this Agreement; (ix) change this clause (b) or any other matter specifically requiring the consent of all Lenders under this Agreement; or (x) subordinate any Obligations to any other Debt.

(c)Any conflict or ambiguity between the terms and provisions of this Agreement and terms and provisions in any other Loan Paper is controlled by the terms and provisions of this Agreement.

(d)No course of dealing or any failure or delay by Administrative Agent, any Lender, or any of their respective Representatives with respect to exercising any Right of Administrative Agent or any Lender under this Agreement operates as a waiver thereof. A waiver must be in writing and signed by Administrative Agent and Lenders (or Majority Lenders, if permitted under this Agreement) to be effective, and a waiver will be effective only in the specific instance and for the specific purpose for which it is given.

14.11Multiple Counterparts. Any Loan Paper may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of thereof, it shall not be necessary to produce or account for more than one counterpart. Each Lender need not execute the same counterpart of this Agreement so long as identical counterparts are executed by Borrower, each Lender, and Administrative Agent. This Agreement shall become effective when counterparts of this Agreement have been executed and delivered to Administrative Agent by each Lender, Administrative Agent and Borrower. Delivery of an executed counterpart of a signature page of this Agreement by facsimile or other electronic imaging (including in .pdf format) means shall be effective as delivery of a manually executed counterpart of this Agreement.

14.12Successors and Assigns; Participations.

(a)Each Loan Paper binds and inures to the benefit of the parties thereto, any intended beneficiary thereof, and each of their respective successors and permitted assigns. No Lender may transfer, pledge, assign, sell any participation in, or otherwise encumber its portion of the Obligation except as permitted by this Section 14.12.

(b)Subject to the provisions of this Section and in accordance with applicable Law, any Lender may, in the ordinary course of its commercial banking business, at any time sell to one or more Persons that is not a Company or an Affiliate of a Company or Competitor (each a “Participant”) participating interests in its portion of the Obligation. The selling Lender shall remain a “Lender” under this Agreement (and the Participant shall not constitute a “Lender” under this Agreement) and its obligations under this Agreement shall remain unchanged. The selling Lender shall remain solely responsible for the performance of its obligations under the Loan Papers and shall remain the holder of its share of the Principal Debt for all purposes under this Agreement. Borrower and Administrative Agent shall continue to deal solely and directly with the selling Lender in connection with that Lender’s Rights and obligations under the Loan Papers. Participants have no Rights under the Loan Papers, other than certain voting Rights as provided below. Subject to the following, each Lender may obtain (on behalf of its Participants) the benefits of Section 3 with respect to all participations in its part of the Obligation outstanding from time to time so long as Borrower is not obligated to pay any amount in excess of the amount that would be due to that Lender under Section 3 calculated as though no participations have been made. No Lender may sell any participating interest under which the Participant has any Rights to approve any amendment, modification or waiver of any Loan Paper, except to the extent the amendment, modification or waiver extends the due date for payment of any principal, interest or fees due under the Loan Papers, reduces the interest rate or the amount of principal or fees applicable to the Obligation (except reductions contemplated by this Agreement), or releases a material portion of the Collateral, if any, for the Obligation (other than releases of collateral permitted by Section 13.11(e)). However, if a Participant is entitled to the benefits of Section 3 or a Lender grants Rights to its Participants to approve amendments to or waivers of the Loan Papers respecting the matters described in the previous sentence, then that Lender must include a voting mechanism in the relevant participation agreement whereby a majority of its portion of the Obligation (whether held by it or participated) shall control the vote for all of that Lender’s portion of the Obligation. Except in the case of the sale of a participating interest to another Lender, the relevant participation agreement shall prohibit the Participant from transferring, pledging, assigning, selling participations in, or otherwise encumbering its portion of the Obligation.

(c)Subject to the provisions of this Section, any Lender may at any time, in the ordinary course of its commercial banking business, (i) without the consent of Borrower or Administrative Agent, assign all or any part of its Rights and obligations under the Loan Papers to any of its Affiliates, any other Lender or its Affiliates, or any Approve Fund (each a “Purchaser”) and (ii) upon the prior written consent of Borrower (which will not be unreasonably withheld or delayed, or be required if a Default under Section 11.1 or Section 11.3 has occurred and is continuing) and Administrative Agent (which will not be unreasonably withheld or delayed), assign to any other Person that is not (A) a Company or an Affiliate of a Company, (B) a Defaulting

Lender or any of its Subsidiaries or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this clause (B), (C) to a natural Person, (D) any holder of Debt that has been subordinated in right of payment to the prior payment of the Obligations, or (E) a Competitor (each of which is also a “Purchaser”) a proportionate part (not less than the greater of (x) $5,000,000 or (y) its remaining balance, and an integral multiple of $1,000,000) of all or any part of its Rights and obligations under the Loan Papers; provided, however, that if an assigning Lender is assigning less than all of its remaining balance, such assigning Lender must retain an obligation hereunder to fund at least $10,000,000 of the Facility, unless otherwise agreed by the Borrower and Administrative Agent (such consent not to be unreasonably withheld or delayed). In each case, the Purchaser shall assume those Rights and obligations under an assignment agreement substantially in the form of the attached Exhibit G. Each assignment under this Section 14.12(c) shall include a ratable interest in the assigning Lender’s Rights and obligations under the Facility. Upon (i) delivery to Borrower and Administrative Agent (A) of an assignment agreement electronically executed and delivered via an electronic settlement system acceptable to the Administrative Agent or (B) an assignment agreement manually executed and (ii) payment of a fee of $3,500 from the transferee to Administrative Agent, from and after the assignment’s effective date (which shall be after the date of delivery), the Purchaser shall for all purposes be a Lender party to this Agreement and shall have all the Rights and obligations of a Lender under this Agreement to the same extent as if it were an original party to this Agreement with commitments as set forth in the assignment agreement, and the transferor Lender shall be released from its obligations under this Agreement to a corresponding extent, and, except as provided in the following sentence, no further consent or action by Borrower, Lenders or Administrative Agent shall be required. Upon the consummation of any transfer to a Purchaser under this clause (c), the then-existing Schedule 1 shall automatically be deemed to reflect the name, address, and Committed Sum of such Purchaser, Borrower shall execute and deliver to each of the transferor Lender and the Purchaser a Facility Note in the face amount of its respective Committed Sum under the Facility following transfer, and, upon receipt of its new Facility Note, the transferor Lender shall return to Borrower the Facility Note previously delivered to it under this Agreement. A Purchaser is subject to all the provisions in this Section as if it were a Lender signatory to this Agreement as of the date of this Agreement.

(d)Any Lender may at any time, without the consent of Borrower or Administrative Agent, assign all or any part of its Rights under the Loan Papers to a Federal Reserve Bank without releasing the transferor Lender from its obligations thereunder.

(e)The words “execution,” “signed,” “signature,” and words of like import in any assignment agreement shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

14.13Discharge Only Upon Payment in Full; Reinstatement in Certain Circumstances. Each Company’s obligations under the Loan Papers remain in full force and effect until the Facility Committed Sum is terminated and the Obligation (other than unasserted contingent obligations) is paid in full (except for provisions under the Loan Papers which by their terms expressly survive payment of the Obligation and termination of the Loan Papers).  If at any time any payment of the principal of or interest on any Note or any other amount payable by Borrower or any other obligor on the Obligation under any Loan Paper is rescinded or must be restored or returned upon the insolvency, bankruptcy or reorganization of Borrower or otherwise, the obligations of each Company under the Loan Papers with respect to that payment shall be reinstated as though the payment had been due but not made at that time.

14.14Confidentiality. Borrower, Administrative Agent, Arranger and Lenders agree to keep all information concerning the structure and documentation of this Agreement confidential, including without limitation all information of a confidential nature received by them from Borrower or any Company pursuant to this Agreement; provided, however, that such information may be disclosed: (a) to directors, officers, employees, agents, representatives, or outside counsel of Borrower or of the Administrative Agent or any Lender or any Affiliate of any Lender; (b) to any auditor, government official, or examiner (including, without limitation, any self-regulatory authority, such as the National Association of Insurance Commissioners); (c) pursuant to any subpoena or other order of any court or administrative agency or otherwise as may be required by applicable law, rule, or regulation; (d) to any other Person if reasonably incidental to the administration of the credit facility provided herein; (e) in connection with any litigation to which such Lender or any of its Affiliates may be a party; (f) to the extent necessary in connection with the exercise of any remedy under this Agreement or any other Loan Paper; (g) subject to provisions substantially similar to those contained in this Section 14.14 to any actual or proposed participant or assignee; (h) to Affiliates of any Lender that are considering entering into a Financial Hedge or providing Cash Management Services,  or (i) to any assignee of or participant in, or prospective assignee of or participant in, any Lender’s Borrowings or its Committed Sum or any part thereof under any credit agreement who, in each case set forth in clauses (a) and (d) through (i), agrees in writing to be bound by the terms of this Section; and provided further, that no confidentiality obligation shall attach to any information which (1) is or becomes publicly known, through no wrongful act on the part of any Person who shall have received such information, (2) is rightfully received by such Person from a third party, (3) is independently developed by such Person, or (4) is explicitly approved for release by Borrower.

14.15Entirety. THIS AGREEMENT AND THE OTHER WRITTEN LOAN PAPERS (EACH AS AMENDED IN WRITING FROM TIME TO TIME) EXECUTED BY ANY COMPANY, ANY LENDER, OR ADMINISTRATIVE AGENT REPRESENT THE FINAL AGREEMENT AMONG THE COMPANIES, LENDERS, AND ADMINISTRATIVE AGENT AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS AMONG THE PARTIES.

14.16Government Regulations; USA Patriot Act.

(a)Borrower shall (i) ensure that no Person who owns a controlling interest in or otherwise controls Borrower is or shall be listed on the Specially Designated Nationals and Blocked Person List or other similar lists maintained by the Office of Foreign Assets Control (“OFAC”), the Department of the Treasury or included in any Executive Orders of the President of the United States of America (“Executive Orders”), that prohibits or limits Lenders from making any advance or extension of credit to Borrower or from otherwise conducting business with Borrower, and (ii) ensure that the proceeds of the Borrowings shall not be used to violate any of the foreign asset control regulations of OFAC or any enabling statute or Executive Order relating thereto.  Further, Borrower shall comply, and cause its Subsidiaries to comply, with all applicable Bank Secrecy Act (“BSA”) laws and regulations, as amended.

(b)Each of Administrative Agent and each Lender hereby notifies Borrower that, pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies Borrower, which information includes the name and address of Borrower and its Subsidiaries and other information that will allow Administrative Agent and such Lender to identify Borrower and its Subsidiaries in accordance with the USA Patriot Act.

14.17No Advisory or Fiduciary Responsibility.  In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Paper), Borrower acknowledges and agrees that: (i) (A) the arranging and other services regarding this Agreement provided by Lenders are arm’s-length commercial transactions between Borrower and its Affiliates, on the one hand, and Lenders, on the other hand, (B) Borrower has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (C) Borrower is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Papers; (ii) (A) each Lender is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Borrower or any of its Affiliates, or any other Person and (B) no Lender has any obligation to Borrower or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Papers; and (iii) each Lender and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Borrower and its Affiliates, and no Lender has any obligation to disclose any of such interests to Borrower or its Affiliates.  To the fullest extent permitted by law, Borrower hereby waives and releases any claims that it may have against any Lender with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby

14.18 California.  If any action or proceeding is filed in a court of the State of California by or against any party hereto or to any other Loan Papers in connection with any of the transactions contemplated by this Agreement or any other Loan Papers, (a) the court shall, and is hereby directed to, make a general reference pursuant to California Code of Civil Procedure Section 638 to a referee (who shall be a single active or retired judge) to hear and determine all of the issues in such action or proceeding (whether of fact or of law) and to report a statement of decision, provided that at the option of any party to such proceeding, any such issues pertaining to a “provisional remedy” as defined in California Code of Civil Procedure Section 1281.8 shall be heard and determined by the court, and (b) subject to Section 8.7, the Borrower shall be solely responsible to pay all reasonable fees and out-of-pocket expenses of any referee appointed in such action or proceeding.

14.19Acknowledgement and Consent to Bail-In of Affected Financial Institutions.  Notwithstanding anything to the contrary in any Loan Paper or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Paper, to the extent such liability is unsecured, may be subject to the Write-Down and Conversion Powers of the applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:

(a)the application of any Write-Down and Conversion Powers by the applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any Lender that is an Affected Financial Institution; and

(b)the effects of any Bail-In Action on any such liability, including, if applicable:

(i)a reduction in full or in part or cancellation of any such liability;

(ii)a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent undertaking, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Paper; or

(iii)the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of the applicable Resolution Authority.

14.20Certain ERISA Matters.

(a)Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any Guarantor, that at least one of the following is and will be true:

(i)such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the loans, LCs or the commitments hereunder,

(ii)the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the loans, LCs or the commitments hereunder, and this Agreement,

(iii)(A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the loans, LCs or the commitments hereunder, and this Agreement, (C) the entrance into, participation in, administration of and performance of the loans, LCs or the commitments hereunder, and this Agreement, satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the loans, LCs or the commitments hereunder, and this Agreement, or

(iv)such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless either (I) sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or (II) a Lender has provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and the Arrangers and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any Guarantor, that:

(v)none of the Administrative Agent or any Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the loans, LCs or the commitments hereunder and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Paper or any documents related hereto or thereto),

(vi)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the loans, LCs or the commitments hereunder, and this Agreement, is independent (within the meaning of 29 CFR § 2510.3-21) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(vii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the loans, LCs or the commitments hereunder, and this Agreement, is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the Obligations),

(viii)the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the loans, LCs or the commitments hereunder, and this Agreement, is a fiduciary under ERISA or the Code, or both, with respect to the loans, LCs or the commitments hereunder, and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(ix)no fee or other compensation is being paid directly to the Administrative Agent or any Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the loans, LCs or the commitments hereunder, or this Agreement.

The Administrative Agent and the Arrangers hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the loans, LCs or the commitments hereunder, and this Agreement, (ii) may recognize a gain if it extended the loans, LCs or the commitments hereunder for an amount less than the amount being paid for an interest in the loans, LCs or the commitments hereunder by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Papers or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

14.21Acknowledgement Regarding Any Supported QFCs.    To the extent that the Loan Papers provide support, through a guarantee or otherwise, for Financial Hedge or any other agreement or instrument that is a QFC (such support, “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Papers and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

(i)In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Papers that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Papers were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

(ii)As used in this Section 14.21, the following terms have the following meanings:

“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.

“Covered Entity” means any of the following:

(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

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IN WITNESS WHEREOF, each of the parties hereto has caused a counterpart of this Agreement to be duly executed and delivered as of the date first above written.

MONRO, INC.,

as Borrower

By:__________________________________

Name:Brian J. D’Ambrosia

Title:Executive Vice President -
Finance, Chief Financial Officer,
and Treasurer

[Monro – Amended and Restated Credit Agreement – Signature Page]

CITIZENS BANK, N.A.,

as Administrative Agent and a Lender

By:

Name:Michael K. Makaitis

Title: Senior Vice President

[Monro – Amended and Restated Credit Agreement – Signature Page]

BANK OF AMERICA, N.A.,

as Co-Syndication Agent and a Lender

By:

Name:

Title:

[Monro – Amended and Restated Credit Agreement – Signature Page]

JPMORGAN CHASE BANK, N.A.,

as Co-Syndication Agent and a Lender

By:

Name:

Title:

[Monro – Amended and Restated Credit Agreement – Signature Page]

KEYBANK NATIONAL ASSOCIATION,

as Co-Syndication Agent and a Lender

By:

Name:

Title:

[Monro – Amended and Restated Credit Agreement – Signature Page]

TRUIST BANK~~BRANCH BANKING & TRUST COMPANY~~,

as Co-Documentation Agent and a Lender

By:

Name:

Title:

[Monro – Amended and Restated Credit Agreement – Signature Page]

TD BANK, N.A.,

as Co-Documentation Agent and a Lender

By:

Name:

Title:

[Monro – Amended and Restated Credit Agreement – Signature Page]

WELLS FARGO BANK, N.A.,

as Co-Documentation Agent and a Lender

By:

Name:

Title:

[Monro – Amended and Restated Credit Agreement – Signature Page]

CITIBANK N.A.,

As a Lender

By:

Name:

Title:

[Monro – Amended and Restated Credit Agreement – Signature Page]

~~FIRST NIAGARA BANK, N.A.,~~

~~as a Lender~~

~~By:~~

~~Name:~~

~~Title:~~